Exhibit 4 (ix)

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                             PARTICIPATION AGREEMENT

                         Dated as of September 26, 2001

                                      among

         TOYS "R" US, INC., as the Construction Agent and as the Lessee,

                      FIRST UNION DEVELOPMENT CORPORATION,
                       as the Borrower and as the Lessor,

      THE VARIOUS FINANCIAL INSTITUTIONS AND OTHER INSTITUTIONAL INVESTORS
                  WHICH ARE PARTIES HERETO FROM TIME TO TIME,
                        as the Tranche A Note Purchasers,

       THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES
               HERETO FROM TIME TO TIME, as the Tranche B Lenders,

       THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES
         HERETO FROM TIME TO TIME, as the Cash Collateral Lenders,

                                      and

                           FIRST UNION NATIONAL BANK,
                 as the Agent for the Primary Financing Parties
                     and, respecting the Security Documents,
                      as the Agent for the Secured Parties

                                       and

                           FIRST UNION NATIONAL BANK,
                               as the Escrow Agent

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

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  THE FINANCING......................................................1

SECTION 2.  [RESERVED].........................................................2

SECTION 3.  SUMMARY OF TRANSACTIONS............................................2
      3.1.   Operative Agreements..............................................2
      3.2.   Property Purchase.................................................2
      3.3.   Construction of Improvements; Commencement of Basic Rent..........2

SECTION 4.  THE CLOSING........................................................3
      4.1.   Closing Date......................................................3
      4.2.   Closing Date; Acquisition Advance; Construction Advances..........3

SECTION 5.  FUNDING OF ADVANCES; CONDITIONS PRECEDENT; REPORTING REQUIREMENTS
              ON COMPLETION DATE; THE LESSEE'S DELIVERY OF NOTICES;
              RESTRICTIONS ON LIENS............................................3
      5.1.   General...........................................................3
      5.2.   Procedures for Funding............................................4
      5.3.   Conditions Precedent for the Lessee, the Lessor, the Agent
               and the Primary Financing Parties Relating to the Closing
               Date and the Advance of Funds for the Acquisition of the
               Property........................................................6
      5.4.   Conditions Precedent for the Lessor, the Agent and the
               Tranche B Lenders Relating to the Advance of Funds after
               the Acquisition Advance........................................11
      5.5.   Additional Reporting and Delivery Requirements on
               Completion Date................................................12
      5.6.   The Construction Agent Delivery of Construction
               Budget Modifications...........................................13
      5.7.   Restrictions on Liens............................................14
      5.8.   [Reserved].......................................................14
      5.9.   Extension of Construction Period Termination Date................14
      5.10.  Payments.........................................................14
      5.11.  Cash Collateral Account..........................................14
      5.12.  Escrow Account...................................................15
      5.13.  Partial Funding of Unreimbursed Costs Following an
               Agency Agreement Event of Default..............................17
      5.14.  Rights of Tranche A Note Purchasers Upon Merger
               of the Lessee..................................................17

SECTION 6.  REPRESENTATIONS AND WARRANTIES....................................18
      6.1.   Representations and Warranties of the Borrower...................18
      6.2.   Representations and Warranties of the Lessee.....................20

SECTION 7. PAYMENT OF CERTAIN EXPENSES........................................27
      7.1.   Transaction Expenses.............................................27
      7.2.   No Broker, etc...................................................28
      7.3.   Certain Fees and Expenses........................................28
      7.4.   [Reserved].......................................................29
      7.5.   Administrative Fee...............................................29
      7.6    Payment of Certain Expenses During Construction Period...........29

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SECTION 8.  OTHER COVENANTS AND AGREEMENTS....................................29
      8.1.   Cooperation with the Construction Agent or the Lessee............29
      8.2.   Covenants of the Lessor..........................................30
      8.3.   Lessee Covenants, Consent and Acknowledgment.....................30
      8.3A   Affirmative Covenants............................................36
             8.3A.1   Financial Statements....................................36
             8.3A.2   Certificates; Other Information.........................37
             8.3A.3   Legal Existence.........................................37
             8.3A.4   Taxes...................................................38
             8.3A.5   Observance of Legal Requirements........................38
             8.3A.6   Inspection of Property; Books and Records;
                         Discussions..........................................38
      8.3B   Negative Covenants...............................................38
             8.3B.1   Merger or Consolidation, Etc:...........................38
             8.3B.2   Subsidiary Indebtedness.................................39
             8.3B.3   Liens, Etc..............................................40
             8.3B.4   Change in Nature of Business............................41
             8.3B.5   Use of Proceeds.........................................41
             8.3B.6   Fixed Charge Coverage Ratio.............................41
             8.3B.7   Funded Indebtedness to Capitalization Ratio.............41
      8.4.   Sharing of Certain Payments......................................42
      8.5.   Grant of Easements, etc..........................................42
      8.6.   Appointment of the Agent by the Primary Financing Parties
               and the Lessor.................................................42
      8.7.   Collection and Allocation of Payments and Other Amounts..........47
      8.8.   Release of Properties, etc.......................................50
      8.9.   Limitation of Lessor's Obligations...............................51
      8.10.  No Representations or Warranties as to the Property or
               Operative Agreements...........................................52
      8.11.  Reliance; Advice of Counsel......................................52
      8.12   [Reserved].......................................................53
      8.13.  Subdivision of the Property; Sale of Excess Land.................53
      8.14.  Non Disturbance..................................................54

SECTION 9.  TRANCHE B CREDIT AGREEMENT, CASH COLLATERAL CREDIT
             AGREEMENT AND NOTE PURCHASE AGREEMENT............................55
      9.1.   The Construction Agent's and the Lessee's Tranche B
               Credit Agreement, Cash Collateral Credit Agreement
               and Note Purchase Agreement Rights.............................55

SECTION 10. TRANSFER OF INTEREST..............................................56
      10.1.  Restrictions on Transfer.........................................56
      10.2.  Effect of Transfer...............................................58

SECTION 11. INDEMNIFICATION...................................................58
      11.1.  General Indemnity................................................58
      11.2.  General Tax Indemnity............................................61
      11.3.  Increased Costs, Illegality, etc.................................66
      11.4.  Funding/Contribution Indemnity...................................67
      11.5.  EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE,
               STRICT LIABILITY, ETC..........................................68
      11.6.  Additional Provisions Regarding Environmental
               Indemnification................................................68

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      11.7.  Indemnity Prior to Completion Date...............................69

SECTION 12. MISCELLANEOUS.....................................................69
      12.1.  Survival of Agreements...........................................69
      12.2.  Notices..........................................................70
      12.3.  Counterparts.....................................................71
      12.4.  Terminations, Amendments, Waivers, Etc...........................71
      12.5.  Headings, etc....................................................72
      12.6.  Parties in Interest..............................................72
      12.7.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER
               OF JURY TRIAL; VENUE...........................................72
      12.8.  Severability.....................................................73
      12.9.  Liability Limited................................................73
      12.10. Rights of the Lessee.............................................74
      12.11. Further Assurances...............................................75
      12.12. Calculations under Operative Agreements..........................75
      12.13. Confidentiality..................................................75
      12.14. Financial Reporting/Tax Characterization.........................77
      12.15. Set-off..........................................................77

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

EXHIBITS

A - Form of Requisition - Sections 4.2, 5.2, 5.3 and 5.4

B - [Reserved]

C - Form of Secretary's Certificate - Section 5.3(z)

D - Form of Officer's Certificate - Section 5.3(aa)

E - Form of Secretary's Certificate - Section 5.3(cc)

F - Form of Officer's Certificate - Section 5.3(dd)

G - [Reserved]

H - [Reserved]

I - Form of Officer's Certificate - Section 5.5

J - [Reserved]

K - Description of Material Litigation - Section 6.2(d)

L - State of  Incorporation/Formation  and  Principal  Place of  Business of the
    Lessee - Section 6.2(i)

Appendix A - Rules of Usage and Definitions

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

                             PARTICIPATION AGREEMENT

      THIS PARTICIPATION AGREEMENT, dated as of September 26, 2001 (as amended, modified, extended, supplemented and/or restated from time to time, this
"Agreement") is by and among TOYS "R" US, INC., a Delaware corporation (the "Lessee" or the "Construction Agent"); FIRST UNION DEVELOPMENT CORPORATION, a North Carolina corporation (the "Borrower" or the "Lessor"); the various financial institutions and other institutional investors which are parties hereto from time to time as holders of the Tranche A Notes (subject to the definition of Tranche A Note Purchasers in Appendix A hereto, individually, a "Tranche A Note Purchaser" and collectively, the "Tranche A Note Purchasers"); the various banks and other lending institutions which are parties hereto from time to time as Tranche B Lenders (subject to the definition of Tranche B Lenders in Appendix A hereto, individually, a "Tranche B Lender" and collectively, the "Tranche B Lenders"); the various banks and other lending institutions which are parties hereto from time to time as Cash Collateral Lenders (subject to the definition of Cash Collateral Lenders in Appendix A hereto, individually a "Cash Collateral Lender" and collectively, the "Cash Collateral Lenders") (each Tranche A Note Purchaser, each Tranche B Lender and each Cash Collateral Lender may be referred to individually as a "Primary Financing Party" and collectively as the "Primary Financing Parties"); FIRST UNION NATIONAL BANK, a national banking association, as the agent for the Primary Financing Parties and, respecting the Security Documents, as the agent for the Secured Parties (in such capacity, the "Agent"); and FIRST UNION NATIONAL BANK, a national banking association, as the escrow agent (the "Escrow Agent"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

      In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                            SECTION 1. THE FINANCING.

      Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Primary Financing Parties have agreed to make Tranche B Loans or Cash Collateral Loans to the Lessor or purchase the Tranche A Notes issued by the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Primary Financing Parties' Commitments in order for the Lessor to acquire the Land, and to renovate, develop and construct certain Improvements in accordance with the Agency Agreement and the terms and provisions hereof and for the other purposes described herein. The Tranche B Loans shall be made pursuant to the Tranche B Credit Agreement. The Cash Collateral Loans shall be made pursuant to the Cash Collateral Credit Agreement. The Tranche A Note Purchasers will purchase the Tranche A Notes pursuant to the Note Purchase Agreement. The proceeds received by the Lessor from the sale of the Tranche A Notes (the "Tranche A Proceeds") will be deposited in the Escrow Account and disbursed to the Lessor pursuant to the terms of the Operative Agreements. The obligations of the Lessor under the Tranche A Notes and the Tranche B Notes shall be secured by the Collateral (other than the Cash Collateral). The obligations of the Lessor under the Cash Collateral Notes shall be secured by the Cash Collateral and the Excess Land, if any.

                             SECTION 2. [RESERVED].

                       SECTION 3. SUMMARY OF TRANSACTIONS.

      3.1. Operative Agreements.

      On the Closing Date, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, the Agency Agreement, the Note Purchase Agreement, the Tranche B Credit Agreement, the Cash Collateral Credit Agreement, the Notes, the Security Agreement, each applicable Mortgage Instrument and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

      3.2. Property Purchase.

      On the Closing Date and subject to the terms and conditions of this Agreement (a) the Agent will disburse a portion of the Tranche A Proceeds from the Escrow Account in accordance with Section 5 of this Agreement, (b) the Tranche B Lenders will each make Tranche B Loans in accordance with Section 5 of this Agreement and the terms and provisions of the Tranche B Credit Agreement,
(c) the Cash Collateral Lenders will each make Cash Collateral Loans in accordance with Section 5 of this Agreement and the terms and provisions of the Cash Collateral Credit Agreement, and (d) the Lessor will acquire the Property, pay other Project Costs, as applicable, and grant the Agent Liens on the Property by execution of the required Security Documents.

      3.3. Construction of Improvements; Commencement of Basic Rent.

      Construction Advances will be made with respect to particular Improvements to be repaired, replaced, installed and/or constructed on the Property and with respect to ongoing Work regarding the Equipment and Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Agency Agreement. The Construction Agent will act as a construction agent on behalf of the Lessor respecting the Work regarding the Equipment and Improvements and the expenditures of the Construction Advances related to the foregoing. The Construction Agent shall promptly notify the Lessor upon Completion of the Work regarding the Improvements and the Lessee shall commence to pay Basic Rent as of the Rent Commencement Date.


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

                             SECTION 4. THE CLOSING.

      4.1. Closing Date.

      All documents and instruments required to be delivered on the Closing Date shall be delivered at the offices of Moore & Van Allen PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

      4.2. Closing   Date;   Acquisition  Advance;   Construction  Advances.

      The Construction Agent shall deliver to the Agent a requisition (a "Requisition"), in the form attached hereto as Exhibit A or in such other form as is satisfactory to the Agent, in its reasonable discretion, in connection with (a) the Transaction Expenses and other fees, expenses and disbursements payable, pursuant to Section 7.1, by the Lessor, (b) the Acquisition Advance pursuant to Section 5.3 and (c) each Construction Advance pursuant to Section 5.4.

         SECTION 5. FUNDING OF ADVANCES; CONDITIONS PRECEDENT; REPORTING
           REQUIREMENTS ON COMPLETION DATE; THE LESSEE'S DELIVERY OF
                        NOTICES; RESTRICTIONS ON LIENS.

      5.1. General.

      To the extent  funds have been  advanced  to the Lessor  pursuant  to this
Section 5, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements for the following purposes (costs expended for the following purposes are herein referred to as the "Project Costs") (i) at the direction of the Construction Agent to acquire the Land in accordance with the terms of this Agreement, the Agency Agreement and the other Operative Agreements, (ii) to make Advances to the Construction Agent to permit the acquisition, testing, engineering, installation, development, construction, modification, design, and renovation, as applicable, of the Property (or components thereof) in accordance with the terms of the Agency Agreement and the other Operative Agreements, (iii) during the Construction Period, to pay interest to the Tranche A Note Purchasers pursuant to the Tranche A Notes, interest to the Tranche B Lenders pursuant to the Tranche B Notes, interest to the Cash Collateral Lenders pursuant to the Cash Collateral Notes, Transaction Expenses, and reasonable fees, expenses and other disbursements payable under Section 7; provided, however, that Tranche A Non-GAAP Interest Expense and any other Non-GAAP Expenses shall be included as an amount to be paid in connection with a Requisition and shall be paid on each Scheduled Interest Payment Date, as applicable, during the period prior to the Rent Commencement Date out of the proceeds of the Tranche B Loans made on such date, and (iv) Supplemental Rent constituting Transaction Expenses payable during the Construction Period.


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

      5.2. Procedures for Funding.

            (a) Except as expressly provided herein, Advances hereunder shall only be made on the Closing Date and on the first day of each calendar month, unless such day is not a Business Day, in which case on the next occurring Business Day after the first day of such month. Not less than
      (i) three (3) Business Days prior to the Closing Date and (ii) three (3) Business Days prior to the date on which any Acquisition Advance or Construction Advance is to be made, the Construction Agent shall deliver to the Agent, with respect to the Closing Date, the Acquisition Advance and each Construction Advance, a Requisition as described in Section 4.2 hereof (including without limitation Tranche A Non-GAAP Interest Expense and any other Non-GAAP Expenses) in a form reasonably acceptable to the Agent.

            (b) Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate of the Available Tranche B Lender Commitments plus the balance of funds in the Escrow Account at such time plus, in the case of the initial Requisition, the Cash Collateral Lender Commitments, and (iii) request that the Agent disburse funds out of the Escrow Account, that the Tranche B Lenders make Tranche B Loans and that the Cash Collateral Lenders make Cash Collateral Loans (in the case of the Acquisition Advance) to the Lessor for the payment of Transaction Expenses, Property Acquisition Costs (in the case of the Acquisition Advance) or other Project Costs (in the case of a Construction Advance) that have previously been incurred or are to be incurred on the date of such Advance to the extent such were not subject to a prior Requisition, in each case as specified in the Requisition.

            (c) Subject to the satisfaction of the conditions precedent set forth in Section 5.3 or 5.4, as applicable, (i) on the Closing Date, the Tranche A Note Purchasers shall purchase the Tranche A Notes, the proceeds from which shall be deposited in the Escrow Account, based on their respective Tranche A Commitments, (ii) on the Closing Date, the Cash
      Collateral Lenders shall make Cash Collateral Loans based on their respective Cash Collateral Commitments, (iii) on the Closing Date and the date on which each Construction Advance is to be made, as applicable, the Tranche B Lenders shall make Tranche B Loans based on their respective Tranche B Commitments to the Lessor in an aggregate amount, together with the Tranche A Proceeds disbursed by the Agent and, in the case of the Closing Date, with the Cash Collateral Loans made by the Cash Collateral Lenders toward any Requisition, equal to the amount of the Requested Funds specified in such Requisition (up to an aggregate principal amount equal to the aggregate of the Available Tranche B Lender Commitments), and (iv) the total amount of Tranche A Proceeds disbursed by the Agent, Cash Collateral Loans made by the Cash Collateral Lenders and Tranche B Loans made by the Tranche B Lenders on such date shall (x) be used by the Lessor to pay Project Costs including Transaction Expenses or (y) be advanced by the Lessor on the date of such Advance to the Construction Agent or the Lessee to pay Project Costs, as applicable. Except as provided in the following sentence with respect to the Closing Date, the Requested Funds shall be funded with Tranche A Proceeds and Tranche B Loans, (I) with the Agent disbursing an amount equal to the product of the Requested Funds (less any Non-GAAP Expenses) set forth in such

      Requisition times seventy-four and eighty-four one hundredths of one percent (74.84%) out of the Escrow Account and (II) with the Tranche B Lenders advancing the sum of (A) an amount equal to the product of the Requested Funds (less any Non-GAAP Expenses) set forth in such Requisition times twenty-five and sixteen one hundredths of one percent (25.16%) plus
      (B) the total amount of Non-GAAP Expenses requested pursuant to such Requisition in the form of Tranche B Loans; provided, however, except as expressly provided in the immediately following proviso, to the extent that the aggregate Available Tranche B Lender Commitments are insufficient to fund any amount as set forth in this Section 5.2(c), such amounts shall be funded out of the Escrow Account; provided, further, in no event shall funds from the Escrow Account be used to fund Non-GAAP Expenses. Notwithstanding the foregoing, in the case of the Requisition requesting an Advance on the Closing Date, the Requested Funds shall be funded first with Cash Collateral Loans from each Cash Collateral Lender in an amount equal to the aggregate Cash Collateral Commitments of the Cash Collateral Lenders, which amount shall be allocated to the cost of the Excess Land, and second with Tranche A Proceeds and Tranche B Loans, (I) with the Agent disbursing an amount equal to the product of the balance of the Requested Funds (less any Non-GAAP Expenses) set forth in such Requisition times seventy-four and eighty-four one hundredths of one percent (74.84%) out of the Escrow Account and (II) with the Tranche B Lenders advancing the sum of (A) an amount equal to the product of the balance of the Requested Funds (less any Non-GAAP Expenses) set forth in such Requisition times twenty-five and sixteen one hundredths of one percent (25.16%) plus (B) the total amount of Non-GAAP Expenses requested pursuant to such Requisition in the form of Tranche B Loans. Notwithstanding that the Operative Agreements state that Advances shall be directed to the Lessor, each Advance shall in fact be directed to the Construction Agent (for the benefit of the Lessor) and applied by the Construction Agent (for the benefit of the Lessor) pursuant to the requirements imposed on the Lessor under the Operative Agreements.

            (d) [Reserved].

            (e) All Operative Agreements which are to be delivered to the Lessor, the Agent or the Primary Financing Parties shall be delivered to the Agent, on behalf of the Lessor, the Agent or the Primary Financing Parties, and such items (except for Notes, Bills of Sale, the Deed and chattel paper originals, with respect to which in each case there shall be only one original) shall be delivered with originals sufficient for the Lessor, the Agent and each Primary Financing Party. The Agent shall then deliver such Operative Agreements to the Lessor and each Primary Financing Party. All other items which are to be delivered to the Lessor, the Agent or the Primary Financing Parties shall be delivered to the Agent, on behalf of the Lessor, the Agent or the Primary Financing Parties, or directly to such party as required by the Operative Agreements. Except as otherwise noted, copies shall be sufficient for any other deliveries to parties other than the Agent required under Section 5.3, 5.4 or 5.5. To the extent any such other items delivered to the Agent are requested in writing from time to time by the Lessor or any Primary Financing Party or are required to be delivered by the Agent pursuant to Section 8.6(g), the Agent shall provide a copy of such item to the party requesting it or to the parties entitled thereto, as applicable.

            (f) The Agent hereby agrees that it will calculate the amount of Tranche A Non-GAAP Interest Expense during each period referenced in
      Section 5.2(a), and will provide prompt written notice of such amount to the Construction Agent, for inclusion in the Requisition for such period referenced in Section 5.2(a).

      5.3. Conditions Precedent for the Lessee, the Lessor, the Agent and the Primary Financing Parties Relating to the Closing Date and the Advance of Funds for the Acquisition of the Property.

      The obligations (i) on the Closing Date of the Lessee, the Lessor, the Agent and the Primary Financing Parties to enter into the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Closing Date and, in the case of the Tranche A Note Purchasers, to purchase the Tranche A Notes (the proceeds from which shall be deposited in the Escrow Account), (ii) on the Closing Date of the Agent to disburse Tranche A Proceeds from the Escrow Account to the Lessor and the Tranche B Lenders to make Tranche B Loans in order to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 7.1(a) of this Agreement and
(iii) on the Closing Date of the Agent to disburse Tranche A Proceeds, the Tranche B Lenders to make Tranche B Loans and the Cash Collateral Lenders to make Cash Collateral Loans for the purpose of providing funds to the Lessor necessary to acquire the Property (the "Acquisition Advance"), in each case (with regard to the foregoing Sections 5.3(i), (ii) and (iii)) are subject to the satisfaction or waiver of the following conditions precedent on or prior to the Closing Date (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent and the Primary Financing Parties, in their reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.3 which are required to be performed by such party):

            (a) the correctness in all material respects of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement;

            (b) the  performance  by the  parties  to this  Agreement  of  their
      respective   agreements  contained  herein  and  in  the  other  Operative
      Agreements to be performed by them on or prior to such date;

            (c) the Agent and the Primary Financing Parties shall have received fully executed counterpart copies of the Requisition, appropriately completed;

            (d) title to the Property shall conform to the representations and warranties set forth in Section 6.2(l) hereof;

            (e) the Construction Agent shall have delivered to the Agent and the Primary Financing Parties a good standing certificate for the Construction Agent in the state where the Property is located, the Deed with respect to the Land and existing Improvements (if any), and a copy of the Bill of Sale with respect to the Equipment (if any), respecting such of the foregoing as are being acquired on such date with the proceeds of the Loans;

            (f) there shall not have occurred and be continuing any Default or Event of Default and no Default or Event of Default will have occurred between the date of delivery of the Requisition and disbursement of the Advance or after giving effect to any such Advance;

            (g) the Construction Agent shall have delivered to the Agent and the Primary Financing Parties separate title insurance commitments for the Tranche A Proceeds and the Tranche B Loans to issue policies respecting the Property, with such endorsements as the Agent and the Primary Financing Parties deem reasonably necessary, in favor of the Lessor and the Agent from a title insurance company reasonably acceptable to the Agent and the Primary Financing Parties, but only with such title exceptions thereto as are set forth as Permitted Encumbrances, as such term is used in the Purchase Agreement, or as are otherwise reasonably acceptable to the Agent and the Primary Financing Parties;

            (h) the Construction Agent shall have delivered to the Agent and the Primary Financing Parties an environmental site assessment respecting the Property prepared by an independent recognized professional reasonably acceptable to the Agent and the Primary Financing Parties and evidencing no pre-existing environmental condition with respect to which there is more than a remote risk of loss to the Lessee;

            (i) the Construction Agent shall have delivered to the Agent and the Primary Financing Parties an ALTA survey (with a flood hazard certification) respecting the Property prepared by (i) an independent recognized professional reasonably acceptable to the Agent and the Primary Financing Parties and (ii) in a manner and including such information as is reasonably required by the Agent and the Primary Financing Parties;

            (j) the Construction Agent shall have caused to be delivered to the Agent and the Primary Financing Parties a legal opinion in such form as is reasonably acceptable to the Agent and the Primary Financing Parties with respect to local law real property issues respecting the state in which the Property is located addressed to the Lessor, the Agent and the Primary Financing Parties, from counsel located in the state where the Property is located, prepared by counsel reasonably acceptable to the Agent and the Primary Financing Parties;

            (k) [Reserved];

            (l) the Construction Agent shall have delivered to the Agent and the Primary Financing Parties invoices for, or other reasonably satisfactory evidence of, the various

      Transaction Expenses and other fees, expenses and disbursements referenced in Section 7 of this Agreement, as appropriate;

            (m) the Construction Agent shall have caused to be delivered to the Agent and the Primary Financing Parties Mortgage Instruments (in such form as is reasonably acceptable to the Agent and the Primary Financing Parties, with revisions as necessary to conform to applicable state law), Lessor Financing Statements and Primary Financing Party Financing Statements respecting the Property, all fully executed and in recordable form;

            (n) with respect to the Acquisition Advance, the sum of the Available Tranche B Lender Commitment plus the Cash Collateral Commitment plus the Tranche A Proceeds in the Escrow Account (after giving effect to the Acquisition Advance) will be sufficient to pay all amounts payable therefrom;

            (o) the Lessee shall have delivered to the Agent with respect to the Property a Lease Supplement and a memorandum (or short form lease) regarding the Lease and such Lease Supplement (such memorandum or short form lease to be in the form attached to the Lease as Exhibit B or in such other form as is acceptable to the Agent, with modifications as necessary to conform to applicable state law, and in form suitable for recording);

            (p) [Reserved];

            (q) the Construction Agent shall have delivered to the Agent a preliminary Construction Budget for the Property;

            (r) the Construction Agent shall have provided evidence to the Agent and the Primary Financing Parties of insurance with respect to the Property as provided in the Lease;

            (s) the Construction Agent shall have caused an Appraisal regarding the Property to be provided to the Agent and the Primary Financing Parties from an appraiser satisfactory to the Agent and the Primary Financing Parties;

            (t) the Construction Agent shall cause (i) Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding the Lessor and the Lessee to be conducted (and copies thereof to be delivered to the Agent and the Primary Financing Parties) in such jurisdictions as determined by the Agent by a nationally recognized search company acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner satisfactory to the Agent;

            (u) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent;

            (v) in the reasonable opinion of the Agent and the Primary Financing Parties and their respective counsel, the transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Primary Financing Parties or the Agent to any adverse regulatory prohibitions, constraints, penalties or fines;

            (w) each of the Operative Agreements to be entered into on such date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, and the Agent and the Primary Financing Parties shall have received a fully executed copy of each of the Operative Agreements;

            (x) [Reserved];

            (y) the Agent and the Primary Financing Parties shall have received an Officer's Certificate, dated as of the Closing Date, of the Lessee in the form attached hereto as Exhibit C or in such other form as is reasonably acceptable to the Agent and the Primary Financing Parties stating that (i) each and every representation and warranty of the Lessee contained in the Operative Agreements to which it is a party is true and correct in all material respects on and as of the Closing Date; (ii) no Lease Default or Lease Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which the Lessee is a party is in full force and effect with respect to it except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' or lessors' rights generally and general principles of equity; and (iv) the Lessee has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Closing Date;

            (z) the Agent and the Primary  Financing Parties shall have received
      (i) a certificate of the Secretary or an Assistant Secretary of the Lessee, dated as of the Closing Date, in the form attached hereto as Exhibit D or in such other form as is reasonably acceptable to the Agent and the Primary Financing Parties attaching and certifying as to (1) the resolutions of the Board of Directors of the Lessee duly authorizing the execution, delivery and performance by the Lessee of each of the Operative Agreements to which it is or will be a party, (2) the articles of incorporation of the Lessee certified as of a recent date by the Secretary of State of its state of incorporation and its by-laws and (3) the incumbency and signature of persons authorized to execute and deliver on behalf of the Lessee the Operative Agreements to which it is or will be a party and (ii) a good standing certificate (or local equivalent) from the respective states where the Lessee is incorporated and where the principal place of business of the Lessee is located as to its good standing in each such state;

            (aa) there shall not have occurred any material adverse change in the consolidated assets, liabilities, operations, business or condition (financial or otherwise) of the Lessee (on a consolidated basis) from that set forth in the most recent audited consolidated financial statements of the Lessee which have been provided to the Agent;

            (bb) the Agent, the Lessee, and the Primary Financing Parties shall have received an Officer's Certificate of the Lessor dated as of the Closing Date in the form attached hereto as Exhibit E or in such other form as is reasonably acceptable to the Agent and the Lessee, stating that
      (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Closing Date, (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it, (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Closing Date and (iv) no Default or Event of Default attributable solely to Lessor has occurred and is continuing under any Operative Agreement;

            (cc) the Agent, the Lessee, and the Primary Financing Parties shall have received (i) a certificate of the Secretary or an Assistant Secretary of the Lessor in the form attached hereto as Exhibit F or in such other form as is reasonably acceptable to the Agent and the Lessee, attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party, (B) its articles of association or other equivalent charter documents and its by-laws, as the case may be, certified as of a recent date by an appropriate officer of the Lessor and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the appropriate governmental authority in the jurisdiction of the Lessor's organization and in New Jersey;

            (dd) counsel for the Lessor acceptable to the Agent shall have issued to the Lessee, the Primary Financing Parties and the Agent its opinion in such form as is reasonably acceptable to the Agent and the Primary Financing Parties and the Lessee;

            (ee) the Construction Agent shall have caused to be delivered to the Agent and the Primary Financing Parties a legal opinion in such form as is reasonably acceptable to the Agent and the Primary Financing Parties, addressed to the Lessor, the Agent and the Primary Financing Parties, from counsel reasonably acceptable to the Agent;

            (ff) the Tranche A Note Purchasers shall have obtained a private placement number for the Tranche A Notes from Standard & Poor's CUSIP Service Bureau;

            (gg) no Casualty and no Condemnation respecting the Property shall have occurred which would permit the buyer under the Purchase Agreement to terminate the Purchase Agreement and no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation with respect to the Property which would permit the buyer under the Purchase Agreement to terminate the Purchase Agreement;

            (hh) Lessee, Lessor and the Tranche A Note Purchasers shall have received a certificate from the Placement Agent, in form and substance satisfactory to them, dated the Closing Date, with respect to offerees of the Tranche A Notes;

            (ii) the Construction Agent shall have deposited good and immediately available funds, in Dollars, into the Cash Collateral Account in a sufficient amount so that after giving effect to the requested Advance the Construction Agent is in compliance with Section 5.11 hereof;

            (jj) each Tranche A Note Purchaser requesting the same in writing shall receive from the Lessee and Lessor a certificate reasonably satisfactory to each of such Tranche A Note Purchaser, the Lessee and the Lessor, dated within ten (10) days of the Closing Date, with respect to conflicts of interest with such Tranche A Note Purchaser;

            (kk) at least three Business Days prior to the Closing Date, each Tranche A Note Purchaser shall have received from the Lessor written instructions directing the manner of the payment of funds and setting forth (i) the name and address of the transferee bank, (ii) such transferee's bank's ABA number, (iii) the account name and number into which the purchase price for the Tranche A Notes is to be deposited, (iv) the name and telephone number of the account representative responsible for verifying receipt of such funds and (v) the Closing Date; and

            (ll) contemporaneously on the Closing Date, the Lessor shall sell to each of the Tranche A Note Purchasers, and such Tranche A Note Purchasers shall purchase, the Tranche A Notes to be purchased by them on the Closing Date as specified in Schedule A to the Note Purchase Agreement.

      5.4. Conditions Precedent for the Lessor, the Agent and the Tranche B Lenders Relating to the Advance of Funds after the Acquisition Advance.

      The obligations of the Agent to make Construction Advances from the Escrow Account, and the Tranche B Lenders to make Tranche B Loans in connection with all requests for Advances for Project Costs subsequent to the acquisition of the Property (and to pay the Transaction Expenses, fees, expenses and other disbursements payable under Section 7 of this Agreement in connection therewith) are subject to the satisfaction or waiver of the following conditions precedent (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.4 which are required to be performed by such party):

            (a) the correctness in all material respects on such date of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and in each certificate delivered pursuant to any Operative Agreement, except to the extent any such representation or warranty relates to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date;

            (b) [Reserved];

            (c) the Agent and the Primary Financing Parties shall have received a fully executed counterpart of the Requisition, appropriately completed;

            (d) based upon the Construction Budget which shall satisfy the requirements of this Agreement, the sum of the Available Tranche B Lender Commitments plus the balance of funds in the Escrow Account will be sufficient to complete the Improvements;

            (e) there shall not have occurred and be continuing any Default or Event of Default and no Default or Event of Default will have occurred as a result of and after giving effect to the Construction Advance requested by the applicable Requisition;

            (f) the title insurance policies delivered in connection with the requirements of Section 5.3(g) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the applicable Construction Budget referred to in subparagraph (d) above (divided between such policy in favor of the Tranche A Note Purchasers and the other policy in favor of the Tranche B Lenders based on the percentages for Advances as set forth in Section
      5.2(c)) and there shall be no title change or exception reasonably objectionable to the Agent;

            (g) the Construction Agent shall have delivered to the Agent copies of the Construction Documents;

            (h) [Reserved];

            (i) the Construction Agent shall have delivered, or caused to be delivered, to the Agent, Bills of Sale or other documents reasonably requested by the Agent in order to perfect the interest of the Lessor, in each case with regard to any Equipment or other components of the Property then being acquired with the proceeds of the Loans; and

            (j) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the reasonable satisfaction of the Agent.

      5.5.  Additional Reporting and Delivery Requirements on Completion Date.

      Within ten (10) days after the Completion Date for the Property, the Construction Agent shall deliver to the Agent and the Primary Financing Parties an Officer's Certificate in the form attached hereto as Exhibit I or in such other form as is reasonably acceptable to the Agent specifying the Completion Date for the Property and the aggregate Property Cost for the Property, and that all representations and warranties of the Construction Agent and Lessee in each of the Operative Agreements and each certificate delivered pursuant thereto are true and correct in all material respects as of the Completion Date. The Agent shall have the right to contest the information contained in such Officer's Certificate. Furthermore, on or prior to the Completion Date for the Property, the Construction Agent shall deliver or cause to be delivered to the Agent and the Primary Financing Parties (unless previously delivered to the Agent and the Primary Financing Parties) the following, each of which shall be in form and substance acceptable to the Agent, in its reasonable discretion: (v) a title insurance endorsement regarding the title insurance policy delivered in connection with the requirements of Section 5.3(g), but only to the extent such endorsement is necessary to provide for insurance in an amount at least equal to the maximum total Property Cost (divided between such policy in favor of the Tranche A Note Purchasers and the other policy in favor of the Tranche B Lenders based on the percentages for Advances as set forth in Section 5.2(c)) and, if endorsed, the endorsement shall not include a title change or exception reasonably objectionable to the Agent; (w) an as-built survey for the Property,
(x) insurance certificates respecting such Property as required hereunder and under the Lease and (y) if reasonably requested by the Agent, amendments to the Lessor Financing Statements executed by the appropriate parties. In addition, on the Completion Date, the Construction Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts required to be paid in connection with the related Mortgage Instruments shall have been paid in an amount required by applicable law, subject, however, to the obligation that such costs be funded from Tranche A Proceeds or Tranche B Loans to the extent required pursuant to Section 7.1.

      5.6.  The Construction Agent Delivery of Construction Budget
            Modifications.

            (a) The Construction Agent covenants and agrees to deliver to the Agent each month notification of any modification to the Construction Budget regarding the Property if such modification increases the cost to construct the Property over the Construction Budget as of the Closing Date; provided no Construction Budget may be increased unless (a) the title insurance policies referenced in Section 5.3(g) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of Section 5.4(f) of this Agreement and (b) after giving effect to any such amendment, the Construction Budget remains in compliance with the requirements of Section 5.4(d) of this Agreement.

            (b) In the event any such modification to the Construction Budget regarding the Property that is not caused by any acts or failure to act of the Construction Agent increases the cost to construct the Property by such amount as would cause the Available Tranche B Lender Commitments plus the balance of funds remaining in the Escrow Account to be insufficient to complete the Improvements, at the request of the Construction Agent, the Agent shall use all reasonable efforts to find lenders, financial institutions or other institutional investors (including without limitation any existing Tranche B Lenders) willing to fund such additional amounts with the consent of each of the Tranche A Noteholders.

      5.7.  Restrictions on Liens.

      On the Closing Date, the Construction Agent shall cause the Property acquired by the Lessor on such date to be free and clear of all Liens except those referenced in Sections 6.2(r)(i) and 6.2(r)(ii), such other Liens that are expressly set forth as title exceptions on the title commitment or policy issued under Section 5.3(g) with respect to the Property, Liens for Taxes that are not yet due and payable and such other Liens that have been expressly approved or agreed to by the Agent. On the date the Property is either sold to a third party (other than the Lessee or any Affiliate or designee of the Lessee) in accordance with the terms of the Operative Agreements or, pursuant to Section 22.1(a) of the Lease Agreement, retained by the Lessor, the Lessee shall cause the Property to be free and clear of all Liens (other than Lessor Liens, such other Liens that are expressly set forth as title exceptions on the title commitment or policy issued under Section 5.3(g) with respect to the Property, to the extent such title commitment has been approved by the Agent, Liens for Taxes that are not yet due and payable and such other Liens that have been expressly approved or agreed to by the Agent).

      5.8.  [Reserved].

      5.9.  Extension of Construction Period Termination Date.

      The parties hereto agree that, so long as no Agency Agreement Default or Agency Agreement Event of Default shall have occurred and be continuing, the Construction Agent shall have the right upon thirty (30) days written notice to the Agent, the Lessor and the Primary Financing Parties to extend the Construction Period Termination Date from September 26, 2003 to March 26, 2004.

      5.10. Payments.

      All payments of Rent, and other amounts payable to any Financing Party to be made by the Construction Agent or the Lessee under this Agreement or any other Operative Agreements (excluding Excepted Payments which shall be paid directly to the party to whom such payments are owed) shall be made to the Agent at the office designated by the Agent from time to time by written notice as provided herein in Dollars and in immediately available funds, without setoff, deduction, or counterclaim. Subject to the definition of "Interest Period" in Appendix A attached hereto, whenever any payment under this Agreement or any other Operative Agreements shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees payable pursuant to the Operative Agreements, as applicable and as the case may be; provided, that in the case of the Tranche A Notes, such extension of time shall not be included in the computation of interest payable on such next succeeding Business Day.

      5.11. Cash Collateral Account.

            (a) On the Closing Date and pursuant to the Cash Collateral Agreement, the Construction Agent shall pledge to the Agent, for the benefit of the Cash Collateral

      Lenders, as security for the Cash Collateral Obligations, by delivery to the Intermediary or by otherwise depositing into the Cash Collateral Account, Cash Collateral in an amount such that the fair market value of the Cash Collateral in the Cash Collateral Account after such pledge or deposit on such date is equal to or greater than one hundred five percent (105%) of the outstanding aggregate principal amount of Cash Collateral Loans on such date.

            (b) If on any date the fair market value of the Cash Collateral in the Cash Collateral Account shall be less than one hundred five percent (105%) of the outstanding aggregate principal amount of Cash Collateral Loans on such date, then the Construction Agent or the Lessee shall pledge to the Agent, for the benefit of the Cash Collateral Lenders, by delivery to the Intermediary or by otherwise depositing into the Cash Collateral Account, additional Cash Collateral in an amount such that the fair market value of the Cash Collateral in the Cash Collateral Account after such pledge or deposit on such date is equal to or greater than one hundred five percent (105%) of the outstanding aggregate principal amount of Cash Collateral Loans on such date.

            (c) Beginning on the date thirty (30) days after the Closing Date (unless such day is not a Business Day, then on the next occurring Business Day) and on the same calendar day of each month thereafter (unless such day is not a Business Day, then on the next occurring Business Day, or unless there is no such corresponding calendar day in such month, then on the next occurring Business Day in the following month), the Lessee shall furnish to the Agent an Officer's Certificate in the form of Schedule 5.11 setting forth the Lessee's calculation, in reasonable detail, demonstrating compliance by the Lessee with the provisions of this Section 5.11 as of such date.

            (d) The Lessor, the Construction Agent and the Lessee hereby acknowledge and agree that the Cash Collateral Account (and the Cash Collateral on deposit therein from time to time) constitutes additional Collateral to secure any and all Cash Collateral Obligations and the Lessor, the Lessee and the Construction Agent agree to execute and deliver any agreements, financing statements, instruments or other documents reasonably requested by the Agent to perfect the security interest of the Cash Collateral Lenders in the Cash Collateral Account (including without limitation the Cash Collateral Agreement and the Cash Collateral Control Agreement).

            (e) Notwithstanding any provision contained herein or in any other Operative Agreement to the contrary, upon payment in full of the principal of and interest on the Cash Collateral Notes and all other Cash Collateral Obligations then due and owing to the Cash Collateral Lenders, the Agent shall, upon the written request of the Lessee, cause all amounts then on deposit in the Cash Collateral Account to be returned to the Lessee.

      5.12. Escrow Account.

      (a) On the Closing Date, the Borrower shall cause the proceeds from the sale of the Tranche A Notes to be deposited with the Escrow Agent in cash in the Escrow Account, in the name of the Agent, for the benefit of the Borrower, which will be available to pay amounts requested to be paid on the Closing Date and for Construction Advances requested in accordance with Section 4 and Sections 5.3 and 5.4.

      (b) Upon receipt by the Agent of a Requisition from the Construction Agent in accordance with Sections 4.2 and 5.2(a) and (b), and upon satisfaction or express waiver of the conditions set forth in Sections 5.3 or 5.4, as applicable, the Agent shall disburse from the Escrow Account Tranche A Proceeds to the Construction Agent (on the Lessor's behalf) in the manner and in amounts as set forth in Section 5.2(c). In the event the Tranche A Proceeds in the Escrow Account from which such disbursements shall be made are invested in more than one type of Cash Equivalents, the Construction Agent shall provide to the Agent (together with the Requisition) written instructions specifying the Cash Equivalents to be liquidated in order to fund the Advance requested in such Requisition. In the absence of such written instructions, the Agent (in its sole discretion) shall fund such Advance with the proceeds from any funds then on deposit in the Escrow Account. The Lessor and the Construction Agent expressly acknowledge and agree to release and hold the Agent harmless from any Claim arising out of the funding of any Advance pursuant to the immediately preceding sentence.

      (c) From the Closing Date until the Completion Date (so long as no Lease Event of Default shall have occurred and be continuing), the Agent shall invest any Tranche A Proceeds held in the Escrow Account in cash or Cash Equivalents, as the Construction Agent shall direct by furnishing a written notice; provided, if a Lease Event of Default shall have occurred and be continuing or in the absence of written instructions from the Construction Agent, all Tranche A Proceeds then on deposit in the Escrow Account shall be invested in Cash Equivalents of the type described in clause (e) of the definition of "Cash Equivalents". Any interest or income earned on amounts invested in Cash Equivalents pursuant to this Section 5.12 shall be added to the balance of funds in the Escrow Account. The Lessor and the Construction Agent acknowledge and agree that neither the Agent nor the Escrow Agent shall be liable or responsible for the loss or diminishment of all or any portion of the Tranche A Proceeds deposited from time to time in the Escrow Account resulting from any cause, except to the extent such loss or diminishment is attributable to the gross negligence or willful misconduct of the Agent or the failure of the Escrow Agent to use ordinary care in the handling of funds.

      (d) On the Completion Date respecting the Property (provided no Lease Default or Lease Event of Default shall have occurred and be continuing), the Agent shall (i) disburse to the Construction Agent (on behalf of the Lessor) any Tranche A Proceeds remaining in the Escrow Account to be used by the Construction Agent for the construction or purchase of additional tenant improvements and other personal property to be used in connection with the Property as Lessee's corporate headquarters building and related facilities or
(ii) upon the request of the Construction Agent, apply such Tranche A Proceeds remaining in the Escrow Account (and any earnings thereon) on such date in partial payment of the Tranche A Notes then outstanding in accordance with
Section 8.2(a) of the Note Purchase Agreement.

      (e) The Lessor and the Construction Agent hereby acknowledge and agree that the Escrow Account (and the Tranche A Proceeds on deposit therein from time to time) constitutes additional Collateral to secure any and all obligations of the Lessor and the Construction Agent to the Tranche A Note Purchasers, and the Lessor and the Construction Agent agree to execute and deliver any agreements, financing statements, instruments or other documents reasonably requested by the Agent to perfect the security interest of the Tranche A Note Purchasers in the Escrow Account (including without limitation the Assignment of Escrow Account and the Escrow Account Control Agreement).

      (f) The Escrow Agent acknowledges and agrees to the provisions set forth in this Section 5.12 as such provisions relate to the Escrow Account.

      5.13. Partial Funding of Unreimbursed Costs Following an Agency Agreement Event of Default.

      Notwithstanding any provision in any Operative Agreement to the contrary, each Tranche B Lender agrees that, following an Agency Agreement Event of Default and upon the payment by the Construction Agent of all amounts required to be paid by the Construction Agent pursuant to Section 5.4 of the Agency Agreement (if the Construction Agent has not elected to cure such Agency Agreement Event of Default by purchasing the Property pursuant to Section 5.3(c) of the Agency Agreement), such Tranche B Lender will make a Tranche B Loan (up to such Tranche B Lender's Available Tranche B Lender Commitment) to the Construction Agent, on behalf of the Borrower, in an amount equal to 10.1% of the accreted value of any unreimbursed costs actually paid by the Construction Agent in connection with the construction of the Property; provided, however, no Tranche B Lender shall be required to make such a Tranche B Loan unless the Construction Agent shall have submitted to the Agent a Requisition adequately describing the costs for which the Construction Agent is seeking reimbursement, together with evidence reasonably satisfactory to the Agent that such amounts have in fact been paid by the Construction Agent.

      5.14. Rights of Tranche A Note Purchasers Upon Merger of the Lessee.

      Notwithstanding any provision to the contrary in any Operative Agreement (including without limitation Section 8.3B.1), if, as of the Rent Commencement Date under the Lease or any time thereafter, a consolidation or merger, or any conveyance or transfer of all or substantially all of the Property of the Lessee permitted in accordance with Section 8.3B.1(a) has occurred since the Closing Date and the Successor Person is not a corporation or other entity organized under the laws of any state of the United States or the District of Columbia, then any Tranche A Note Purchaser shall have the right, but not the obligation, within sixty (60) days thereafter to require the Lessee to pay to such Tranche A Note Purchaser an amount equal to the principal amount outstanding on the Tranche A Note held by such Tranche A Note Purchaser, together with interest accrued thereon to the date of such payment and all other amounts attributable to such Tranche A Note but without any Make Whole Amount, and, upon receipt of such amount from the Lessee, such Tranche A Note Purchaser shall transfer all of its right, title and interest in and to its Tranche A Note to the Lessee. Following any such transfer, solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Tranche A Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Note Purchase Agreement, the Tranche A Notes or any other Operative Agreement, or have directed the taking of any action provided herein or in the Tranche A Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Tranche A Notes then outstanding, Tranche A Notes directly or indirectly owned by the Lessee or any Affiliate of the Lessee shall be deemed not to be outstanding.

                   SECTION 6. REPRESENTATIONS AND WARRANTIES.

      6.1.  Representations and Warranties of the Borrower.

      The Borrower represents and warrants to each of the other parties hereto that as of the Closing Date and the date of each Advance (except to the extent any such representation or warranty relates to an earlier date):

            (a) It is a corporation duly organized and validly existing and in good standing under the laws of the State of North Carolina, is qualified to do business in New Jersey and in each jurisdiction necessary to permit the Borrower to own and lease the Property and perform its obligations under the Operative Agreements and has the power and authority to enter into and perform its obligations under each of the Operative Agreements to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which the Borrower is or will be a party, and is a multi-purpose, Wholly-Owned Entity of First Union Corporation;

            (b) The  execution,  delivery  and  performance  of  each  Operative
      Agreement to which it is or will be a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations or any other consent or approval that has not previously been obtained, (ii) does or will contravene any Legal Requirement, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) could reasonably be expected to materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party or (iv) does or will require any Governmental Action by any Governmental Authority;

            (c) Each Operative Agreement to which the Borrower is or will be a party have been, or on or before such Closing Date or date of Advance will be, duly executed and delivered by the Borrower, and each Operative Agreement to which the Borrower is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Borrower in accordance with the terms thereof;

            (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

            (e) The Borrower has not assigned or transferred any of its right, title or interest in or under the Lease, the Agency Agreement or its interest in the Property or any portion thereof, except in accordance with the Operative Agreements;

            (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

            (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Advances shall not be applied by the Borrower for any purpose other than the purchase and/or lease of the Property, the acquisition, installation and testing of the Equipment, the repair, replacement, renovation and/or construction of Improvements and the payment of interest, Transaction Expenses and the fees, expenses and other disbursements referenced in the Operative Agreements, in each case which accrue prior to the Rent Commencement Date with respect to the Property;

            (h) Neither the Borrower nor any Person authorized by the Borrower to act on its behalf has offered or sold any interest in the Borrower's Interest or the Notes, or in any similar security relating to the Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent and eighty-five (85) other institutions, and neither the Borrower nor any Person authorized by the Borrower to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Borrower's Interest or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

            (i) The Borrower's principal place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at One First Union Center, 301 South College Street, Charlotte, Mecklenburg County, North Carolina 28288-5604;

            (j) The Borrower is not engaged principally in, and does not have as one (1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U), and no part of the proceeds of the Loans will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T, U, or X;

            (k) The Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act;

            (l) The Property is free and clear of all Lessor Liens attributable to the Lessor;

            (m) [Reserved].

            (n) The Borrower's true legal name as registered in the jurisdiction of its organization is First Union Development Corporation and its Federal Employer Identification Number is 56-1610288. The Borrower does not use, or transact any business under, any trade name other than its legal name; and

            (o) The  Borrower  has filed all tax returns and all other  material reports that are required under applicable Law to be filed by them and has paid all taxes or other charges of any Governmental Authority due pursuant to such returns or other reports, except for any taxes or other charges that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on the books and records of the Borrower.

      6.2.  Representations and Warranties of the Lessee.

      Lessee represents and warrants to each of the other parties hereto that as of the Closing Date and the date of each Advance (except to the extent that any such representation or warranty relates to an earlier date):

            (a) The Lessee and each Subsidiary of Lessee is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business makes such qualification necessary, and has all requisite power and authority to own its properties and to carry on its business as now conducted, except in the case of Subsidiaries where the failure to be so organized, formed or qualified, or to have such power and authority, or to own such properties, or to carry on such business, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

            (b) (i) The Lessee has the power and authority to enter into and perform its obligations under the Operative Agreements to which it is a party or will be a party and has the corporate power and authority to act as the Construction Agent and the Lessee;

                  (ii) The execution and delivery by the Lessee of this Agreement and the other applicable Operative Agreements to which the Lessee is a party as of such date and the performance by the Lessee of its obligations under this Agreement and the other applicable Operative Agreements to which the Lessee is a party are within the corporate powers of the Lessee, have been duly authorized by all necessary corporate action on the part of the Lessee (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (A) violate any Legal Requirement which is binding on the Lessee, (B) contravene or conflict with, or result in a breach of, any provision of the Articles of Incorporation, By-Laws or other organizational documents of the Lessee or of any agreement, indenture, instrument or other document which is binding on the Lessee or (C) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of the Lessee;

            (c) This Agreement and the other applicable Operative Agreements to which the Lessee is a party, executed prior to or as of such date by the Lessee, constitute the legal, valid and binding obligation of the Lessee, enforceable against the Lessee, in accordance with their terms except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' or lessors' rights generally and general principles of equity;

            (d) Except as set forth on EXHIBIT K, there are no actions, suits or proceedings pending or, to Lessee's knowledge, threatened against the Lessee or any of its Subsidiaries in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or, to the knowledge of the Lessee, proposed to be issued by any Governmental Authority against the Lessee to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement or any transaction contemplated thereby) that (i) concern the Property or Lessee's interest therein, (ii) question the validity or enforceability of any Operative Agreement to which the Lessee is a party or the overall transaction described in the Operative Agreements to which the Lessee is a party or
      (iii) have or could reasonably be expected to have a Material Adverse Effect;

            (e) No Governmental Action by any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person pursuant to any Legal Requirement or any contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with (i) the execution, delivery or performance by Lessee of any Operative Agreement to which the Lessee is a party, (ii) the legality, validity, binding effect or enforceability against Lessee of any Operative Agreement to which the Lessee is a party, (iii) the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing by Lessee of the Property or (iv) the Construction Agent's request for any Advance, in each case, except those which have been obtained and are in full force and effect or those which the failure to obtain could not reasonably be expected to have a Material Adverse Effect;

            (f) Upon the execution and delivery of the Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

            (g) [Reserved];

            (h) All information with respect to Lessee or any of its Affiliates heretofore or contemporaneously herewith furnished in writing by Lessee (or any of its Affiliates) to the Agent, the Lessor or any Primary Financing Party for purposes of or in connection with this Agreement and the transactions contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not omit to state any material fact necessary to make such information, taken as a whole, not misleading; provided, that no representation is made with respect to competitor, market, forward - looking or any other information provided to the Lessee by third parties unrelated to the Lessee and attributed to such third party;

            (i) The location of the Construction Agent and the Lessee for purposes of the UCC is Delaware. Prior to the Completion Date, the principal place of business, chief executive office and office of the Construction Agent and the Lessee where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 461 From Road, Paramus, New Jersey 07652. Following the Completion Date, the principal place of business, chief executive office and office of the Construction Agent and the Lessee where such documents, amounts and records will be kept will be located at the address of the Property;

            (j) The representations and warranties of Lessee set forth in any of the Operative Agreements are true and correct. There exists no Lease Default or Lease Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement;

            (k) The Property being financed consists of Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or will be demolished, renovated and/or modified in accordance with the terms of this Agreement;

            (l) The Lessor has good and marketable fee simple title to the Property, subject only to (i) such Liens referenced in Sections 5.3(g), 6.2(r)(i) and 6.2(r)(ii) on the Closing Date and (ii) subject to Section 5.7, Permitted Liens and Lessor Liens after the Closing Date;

            (m) No portion of the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

            (n) [Reserved];

            (o) [Reserved];

            (p) [Reserved];

            (q) [Reserved];

            (r) (i) The Security Documents create, as security for the Obligations (as such term is defined in the Security Agreement), valid and enforceable security interests in, and Liens on, all of the Collateral, in favor of the Agent, for the benefit of the Secured Parties and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued in accordance with
            Section 5.3(g) with respect to the Property; and

                  (ii) The Lease Agreement creates, as security for the obligations of the Lessee under the Lease Agreement, valid and enforceable security interests in, and Liens on, the Property leased thereunder, in favor of the Lessor, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued in accordance with Section 5.3(g) with respect to the Property;

            (s) (i) Neither Lessee nor any Subsidiary of Lessee is engaged principally, or as one of its more important activities, in the business of extending credit for the purposes of buying or carrying Margin Stock (as defined in Regulation U); and

                  (ii) No part of the  proceeds  of any  Advance  will be  used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board including Regulation T, U or X;

            (t) Except as otherwise could not reasonably be expected to have a Material Adverse Effect, to Lessee's knowledge:

                  (i) Except with  respect to those  environmental  matters (the
            "Existing Environmental Matters") disclosed in that certain Final Phase I and Phase II Environmental Site Assessment of Pointview Corporate Park, One Cyanamid

            Drive, Wayne, New Jersey prepared by ATC Associates Inc. dated as of May 24, 2001 (the "Environmental Reports") with respect to the Property delivered to the Lessor and the Primary Financing Parties on or before the Closing Date as such Existing Environmental Matters relate to clause (e) of the definition of "Material Adverse Effect", the Property (including soils, surface waters, groundwaters on, at or under the Property) does not contain and is not otherwise affected by, and to Lessee's knowledge has not previously contained or been affected by, any Hazardous Substance in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability or obligation under applicable Environmental Laws;

                  (ii) Except with respect to the Existing Environmental Matters as such Existing Environmental Matters relate to clause (e) of the definition of "Material Adverse Effect", the Property and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there are no Hazardous Substances at, under or about the Property or such operations which could reasonably be expected to interfere with the continued operation of the Property;

                  (iii) Lessee and all Subsidiaries of Lessee have obtained, are in compliance with, and have made all appropriate filings for issuance or renewal of, all environmental permits with respect to the Property, and all such environmental permits are in full force and effect;

                  (iv) Neither  Lessee nor any  Subsidiary  thereof has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws, in each case, with respect to the Property, nor does Lessee have knowledge or reason to believe that, except with respect to the Existing Environmental Matters as such Existing Environmental Matters relate to clause (e) of the definition of "Material Adverse Effect", any such notice will be received or is being threatened;

                  (v) Except with respect to the Existing  Environmental Matters as such Existing Environmental Matters relate to clause (e) of the definition of "Material Adverse Effect", Hazardous Substances have not been transported or disposed of from the Property in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, applicable Environmental Laws, nor have any Hazardous Substances been generated, treated, stored or disposed of at, on or under the Property in violation of, or in a manner which could reasonably be expected to give rise to liability under, any applicable Environmental Laws;

                  (vi) No judicial proceedings or governmental or administrative action is pending, or threatened, under any applicable Environmental Law with respect to the Property to which Lessee or any Subsidiary thereof has been or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements binding upon or applicable to Lessee or any Subsidiary outstanding under any applicable Environmental Law with respect to the Property;

                  (vii) Except with respect to the Existing Environmental Matters as such Existing Environmental Matters relate to clause (e) of the definition of "Material Adverse Effect", there has been no release, or threat of release, of Hazardous Substances at or from the Property, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under applicable Environmental Laws; and

                  (viii) Neither Lessee nor any Subsidiary of Lessee has, with respect to the Property, (A) failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any applicable permit, license or other approval required under any applicable Environmental Law or (B) become subject to any Environmental Law or (C) become subject to any Environmental Claim;

            (u) The issuance, sale and delivery of the Tranche A Notes and the interests in the Operative Agreements under the circumstances contemplated hereby do not require the registration or qualification of such Tranche A Notes or interests under the Securities Act, any state securities laws, or the Trust Indenture Act of 1939. Neither Lessee nor anyone authorized to act on the Lessee's behalf has, directly or indirectly, solicited any offers to acquire, offered or sold: (i) any interest in the Tranche A Notes, the Property, the Lease or the Operative Agreements in violation of
      Section 5 of the Securities Act or any state securities laws, or (ii) any interest in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned interests. Neither the Lessee nor anyone authorized to act on its behalf was involved in (y) offering or soliciting offers for the Tranche A Notes (or any similar securities) or (z) selling Notes (or any similar securities) to any Person other than the Tranche A Note Purchasers and Tranche B Lenders identified and contacted by the Agent and eighty-five (85) other institutional investors;

            (v) The Property is located in Wayne, New Jersey. The Property and any present use and presently anticipated future use thereof by Lessee and its agents, assignees, employees, invitees, lessees, licensees and tenants comply with all Legal Requirements (including zoning and land use laws (subject to any rezoning, variances and approvals obtained or to be obtained by the Construction Agent or the Lessee) and Environmental Laws) and Insurance Requirements, except for such instances of non-compliance that could not reasonably be expected to have, individually or in the aggregate, a Material

      Adverse Effect. No notices, complaints or orders of violation or non-compliance or liability have been issued to the Lessee or, to the best of its knowledge, threatened by any Person with respect to the Property or the present or intended future use thereof, except for such violations and instances of non-compliance as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and Lessee is not aware of any circumstances which could give rise to the issuance of any such notices, complaints or orders;

            (w) The Property has been acquired in an arms-length transaction and, to the best of Lessee's knowledge (based on the Appraisal, a copy of which has been delivered to the Lessor, the Agent and the Primary Financing Parties), at a price that is not in excess of fair market value;

            (x) The consolidated balance sheet and income statement of the Lessee and its Consolidated Subsidiaries as of February 3, 2001 and May 5, 2001, together with related consolidated statements of operations and retained earnings and of cash flows as of February 3, 2001 and May 5, 2001, fairly present in all material respects the consolidated financial condition of the Lessee and its Consolidated Subsidiaries as at such dates and the consolidated results of the operations of the Lessee and its Consolidated Subsidiaries for the period ended on such dates, all in accordance with GAAP, subject with respect to the May 5, 2001 financial statements, to changes resulting from audit and normal year end audit adjustments;

            (y) Neither the Lessee nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect. Each of the Lessee and its Subsidiaries is complying in all material respects with all statutes, regulations, rules and orders applicable to it of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect;

            (z) Each of the Lessee and its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Lessee or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect;

            (aa) The Lessee is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act or the Investment Company Act of 1940, as amended, nor is the Lessee subject to any statute or regulation which prohibits the incurrence of indebtedness under this Agreement or the other Operative Agreements, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services;

            (bb) There has been no material adverse change in the consolidated assets, liabilities, operations, business or conditions (financial or otherwise) of the Lessee and its Consolidated Subsidiaries taken as a whole from that set forth in the financial statements referenced in
      Section 6.2(x);

            (cc) The execution and delivery of the Operative Agreements will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to
      Section 4975(c)(1)(A)-(D) of the Code. The representation by the Lessee in the first sentence of this Section 6.2(cc) is made in reliance upon and subject to the accuracy of the representations of the Tranche A Note Purchasers in Section 6.2 of the Note Purchase Agreement as to the sources of the funds used to pay the purchase price of the Tranche A Notes to be purchased by them thereunder; and

            (dd) Lessee's true legal name as registered in the jurisdiction of its organization is "Toys "R" Us, Inc.," and its federal employer identification number is 22-3260693. Lessee does not use, or transact any business under, any trade name other than its legal name.

                     SECTION 7. PAYMENT OF CERTAIN EXPENSES.

      7.1.  Transaction Expenses.

            (a) The Lessor agrees on the Closing Date, to pay, or cause to be paid, all Transaction Expenses arising from the Closing Date, including without limitation all reasonable fees, expenses and disbursements of Moore & Van Allen, PLLC, as counsel for the Agent and the Lessor, and Chapman and Cutler, as counsel for the Tranche A Note Purchasers (but excluding the fees, expenses and disbursements of counsel for any individual Tranche A Note Purchaser), the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Closing Date, the reasonable out-of-pocket expenses of the Lessor due and payable on such Closing Date, all fees, taxes and expenses for the recording, registration and filing of documents and all other reasonable fees, expenses and disbursements incurred in connection with such Closing Date; provided, however, the Lessor shall be required to pay such amounts described in this Section 7.1(a) only if (i) such amounts are properly described in a Requisition delivered on or before the Closing Date, and (ii) funds are made available by the Tranche B Lenders and by the Agent (from the Escrow Account) in connection with such Requisition in an amount sufficient to allow such payment. On the Closing Date after delivery and receipt of the Requisition referenced in Section 4.2(a) hereof and satisfaction of the other conditions precedent for such date, the Tranche B Lenders shall make Tranche B Loans, and the Agent shall advance funds from the Escrow Account, to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 7.1(a). The Lessee agrees to timely pay all amounts referred to in this Section 7.1(a) to the extent the Lessor is not required to pay such amounts.

            (b) Assuming no Default or Event of Default shall have occurred and be continuing and only for the period prior to the Rent Commencement Date, the Lessor agrees on the date of any Construction Advance and on the Completion Date to pay, or cause to be paid, all Transaction Expenses including without limitation all reasonable fees, expenses and disbursements of Moore & Van Allen PLLC, as counsel for the Agent and the Lessor, and Chapman and Cutler, as counsel for the Tranche A Note Purchasers (but excluding the fees, expenses and disbursements of counsel for any individual Tranche A Note Purchaser), in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Advance or such Completion Date, all amounts described in Section 7.1(a) of this Agreement which have not been previously paid, the reasonable out-of-pocket expenses of the Lessor, all fees, expenses and disbursements incurred with respect to the various items referenced in Sections 5.3, 5.4 and/or 5.5 (including without limitation any premiums for title insurance policies and charges for any updates to such policies), all fees, expenses and disbursements incurred with respect to obtaining a rating from the National Association of Insurance Commissioners and all other reasonable fees, expenses and disbursements in connection with such Advance or such Completion Date including without limitation all expenses relating to and all fees, taxes and expenses for the recording, registration and filing of documents and during the Commitment Period, all fees, expenses and costs referenced in Sections 7.3(a), 7.3(b), 7.3(d) and 7.5; provided, however, the Lessor shall be required to pay such amounts described in this Section 7.1(b) only if (i) such amounts are properly described in a Requisition delivered on the applicable date and (ii) funds are made available by the Tranche B Lenders and by the Agent (from the Escrow Account), in connection with such Requisition in an amount sufficient to allow such payment. On the date of any Construction Advance or the Completion Date, after delivery of the applicable Requisition and satisfaction or express waiver of the other conditions precedent for such date, the Agent shall advance Tranche A Proceeds from the Escrow Account and the Tranche B Lenders shall make Tranche B Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 7.1(b). The Lessee agrees to timely pay all amounts referred to in this Section 7.1(b) to the extent the Lessor is not required to pay such amounts.

            (c) All fees payable pursuant to the Operative Agreements shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed.

      7.2.  No Broker, etc.

      Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with the Operative Agreements or the transactions contemplated thereby, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act.

      7.3.  Certain Fees and Expenses.

      The Lessee agrees to pay or cause to be paid (a) all reasonable out-of-pocket expenses of the Lessor (including without limitation reasonable counsel fees and expenses) incurred in connection with the transactions contemplated hereby and by the other Operative Agreements (b) all reasonable out-of-pocket costs and expenses incurred by the Lessee, the Agent, the Primary Financing Parties or the Lessor in entering into any Lease Supplement and any future amendments, modifications, supplements, restatements and/or replacements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments, modifications, supplements, restatements and/or replacements are ultimately entered into, or giving or withholding of waivers or consents hereto or thereto, which have been requested by the Lessee, (c) all reasonable out-of-pocket costs and expenses incurred by the Lessee, the Agent, the Primary Financing Parties or the Lessor in connection with any exercise of remedies under any Operative Agreement or any purchase of the Property pursuant to the terms of the Operative Agreements by the Construction Agent, the Lessee or its designee and (d) all reasonable out-of-pocket costs and expenses incurred by the Lessee, the Agent, any Primary Financing Party or the Lessor in connection with any transfer or conveyance of the Property to the Lessee or its designee or any third party pursuant to the terms of the Operative Agreements, whether or not such transfer or conveyance is ultimately accomplished, but in all cases excluding the fees, expenses and disbursements of counsel for any individual Tranche A Note Purchaser or Tranche B Lender or Cash Collateral Lender.

      7.4.  [Reserved].

      7.5.  Administrative Fee.

      The Lessee shall pay or cause to be paid an administrative fee to the Agent (for its individual account) in the amount of $65,000.00 per year (or such other amount as may be agreed upon by the Lessee and the Agent from time to time) which shall be paid on the Closing Date and each annual anniversary thereof and such amount shall be deemed to be earned in full by the Agent as of such Closing Date or annual anniversary thereof, as applicable.

      7.6.  Payment of Certain Expenses During Construction Period.

      During the Construction Period, Lessee shall, in its capacity as Lessee under the Lease and as Construction Agent pursuant to the Agency Agreement, pay the Transaction Expenses and other fees and expenses referenced in Section 7.1, 7.3(a), 7.3(b), 7.3(d) and 7.5 with the proceeds of one or more Advances made in accordance with the provisions of the Operative Agreements and upon satisfaction or express waiver of the conditions applicable to such Advance, and such amounts shall be added to the Property Cost respecting the Property.

                   SECTION 8. OTHER COVENANTS AND AGREEMENTS.

      8.1.  Cooperation with the Construction Agent or the Lessee.

      The Primary Financing Parties, the Lessor and the Agent shall, at the expense of and to the extent reasonably requested by the Construction Agent or the Lessee (but without assuming additional liabilities on account thereof and only to the extent such is acceptable to the Primary Financing Parties, the Lessor and/or the Agent, as applicable, in their reasonable discretion), cooperate with the Construction Agent or the Lessee in connection with the Construction Agent or the Lessee satisfying its covenant obligations contained in the Operative Agreements including without limitation at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto).

      8.2.  Covenants of the Lessor.

      The Lessor hereby agrees that so long as this Agreement is in effect:

            (a) The Lessor will not create or permit to exist at any time, and it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Property;

            (b) [Reserved];

            (c) The Lessor shall not (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official for all or any substantial benefit of the creditors of the Lessor; and the Lessor shall not take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

            (d) The Lessor shall give prompt written notice to the Lessee, the Primary Financing Parties and the Agent if the Lessor's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property are kept, shall cease to be located at One First Union Center, 301 South College Street, Charlotte, Mecklenburg County, North Carolina 28288-5604; and

            (e) The Lessor shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the
      Operative Agreements and/or relating to the Property in each case as directed in writing by the Agent or, in connection with Section 8.5 hereof, the Lessee; provided, however, that notwithstanding the foregoing provisions of this subparagraph (e) the Lessor, the Agent and the Primary Financing Parties each acknowledge, covenant and agree that neither the Lessor nor the Agent shall act or refrain from acting except in accordance with the provisions of the Intercreditor Agreement; provided, further, that each of the Agent, the Primary Financing Parties and the Lessee acknowledges, covenants and agrees that it will not instruct the Lessor to take any action in violation of the terms of any Operative Agreement.

      8.3.  Lessee Covenants, Consent and Acknowledgment.

            (a) The Lessee acknowledges and agrees that the Borrower, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the Property, Equipment and Improvements described therein in favor of the Agent. The Lessee hereby irrevocably consents to the creation, perfection and maintenance of such Liens. The Lessee shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.

            (b) The Lessor hereby instructs the Lessee, and the Lessee hereby acknowledges and agrees, that until such time as the Notes are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof, (ii) all rights of the Lessor under the Lease shall be exercised by the Agent and
      (iii) the Lessee shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to be delivered to the Agent, as Lessor's agent.

            (c) The Lessee shall not consent to any amendment, supplement or other modification of the terms or provisions of any Operative Agreement to which it is a party except in accordance with Section 12.4 of this Agreement.

            (d) The Lessee hereby covenants and agrees that (except for amounts payable as Basic Rent, payments made in connection with the satisfaction or removal of Lessor Liens, certain Transaction Expenses funded by Advances pursuant to the Operative Agreements, principal and interest due and owing under the Notes or the Note Purchase Agreement, the Tranche B Credit Agreement or the Cash Collateral Credit Agreement, any Make-Whole Amount, prepayment premiums and other amounts payable under the Notes, the Note Purchase Agreement, the Tranche B Credit Agreement or the Cash Collateral Credit Agreement that arise solely as a result of an Event of Default attributable to the Borrower, amounts expressly excluded from indemnification pursuant to Sections 11.1, 11.2 and 11.7, amounts due and owing or otherwise payable or incurred as a result of or in connection with any voluntary assignment, transfer or sale of a participation interest by Lessor or any Tranche A Note Purchaser (other than as set forth in Section 5.14 of this Agreement or Section 13.2 of the Note Purchase Agreement), Tranche B Lender or Cash Collateral Lender, legal expenses of any individual Tranche A Note Purchaser, Tranche B Lender or Cash Collateral Lender, costs incurred by any individual Tranche A Note Purchaser, Tranche B Lender or Cash Collateral Lender in determining to participate in the transaction contemplated by the Operative Agreements (including costs and expenses of reviewing the Operative Agreements and/or private placement memorandum), and payment obligations of one Financing Party to another Financing Party other than those set forth in Section
      13.2 of the Note Purchase Agreement) any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, the Lessor, the Escrow Agent, any Primary Financing Party or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee; provided, however, during the period prior to the Completion Date, the Construction Agent may submit a Requisition for such Supplemental Rent obligations and such Supplemental Rent obligations shall be payable by the Construction Agent with the proceeds of one or more Advances made in accordance with the provisions of the Operative Agreements and upon satisfaction or express waiver of the conditions applicable to such Advance, and such amounts shall be added to the Property Cost respecting the Property; provided, further, in the event the Construction Agent shall fail to comply with the requirements set forth in the immediately preceding proviso or shall fail to submit a Requisition for such Supplemental Rent obligations, the Construction Agent shall pay such Supplemental Rent obligation to such Person from its own funds. Without limitation, such Supplemental Rent obligations of the Lessee shall include (except to the extent specifically excluded pursuant to the first sentence of this Section 8.3(d)) any amounts payable by the Lessor pursuant to Section 13.2 of the Note Purchase Agreement, administrative fees, breakage costs, indemnities, other reasonable fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

            (e) The Lessee hereby covenants and agrees to cause an Appraisal or reappraisal (in form and substance reasonably satisfactory to the Agent and from an appraiser selected by the Agent) to be issued respecting the Property as requested by the Agent from time to time (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor and/or any Primary Financing Party and
      (ii) after the occurrence of a Lease Event of Default, the costs and expenses of which shall be deemed to be a Supplemental Rent obligation payable in accordance with the provisions of Section 8.3(d).

            (f) [Reserved].

            (g) At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of the Property or any component thereof, each of the Construction Agent and the Lessee hereby covenants and agrees, at its own cost and expense, to assemble and make the Property or such component, as applicable, available to the Agent (on behalf of the Lessor).

            (h) The Lessee hereby covenants and agrees that Equipment respecting the Property shall at no time constitute in excess of ten percent (10%) of the aggregate Advances respecting the Property funded at such time under the Operative Agreements.

            (i) [Reserved].

            (j) The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent if the Lessee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property are kept, shall cease to be located at the locations set forth in Section 6.2(i) or if it shall change its name.

            (k) [Reserved].

            (l) [Reserved].

            (m) The Lessee hereby covenants and agrees that the rights of the Lessee under this Agreement and the Lease shall not impair or in any way diminish the obligations of the Construction Agent and/or the rights of the Lessor under the Agency Agreement.

            (n) [Reserved].

            (o) Lessee shall promptly notify the Agent and each Primary Financing Party, or cause the Agent and each Primary Financing Party to be promptly notified, upon a Responsible Officer of such Lessee gaining knowledge of the occurrence of any Default or Event of Default which is continuing at such time and describing the same in reasonable detail with a description of the action the Lessee or any Affiliate has taken or proposes to take with respect thereto. In any event, such notice shall be provided to the Agent within five (5) days of when a Responsible Officer of Lessee gains such knowledge.

            (p) [Reserved].

            (q) [Reserved].

            (r) [Reserved].

            (s) Promptly after obtaining any required architectural approvals by any business park or any other applicable entity with oversight responsibility for the applicable Improvements, the Construction Agent shall deliver to the Agent copies of the same.

            (t) Except as otherwise contemplated by the Operative Agreements, the Construction Agent shall not use the proceeds of any Advance for any purpose other than the acquisition or lease of the Property, the acquisition, installation and testing of the Equipment, the repair, replacement, renovation and/or construction of Improvements and the payment of interest, Transaction Expenses and the fees, expenses and other disbursements by the Lessee or the Lessor referenced in any Operative Agreement, and other Project Costs, in each case which accrue prior to the Rent Commencement Date with respect to the Property.

            (u) The Plans and Specifications for the Property will be prepared prior to the commencement of construction in accordance with all applicable Legal Requirements (including without limitation all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect. Upon completion of the Improvements for the Property in accordance with the applicable Plans and Specifications, such Improvements will be within any building restriction lines and will not encroach in any manner onto any adjoining land (except as permitted by express written easements, which have been approved by the Agent).

            (v) The Property shall be improved in all material respects in accordance with the applicable Plans and Specifications in a good and workmanlike manner and shall be operational.

            (w) The Lessee shall deliver (or cause to be delivered) an annual certificate evidencing the insurance required to be maintained by the Lessee under Article XIV of the Lease on the date such certificate is due thereunder.

            (x) The Property shall comply with all Insurance Requirements (unless the failure to comply with such Insurance Requirements will not result in a denial of coverage under any insurance policy required to be maintained hereunder or under any other Operative Agreement) and all standards of Lessee with respect to similar properties owned by Lessee.

            (y) The Property shall comply with all Legal Requirements (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect; provided, that Lessee may contest any such Legal Requirements in accordance with Section 13.1 of the Lease.

            (z) All utility services and facilities necessary for the construction and operation of the Improvements and the installation and operation of the Equipment regarding the Property (including without limitation gas, electrical, water and sewage services and facilities) shall be available at the applicable Land or shall be constructed prior to the Completion Date for the Property.

            (aa) The acquisition,  installation and testing of the Equipment (if any) and construction of the Improvements (if any) shall be performed in a good and workmanlike manner, substantially in accordance with the applicable Plans and Specifications.

            (bb) Except to the extent contemplated in Section 8.13 with respect to the Excess Land, upon recordation of the Mortgage Instruments in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, (x) the Lien created by the Tranche B Mortgage Instruments in the real property described therein shall be a perfected first priority mortgage Lien on the Property in favor of the Agent, for the benefit of the Tranche B Lenders and (y) the Lien created by the Tranche A Mortgage Instruments in the real property described therein shall be a perfected second priority mortgage Lien (subject to the Lien created by the Tranche B Mortgage Instruments) on the Property in favor of the Agent, for the benefit of the Tranche A Note Purchasers. To the extent that the security interests in the portion of the Collateral comprised of personal property can be perfected by filing in the filing offices in the applicable Approved States or elsewhere identified by the Construction Agent or the Lessee, upon filing of the Primary Financing Party Financing Statements in such filing offices, the security interests created by the Security Agreement shall be perfected first priority security interests in such personal property in favor of the Agent, for the ratable benefit of the Secured Parties.

            (cc) Except to the extent contemplated under Section 8.13 respecting the Excess Land, upon recordation of the memorandum of the Lease Agreement (or, a short form lease) in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Lease Agreement in the real property described therein shall be a perfected mortgage Lien (subject only to the Lien of the Mortgage Instruments and, to the extent covering such real property, the Security Agreement) on the Property in favor of the Agent, for the benefit of the Secured Parties. To the extent that the security interests in the portion of the Property comprised of personal property can be perfected by the filing in the filing offices in the applicable Approved State or elsewhere identified by the Construction Agent or the Lessee, upon filing of the Lessor Financing Statements in such filing offices, the security interests created by the Lease Agreement shall be perfected security interests (subject only to the Lien of the Security Agreement and, to the extent covering such personal property, the Mortgage Instruments) in such personal property in favor of the Lessor, which rights pursuant to the Lessor Financing Statements are assigned to the Agent, for the benefit of the Secured Parties.

            (dd) Lessee shall not incur or suffer to exist any Lien on the Property other than the Liens created and/or evidenced by the Security Documents, Permitted Liens and as otherwise permitted under Sections 8.5.

            (ee) Lessee shall deliver a written notice to Agent and the Lessor promptly upon Lessee's receiving notice or actual knowledge of a Responsible Officer of Lessee of the taking by a Governmental Authority of an action which would constitute a Condemnation, receiving notice of a material violation of any Legal Requirement on or at the Property, including any Environmental Law, under which liability may be imposed upon Lessor, Agent, any Primary Financing Party or Lessee, or receiving notice or actual knowledge of modification of the Property (other than routine construction progress, fire, life-safety and similar inspections) required to remove or cure any violation of Lessor under which criminal liability may be imposed upon Agent, any Primary Financing Party or Lessee.

            (ff) Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the Property, the Operative Agreements, the issuance or sale of the Notes, or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering of the aforementioned items, to the registration requirements of Section 5 of the Securities Act or any state securities laws.

            (gg) Not less than two (2) Business Days prior to any prepayment of any Tranche A Note, the Lessee (on behalf of the Lessor) shall deliver to each affected holder of one or more Tranche A Notes a certificate of a Responsible Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

            (hh) Lessee will promptly (but in no event more than ten (10) Business Days after such event or occurrence) provide written notice to the Agent if it shall change its legal name or use, or transact any business under, any trade name other than its legal name.

            (ii) The Lessee agrees that in the event neither S&P nor Moody's provides a rating of the Lessee, the Lessee shall cause one of the Rating Agencies to issue and maintain at all times a "private letter" rating for the Lessee, and to submit to such Rating Agency the materials and information necessary for, and a request for, a new "private letter" rating every six (6) months thereafter. The Lessee further agrees to provide each of the Tranche A Note Purchasers a copy of such "private letter" rating and will permit and allow such Tranche A Note Purchasers to discuss such rating with the Rating Agency.

            (jj) The Construction Agent shall deliver (i) evidence of builder's risk insurance in compliance with the requirements set forth in Section 2.6(f) of the Agency Agreement and (ii) a certificate of the Insurance Consultant on or before the date of the initial Construction Advance respecting the Property and every three (3) year anniversary thereof, certifying as to compliance by the Construction Agent with the requirements of Article XIV of the Lease and otherwise in form and substance reasonably satisfactory to the Agent.

      8.3A. Affirmative Covenants.

      The Lessee agrees that, so long as this Agreement is in effect or any other amount is owing under this Agreement or under any other Operative Agreement to any Financing Party, the Lessee will:

      8.3A.1. Financial Statements.

      Maintain a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Agent and each Primary Financing Party:

            (a) Form 10-K. As soon as available, but in any event within 105 days after the end of each fiscal year of the Lessee, a copy of the annual audited Consolidated financial statements of the Lessee and its Consolidated Subsidiaries prepared in conformity with GAAP and as filed with the SEC in the Lessee's Annual Report on Form 10-K for such fiscal year. Such financial statements shall be certified by Accountants, which certification shall (i) state that the examination by such Accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and (ii) include the opinion of such Accountants that such financial statements have been prepared in accordance with GAAP.

            (b) Form 10-Q. As soon as available, but in any event within 50 days after the end of each quarter (except the last quarter) of each fiscal year of the Lessee, copies of unaudited Consolidated financial statements of the Lessee and its Consolidated Subsidiaries as filed with the SEC in the Lessee's Quarterly Report on Form 10-Q for such quarter.

            (c) Ratings. As soon as available, but in any event within two Business Days after any downgrade or withdrawal by either S&P or Moody's of the Debt Rating of the Lessee, written notice to the Agent thereof, and of the effective date thereof, in each case certified by a Financial Officer of the Lessee.

            (d) Compliance Certificate. The financial statements to be delivered pursuant to paragraphs (a) and (b) above shall be accompanied by a certificate of a Financial Officer of the Lessee (i) certifying that no Lease Default or Lease Event of Default has occurred and was continuing as of the end of the fiscal period covered by such statements, or, if such a Lease Default or Lease Event of Default has occurred and was continuing at the end of such fiscal period, the action the Lessee proposes to take with respect thereto and (ii) setting forth the Funded Indebtedness to Capitalization Ratio as at the end of such fiscal period and the Fixed Charge Coverage Ratio for the period of four fiscal quarters then ended, including computations thereof in reasonable detail.

            (e) Other Information. Such other information regarding the Lessee as any Primary Financing Party may, through the Agent, reasonably and in good faith request in writing.

      8.3A.2 Certificates; Other Information.

      Furnish to the Agent and each Primary Financing Party promptly upon their becoming available, copies of all (i) 10-K, 10-Q, 8-K or other material, regular, periodic or special reports, schedules and other documents which the Lessee or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, (ii) information regarding the Lessee that is necessary to meet the requirements of Rule 144A(d)(4) to enable resales of the Tranche A Notes to be made under Rule 144A, upon request of a Tranche A Note Purchaser, in the event that the Lessee is no longer subject to the periodic reporting requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, and (iii) material news releases and annual reports relating to the Lessee or any of its Subsidiaries.

      8.3A.3 Legal Existence.

      Except as permitted in Section 8.3B.1, maintain, and cause each of its Subsidiaries (other than Subsidiaries that do not constitute a Material Subsidiary Group) so to maintain, its legal existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

      8.3A.4 Taxes.

      Pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes, assessments and governmental charges, license fees and levies which, if unpaid, could reasonably be expected to have a Material Adverse Effect, unless and to the extent only that such Taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Lessee or such Subsidiary and provided that the Lessee shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

      8.3A.5 Observance of Legal Requirements.

      Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all Legal Requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Lessee shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

      8.3A.6 Inspection of Property; Books and Records; Discussions.

      Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Legal Requirements shall be made of all dealings and transactions in relation to its business and activities and, after the occurrence and during the continuance of a Lease Event of Default, permit representatives of the Agent and any Primary Financing Party, upon at least two Business Days' prior written notice, to visit its corporate headquarters, and to discuss the business, operations, prospects, licenses, property and financial condition of the Lessee and its Subsidiaries with the officers thereof.

      8.3B Negative Covenants.

      The Lessee agrees that, so long as this Agreement is in effect or any amount is owing by the Lessee under this Agreement or under any other Operative Agreement to any Financing Party, it will not:

      8.3B.1 Merger or Consolidation, Etc:

            (a) Consolidate with, be acquired by, or merge into or with any Person, or convey or otherwise transfer all or substantially all of its property except that the Lessee may consolidate with or merge with another Person, or convey or transfer all or substantially all of its property to another Person, provided that (A) the Lessee shall have given the Agent prior notice thereof, (B) the Person formed by such consolidation or into which the Lessee is merged, or the Person which acquires by conveyance or transfer all or substantially all of such property, or any Person owning beneficially 100 percent of the

      Voting Stock of such Person (in each case, the "Successor Person") shall expressly assume by an instrument executed and delivered to the Agent, in form satisfactory to the Agent, the obligations of the Lessee and Guarantor under the Operative Agreements, (C) no Lease Default or Lease Event of Default shall exist before or after giving effect thereto, and
      (D) the Agent shall have received such documents, opinions and certificates as the Agent shall have reasonably requested in connection therewith.

            (b) Upon any consolidation or merger, or any conveyance or transfer of all or substantially all of the property of the Lessee in accordance with Section 8.3B.1(a), the Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, and shall be subject to all obligations and liabilities of, the Lessee under this Agreement with the same effect as if such Successor Person had been named as the Lessee herein. In the event of any such conveyance or transfer, the Lessee, as the predecessor Person, may be dissolved, wound up or liquidated at any time thereafter, provided that until such time the Lessee, as such predecessor Person, shall retain all of its obligations and liabilities under this Agreement, except for the obligations of the Lessee under Sections 8.3, 8.3A and 8.3B.

      8.3B.2 Subsidiary Indebtedness.

            (a) Permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness described in clause (a), (b), (c), (e), (f) or (g) of the definition of such term, other than:

                  (i) any such Indebtedness  existing on the date hereof and set forth in Schedule 8.3B.2 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                  (ii) any such Indebtedness to the Lessee or any other Subsidiary of Lessee; and

                  (iii) any such  Indebtedness  of the type  described in clause
            (f) of the definition of such term to the extent the Liens described in such clause (f) secure liabilities of another Subsidiary, which liabilities are permitted under this Section 8.3B.2; and

                  (iv) other such Indebtedness; provided that the sum of (A) the aggregate outstanding principal amount of such Indebtedness and (B) the aggregate outstanding principal amount of the obligations secured by Liens permitted under Section 8.3B.3(i) does not at any time exceed 10% of Consolidated Tangible Net Worth.

            (b) Permit any Subsidiary of Lessee to enter into, assume or be a party to any Guarantee of Indebtedness of the Lessee (other than any Guarantee in connection with the Lessee Credit Agreement) unless such Subsidiary shall also guarantee the obligations of the Lessee hereunder and under the other Operative Agreements.

      8.3B.3 Liens, Etc.

      Create, assume, incur or suffer to exist or permit any Subsidiary to create, assume, incur or suffer to exist, any Lien on any property now owned or hereafter acquired by it, or assign, or permit any Subsidiary to assign, any income or right with respect thereto, other than:

            (a) respecting the Property, Permitted Liens and Lessor Liens and, respecting any other property, Non-prohibited Encumbrances;

            (b) any Lien on any property of the Lessee or any Subsidiary of the Lessee existing on the date hereof and set forth in Schedule 8.3B.3, and any other Lien on any property of the Lessee or any Subsidiary of the Lessee existing on the date hereof that was incurred in the ordinary course of business and does not secure (i) Indebtedness to Persons other than the Lessee or any Subsidiary of the Lessee of the type described in clauses (a), (b) or (g) of the definition of such term or (ii) Guarantees in respect of any such Indebtedness; provided that (i) no such Lien shall apply to any other property of the Lessee or any Subsidiary of the Lessee and (ii) any such Lien shall secure only those obligations which it secures on the date hereof;

            (c) any Lien existing on any property prior to the acquisition thereof by the Lessee or any Subsidiary of the Lessee, and any Lien existing on any property of any Person (other than a Subsidiary of the Lessee) that is merged into or consolidated with the Lessee or a Subsidiary of the Lessee, or that otherwise becomes a Subsidiary of the Lessee, prior to the time such Person is so merged or consolidated or becomes a Subsidiary of the Lessee; provided that (i) such Lien is not created in contemplation of such acquisition, merger or consolidation or such Person becoming a Subsidiary of the Lessee, as the case may be, (ii) such Lien shall not apply to any other property of the Lessee or any Subsidiary of the Lessee and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition, merger or consolidation or the date such Person becomes a Subsidiary of the Lessee, as the case may be;

            (d) Liens on fixed or capital assets acquired, constructed or improved by the Lessee or any Subsidiary of the Lessee securing the purchase price of such fixed or capital assets or Indebtedness (including Capital Lease Obligations) of the Lessee or any Subsidiary of the Lessee incurred and used to finance the acquisition, construction or improvement of such fixed or capital assets; provided that (i) such Liens and the
      Indebtedness secured thereby are incurred prior to or within one year after such acquisition or the completion of such construction or improvement, and (ii) such Liens shall not apply to any other property of the Lessee or any Subsidiary of the Lessee;

            (e) Liens arising in connection with Capital Lease Obligations of Subsidiaries of the Lessee not prohibited under Section 8.3B.2; provided that no such Lien shall extend to or cover any property other than the property subject to such Capital Lease Obligations;

            (f) Liens on property of any Subsidiary of the Lessee securing obligations owing to the Lessee or any other Subsidiary of the Lessee;

            (g) Liens securing any extension, renewal or refunding (or successive extensions, renewals or refundings) in whole or in part of any obligations secured by Liens referred to in the foregoing paragraphs (a) through (f); provided that the principal amount of the obligations secured by any such Lien shall not exceed the principal amount outstanding immediately prior to such extension, renewal or refunding, and that any such Lien shall be limited to the property which, immediately prior to such extension, renewal or refunding, secured such obligations;

            (h) Liens constituting Indebtedness of the type described in Section 8.3B.2(a)(iii); and

            (i) Liens not expressly permitted by clauses (a) through (h) above; provided that the sum of (i) the aggregate outstanding principal amount of the Indebtedness permitted by clause (a)(iv) of Section 8.3B.2 and (ii) the aggregate principal amount of outstanding obligations secured by Liens (which amount, in the case of any sale of accounts receivable, shall be deemed to equal the lesser of the aggregate uncollected balance of the accounts so sold and the maximum claim of the purchaser with respect thereto) permitted by this clause (i) does not at any time exceed 10% of Consolidated Tangible Net Worth.

      8.3B.4 Change in Nature of Business.

      Make, or permit any of its Subsidiaries (other than Subsidiaries that do not constitute a Material Subsidiary Group) to make, any material change in the nature of its business as carried out at the date hereof, other than reasonable extensions thereof.

      8.3B.5 Use of Proceeds.

            (a) Use the proceeds of the Financing other than for the purposes set forth in this Agreement and the other Operative Agreements or (b) use any part of the proceeds of the Financing, directly or indirectly, for a purpose which violates the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended.

      8.3B.6 Fixed Charge Coverage Ratio.

      Permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Lessee, in each case taken as one accounting period, to be less than 1.80 to 1.00.

      8.3B.7 Funded Indebtedness to Capitalization Ratio.

      Permit the Funded Indebtedness to Capitalization Ratio, as of the last day of each fiscal quarter of the Lessee, to be greater than 0.58 to 1.0.

      8.4.  Sharing of Certain Payments.

      Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by the Lessee to the Lessor under the Lease or any of the other Operative Agreements shall be made by the Lessee directly to the Agent as more particularly provided in Section 8.3 hereof. The Lessor, the Agent, the Primary Financing Parties and the Lessee acknowledge the terms of
Section 8.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree that all such payments and amounts are to be allocated as provided in
Section 8.7 of this Agreement.

      8.5.  Grant of Easements, etc.

      The Agent, the Primary Financing Parties and the Lessor hereby agree that, so long as no Event of Default shall have occurred and be continuing, and until such time as the Agent gives instructions to the contrary to the Lessor after the occurrence and continuance of such Event of Default, the Lessor shall, with the prior consent of the Agent not to be unreasonably withheld, from time to time at the request of the Lessee, in connection with the transactions contemplated by the Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights with respect to the Property,
(ii) release existing easements or other rights which are for the benefit of the Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development, construction, testing, demolition or operation of the Property, including without limitation reciprocal easement agreements, construction contracts, operating agreements, development agreements, plats, replats or subdivision documents, and (v) participate and cooperate in the subdivision and sale of the Excess Land in accordance with Section 8.13; provided, that each of the agreements referred to in this Section 8.5 shall be of the type normally executed by the Lessee in the ordinary course of its business and shall be on commercially reasonable terms so as not to diminish the value of the Property in any material respect (except in the case of the sale of the Excess Land) or otherwise have a Material Adverse Effect.

      8.6. Appointment of the Agent by the Primary Financing Parties and the Lessor.

            (a) The Secured Parties and the Cash Collateral Lenders acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Secured Parties and the Cash Collateral Lenders in accordance with the provisions of the Intercreditor Agreement; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section 8.7. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Lessor and each Primary Financing Party (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Lessor and each Primary Financing Party and (subject to Section 8.5) to take such other action under the Operative Agreements on behalf of the Lessor as the Agent shall determine in its reasonable discretion from time to time. The Agent hereby accepts such appointments. Further, the Agent shall be entitled to take such action on behalf of the Lessor as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto.

            (b) Each Primary Financing Party hereby designates and appoints the Agent as the agent of such Primary Financing Party under this Agreement and the other Operative Agreements, and each such Primary Financing Party authorizes the Agent, in such capacity, to execute the Operative Agreements as agent for and on behalf of such Primary Financing Party, to take such action on behalf of such Primary Financing Party under the provisions of this Agreement and the other Operative Agreements and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and other Operative Agreements, together with such other powers as are reasonably incidental thereto. Subject to the terms of the Operative Agreements (including without limitation the Intercreditor Agreement), each of the Primary Financing Parties directs the Agent to exercise such powers, make such decisions and otherwise perform such duties as are delegated to the Agent hereunder or thereunder. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Primary Financing Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Agreement or otherwise exist against the Agent.

            (c) The Agent may execute any of its duties under this Agreement and the other Operative Agreements by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            (d) Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Operative Agreement (except for its or such Person's own gross negligence, willful misconduct or its or such Person's failure to use ordinary care in the handling of funds) or
      (b) responsible in any manner to any of the Primary Financing Parties for any recitals, statements, representations or warranties made by the Borrower or the Lessee or any officer thereof contained in this Agreement or any other Operative Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Operative Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Agreement or for any failure of the Borrower or the Lessee to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Primary Financing Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Agreement, or to inspect the properties, books or records of the Borrower or the Lessee.

            (e) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper
      Person  or  Persons  and upon  advice  and  statements  of  legal  counsel
      (including without limitation counsel to the Borrower or the Lessee), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Agreement unless it shall first receive such advice or concurrence of the Majority Secured Parties, the Majority Tranche A Note Purchasers, the Majority Tranche B Lenders, the Majority Cash Collateral Lenders or all the Primary Financing Parties, as the case may be, as set forth in the Intercreditor Agreement or any other Operative Agreement or it shall first be indemnified to its satisfaction by the Primary Financing Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Operative Agreements in accordance with the Intercreditor Agreement, and any action taken or failure to act pursuant thereto shall be binding upon all the Primary Financing Parties and all future holders of the Notes.

            (f) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder (other than the failure of the Lessee to pay Basic Rent as and when due and the failure of the Lessee to deliver, or cause to be delivered, the certificates described in Section 8.3(w) and Section 8.3(jj)) unless the Agent has received written notice from a Primary Financing Party, the Lessee or the Borrower referring to this Agreement or such other Operative Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Primary Financing Parties and the Lessee. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed in accordance with the terms of the Intercreditor Agreement; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Primary Financing Parties; provided, further, the foregoing shall not limit the rights of the Majority Secured Parties, the Majority Tranche A Note Purchasers, the Majority Tranche B Lenders, the Majority Cash Collateral Lenders or all the Primary Financing Parties, as the case may be, as described in this Agreement or the Intercreditor Agreement.

            (g) Each Primary Financing Party expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including without limitation any review of the affairs of the Borrower or the

      Lessee, shall be deemed to constitute any representation or warranty by the Agent to any Primary Financing Party. Each Primary Financing Party represents to the Agent that it has, independently and without reliance upon the Agent or any other Primary Financing Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Lessee and made its own decision to purchase its Tranche A Notes or make its Tranche B Loans or Cash Collateral Loans hereunder and enter into this Agreement. Each Primary Financing Party also represents that it will, independently and without reliance upon the Agent or any other Primary Financing Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this
      Agreement and the other Operative Agreements, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Lessee. The Agent agrees to provide to the Primary Financing Parties notices, reports and other documents that are customarily provided by the Agent in its capacity as Agent in transactions similar to the transactions contemplated hereby and by the other Operative Agreements. Except for notices, reports and other documents expressly required to be furnished to the Primary Financing Parties by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Primary Financing Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or the Lessee which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            (h) The Primary  Financing  Parties agree to indemnify the Agent, in its capacity as such (to the extent not reimbursed by the Borrower or the Lessee and without limiting any obligation of the Borrower or the Lessee under and in accordance with the terms of the Operative Agreements to do
      so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Notes shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against any of them in any way relating to or arising out of, the Commitments, this Agreement, any of the other Operative Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any of them under or in connection with any of the foregoing; provided, that no Primary Financing Party shall be liable for the payment of any portion of such liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent, or its failure to use ordinary care in the handling of funds. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.

            (i) The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Lessee as though the Agent were not the Agent hereunder and under the other Operative Agreements. With respect to its Tranche B Loans or Cash Collateral Loans made or renewed by it and any Tranche B Note or Cash Collateral Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Operative Agreements as any Tranche B Lender or Cash Collateral Lender and may exercise the same as though it were not the Agent, and the terms "Tranche B Lender", "Tranche B Lenders", "Cash Collateral Lender" and "Cash Collateral Lenders" shall include the Agent in its individual capacity.

            (j) (i) The Agent may  resign  at any time as the Agent  upon  sixty
            (60) days' notice to the Primary Financing Parties, the Borrower and, so long as no Lease Event of Default shall have occurred and be continuing, the Lessee. If the Agent shall resign as the Agent under this Agreement, a successor Agent shall be appointed by the Majority Tranche A Note Purchasers, the Majority Cash Collateral Lenders and the Majority Tranche B Lenders which successor Agent shall be subject to the approval of, so long as no Lease Event of Default shall have occurred and be continuing, the Lessee, such approval not to be unreasonably withheld or delayed. If no successor Agent is appointed prior to the effective date of the resignation of the resigning Agent, the Agent may appoint, after consulting with the Primary Financing Parties and subject to the approval of, so long as no Lease Event of Default shall have occurred and be continuing, the Lessee, such approval not to be unreasonably withheld or delayed, a successor Agent. Any successor Agent, however appointed, shall be a bank or trust company incorporated and doing business within the United States of America and having a combined capital and surplus of at least $200,000,000 and having a Debt Rating equal to or higher than the Debt Rating of the Lessee on the date of such appointment, if there be such an institution willing, able and legally qualified to perform the duties of the Agent hereunder upon reasonable or customary terms. If no successor Agent has accepted appointment as the Agent by the date which is sixty (60) days following a retiring Agent's notice of resignation, the retiring Agent's notice of resignation shall nevertheless thereupon become effective and the Primary Financing Parties shall perform all of the duties of the Agent until such time, if any, as the Majority Tranche A Note Purchasers, the Majority Cash Collateral Lenders and the Majority Tranche B Lenders appoint a successor Agent, as provided for above. If no successor Agent shall have been appointed in accordance with the provisions of this Section 8.3(j)(i) on or before the effective date of such resignation, the Lessee shall pay Rent to such Person or Persons and at such location as the parties hereto shall agree at such time. Upon the effective date of such resignation, only such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's rights, powers and duties in such capacity shall be terminated. After any retiring Agent resigns hereunder as the Agent, the provisions of this Section 8.6, Section
            9.5 of the Tranche B Credit Agreement, Section 9.5 of the Cash Collateral Credit Agreement and Section 15.1 of the Note

            Purchase Agreement shall inure to such retiring Agent's benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

                  (ii)  The  Agent  may be  removed  (x) by any of the  Majority
            Tranche A Note Purchasers, the Majority Cash Collateral Lenders or the Majority Tranche B Lenders in the case of fraud, misappropriation of funds or the commission of illegal acts by the Agent or where the Agent has failed to perform its obligations hereunder or under any other Operative Agreement in any material respect, or (y) any time at the request of any Primary Financing Party, but only with the consent of the Majority Tranche A Note Purchasers, the Majority Cash Collateral Lenders and the Majority Tranche B Lenders and so long as no Lease Event of Default shall have occurred and be continuing, the Lessee. Any such removal shall be effective upon the acceptance of appointment of a successor Agent in accordance with the provisions of paragraph (i) of this Section 8.6(j); provided, however, to the extent the Agent being replaced pursuant to clause (x) of this Section 8.6(j)(ii) is also a Tranche A Note Purchaser, a Cash Collateral Lender or a Tranche B Lender, such Person shall not be permitted to vote in connection with the appointment or approval of a successor Agent pursuant to paragraph
            (i) of this Section 8.6(j).

            (k) Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Agent hereunder or under any other Operative Agreement, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Lessee shall be responsible for preservation of all rights in the Collateral, and the Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Lessee. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

      8.7.  Collection and Allocation of Payments and Other Amounts.

            (a) The Lessee has agreed pursuant to Section 5.10 and otherwise in accordance with the terms of this Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable by the Lessee to any party hereto and (ii) each Person as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 8.7, such amounts received from the Lessee and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Lessor or any of the Primary Financing Parties in connection with the Collateral, the Security Documents or any of the other Operative Agreements. Ratable distributions among the Primary Financing Parties under this Section 8.7 shall be made based on the ratio of the amounts outstanding under the Notes to the aggregate Property Cost. Ratable distributions among the Tranche A Note Purchasers under this Section 8.7 shall be made based on the ratio of the amounts outstanding under an individual Tranche A Note Purchaser's Tranche A Note to the aggregate of all amounts outstanding under all of the Tranche A Note Purchasers' Tranche A Notes. Ratable distributions among the Cash Collateral Lenders under this Section 8.7 shall be made based on the ratio of the amounts outstanding under an individual Cash Collateral Lender's Cash Collateral Note to the aggregate of all amounts outstanding under all of the Cash Collateral Lenders' Cash Collateral Notes. Ratable distributions among the Tranche B Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche B Lender's Commitment for Tranche B Loans to the aggregate of all the Tranche B Lenders' Commitments for Tranche B Loans.

            (b) Payments and other amounts received by the Agent or Lessor from time to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows (subject in all cases to Section 8.7(c)):

                  (i) Any such payment or amount  identified  as or deemed to be
            Basic Rent shall be applied and allocated by the Agent if no Lease Default or Lease Event of Default is in effect, first, ratably to the Primary Financing Parties for application and allocation to the payment of interest on the Notes and thereafter the principal of the Notes which is due and payable on such date; second, to any and all other amounts owing under the Operative Agreements to the Primary Financing Parties; and third, any excess shall be paid to the Lessee or such Person or Persons as the Lessee may designate; provided, that if a Lease Default or Lease Event of Default is in effect, such amounts shall instead be held by the Agent until the earlier of (I) the first date thereafter on which no Lease Default or Lease Event of Default shall be in effect (in which case such amounts shall be applied pursuant to this subparagraph (i)) and (II) the Expiration Date (or, if earlier, the date of any Acceleration), in which case such amounts shall be applied and allocated in the manner contemplated by Section 8.7(b)(iv).

                  (ii) If on any date the Agent or the Lessor shall  receive any amount in respect of any Casualty, Condemnation or Environmental Violation pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease) and such payment is in an amount less than the Termination Value at such time, the Lessor or the Agent, as the case may be, shall be required to pay such amount received in accordance with Section 8.7(b)(iii) hereof; provided, that any excess shall be paid to Lessee or its designee in accordance with Section 15.1 of the Lease.

                  (iii) An amount equal to any payment identified as proceeds of the sale or other disposition (or lease upon the exercise of remedies) of the Property (other than the Excess Land) to a third party or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security Documents or otherwise or the exercise of foreclosure remedies under the Lease, and any payment in respect of excess wear and tear pursuant to
            Section 22.3 of the Lease (whether such payment relates to a period before or after the Construction Period Termination Date), shall be applied and allocated by the Agent first, ratably to the payment of the principal and interest of the Tranche B Loans then outstanding, second, to any and all other amounts owing under the Operative
            Agreements to the Tranche B Lenders under the Tranche B Loans, third, to the extent such amount exceeds the maximum amount to be returned pursuant to the foregoing provisions of this paragraph
            (iii), ratably to the payment of the principal, interest and Make-Whole Amount, if any, on the Tranche A Notes then outstanding, fourth, to any and all other amounts owing under the Operative Agreements to the Tranche A Note Purchasers under the Tranche A Notes, and fifth, to the extent moneys remain after application and allocation pursuant to clauses first through fourth above, to the Lessor for application and allocation to any and all other amounts owing to any Financing Party as the Lessor shall determine.

                  (iv) An amount  equal to (A) any  payment  pursuant to Section
            22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount in respect of the Property, (B) any other amount payable after the occurrence of an Event of Default not covered by Sections 8.7(b)(i) or 8.7(b)(iii) above (including without limitation any amount received in connection with an action for liquidated damages pursuant to Section 17.4 or Section 17.6 of the Lease or a payment of the Maximum Amount or by set off by the Agent), and (C) any amount payable under the Structural Guarantee shall be applied and allocated by the Agent first, ratably, to the payment of the principal, interest and Make-Whole Amount, if any, on the Tranche A Notes then outstanding, second, to any and all other amounts owing under the Operative Agreements to the Tranche A Note Purchasers under the Tranche A Notes, third, to the extent such amount exceeds the maximum amount to be retained pursuant to the foregoing provisions of this paragraph (iv), ratably to the payment of the principal and interest balance of the Tranche B Loans then outstanding, fourth, to the Tranche B Lenders under the Tranche B Loans, and fifth, to the extent moneys remain after application and allocation pursuant to clauses first through fourth above, to the Lessor for application and allocation to any and all other amounts owing to any Financing Party as the Lessor shall determine.

                  (v) An amount equal to any such payment identified as Supplemental Rent payable to the Agent, the Lessor or any Primary Financing Party shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the Primary Financing Parties, the Lessor and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental Rent received after the occurrence and continuance of an Event of Default shall be applied and allocated as set forth in Section 8.7(b)(iv).

                  (vi) Except as set forth in subparagraph  (ii) of this Section
            8.7(b), any payment of Termination Value shall be applied and allocated by the Agent if no Lease Default or Lease Event of Default is in effect, first, ratably to the Primary Financing Parties for application and allocation to the payment of the principal, interest and Make-Whole Amount, if any, on the Notes which is due and payable on such date; second, to any and all other amounts owing under the Operative Agreements to the Financing Parties; third, any excess shall be paid to the Lessee or such Person or Persons as the Lessee may designate; provided, that if a Lease Default or Lease Event of Default is in effect, such amount shall be applied and allocated in the manner contemplated by Section 8.7(b)(iv).

                  (vii) Any Excess Land Payment Amount or payment of Cash Collateral Rent shall be applied and allocated first, ratably to the Cash Collateral Lenders for application and allocation to the payment of the Cash Collateral Loan Balance which is due and payable on such date; and second, any excess shall be paid to the Lessee or such Person or Persons as the Lessee may designate.

                  (viii) The Agent in its reasonable judgment shall identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

            (c) Notwithstanding any provision contained herein or in any other Operative Agreement to the contrary, upon the payment in full of the Notes and all other amounts then due and owing by the Lessor hereunder or under any Operative Agreement and the payment in full of all other amounts then due and owing to the Primary Financing Parties, the Lessor, the Agent and the other Financing Parties pursuant to the Operative Agreements, any moneys remaining with the Agent shall be returned to the Lessee or its designee. Notwithstanding the foregoing, the obligations of the Lessee to pay all amounts due to any Financing Party under the Notes or any other Operative Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Lessee is rescinded or must be otherwise restored by any Financing Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Lessee agrees that it will, subject to Section 11.7 of the Participation Agreement, indemnify each Financing Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by any Financing Party in connection with such rescission or restoration, including without limitation any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      8.8.  Release of Properties, etc.

      If the Lessee shall at any time purchase the Property pursuant to the Lease, or the Construction Agent shall purchase the Property pursuant to the Agency Agreement, or if the Property shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Borrower of its obligation to prepay the Financing and all other amounts owing to the

Primary Financing Parties under the Operative Agreements, the Agent is hereby authorized and directed to release such Property from the Liens created by the Security Documents to the extent of its interest therein. In addition, upon the termination of the Commitments and the payment in full of the Financing and all other amounts owing by the Borrower and the Lessee hereunder or under any other Operative Agreement, the Agent is hereby authorized and directed to release the Property from the Liens created by the Security Documents to the extent of its interest therein. Following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Borrower and the Lessee such documents as the Borrower or the Lessee shall reasonably request to evidence such release.

      8.9.  Limitation of Lessor's Obligations.

            (a) The Lessor shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with the Property or any other part of the Borrower's Interest, or to otherwise take or refrain from taking any action under or in connection with any Operative Agreement to which the Lessor is a party, except as expressly provided by the terms of the Operative Agreements or in written instructions from all the Primary Financing Parties and/or the Majority Secured Parties, as applicable, received pursuant to Section 8.6; and no implied duties or obligations shall be read into the Operative Agreements against the Lessor. The Lessor shall have no duty or obligation to supervise or monitor the performance of the Construction Agent under the Agency Agreement, which for all purposes shall be an independent contractor. The Lessor nevertheless agrees that it will promptly take all action as may be necessary to discharge any Lessor Liens on any part of the Property.

            (b) The Lessor agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Property or any other part of the Borrower's Interest except (a) as required by the terms of the Operative Agreements, (b) in accordance with the powers granted to, or the authority conferred upon, it pursuant to the Operative Agreements or (c) in accordance with the express terms hereof and with written instructions from all the Primary Financing Parties and/or the Majority Secured Parties, as applicable, pursuant to Section 8.6.

            (c) Except in accordance with written instructions furnished pursuant to an applicable provision of the Operative Agreements (expressly cited in such instructions), and without limitation of the generality of
      Section 8.9(a), the Lessor shall not have any duty to (i) file, record or deposit any Operative Agreement or any other document, or to maintain any such filing, recording or deposit or to refile, rerecord or redeposit any such document; (ii) obtain insurance on the Property or effect or maintain any such insurance, other than to receive and forward to each Primary Financing Party and the Agent any notices, policies, certificates or binders furnished to the Lessor pursuant to the Lease; (iii) maintain the Property; (iv) pay or discharge any Tax or any Lien owing with respect to or assessed or levied against any part of the Borrower's Interest, except as provided in the last sentence of Section 8.9(a), other than to forward notice of such Tax or Lien received by the Lessor to each Primary Financing Party and the Agent; (v) confirm, verify, investigate or inquire into the failure to receive any reports or financial statements of Lessee or any other Person; (vi) inspect the Property at any time or ascertain or inquire as to the performance or observance of any of the covenants of Lessee or any other Person under any Operative Agreement with respect to the Property; or (vii) manage, control, use, sell, dispose of or otherwise deal with the Property or any part thereof or any other part of the Borrower's Interest, except as provided in Section 8.9(b).

            (d) The Lessor, in the exercise or administration of its powers pursuant to the Operative Agreements, may, at the expense and, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, with the consent of Lessee (which amounts may be funded prior to the Construction Period Termination Date in accordance with the Operative Agreements) employ agents, attorneys, accountants, and auditors and enter into agreements with any of them and the Lessor shall not be liable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected by it with reasonable care.

      8.10. No Representations or Warranties as to the Property or Operative Agreements.

      THE LESSOR  MAKES (i) NO  REPRESENTATION  OR WARRANTY,  EITHER  EXPRESS OR
IMPLIED, AS TO THE TITLE, VALUE, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND THE LESSOR SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT except that the Lessor hereby represents, warrants and covenants to each Primary Financing Party and the Lessee that it will comply with the last sentence of Section 8.9(a), and
(ii) no representation or warranty as to the validity or enforceability of any Operative Agreement as against any Person other than the Lessor or as to the correctness of any statement made by a Person other than the Lessor contained in any thereof.

      8.11. Reliance; Advice of Counsel.

      The Lessor shall not incur any liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and believed by it in good faith to be signed by the proper party or parties. The Lessor may accept and rely upon a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Lessor may for all purposes of the Operative Agreements rely on an Officer's Certificate of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Lessor for any action taken or omitted to be taken by it reasonably in good faith in reliance thereon. In the administration of the Lessor's duties, the Lessor may execute and perform its powers and duties directly or through agents or attorneys and may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Lessor shall not be liable for anything done, suffered or omitted reasonably in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons and not contrary to the Operative Agreements.

      8.12. [Reserved].

      8.13. Subdivision of the Property; Sale of Excess Land.

            (a) The Construction Agent and the Lessee shall have the right to subdivide the Property into one or more parcels of Land on the following terms and conditions:

                  (i) (A) the  Construction  Agent or the Lessee shall file with the appropriate Governmental Authorities in the Township of Wayne, Passaic County, New Jersey an application for subdivision (in accordance with all applicable Laws) of the Excess Land from the Remaining Property, (B) the Construction Agent or the Lessee shall cause the subdivision plan (in form and substance reasonably satisfactory to the Agent and the Primary Financing Parties, prepared by a professional reasonably satisfactory to the Agent and accurately and completely depicting the Remaining Property and the Excess Land such that legal descriptions of each may be verified) to be delivered to the Agent and the Primary Financing Parties with regard to the Excess Land and the Remaining Property and (C) the Lessee shall deliver an Officer's Certificate to the Agent and the Primary Financing Parties certifying to the following: (I) that such subdivision plan is true and accurate and has been appropriately recorded in the appropriate recording office, (II) that the legal descriptions of the Remaining Property and the Excess Land attached thereto are true and accurate and (III) that the Remaining Property has (or, upon Completion, will have) such easements, utility services and other facilities necessary or appropriate to operate, utilize, maintain and control such Remaining Property in a commercially reasonable manner;

                  (ii) concurrently with the subdivision of the Property in accordance with Section 8.13(a)(i), (A) the Tranche A Note Purchasers shall execute such termination statements, quit-claims, releases of mortgage or other documents or instruments as the Lessee, the Construction Agent, the Lessor, the Agent or the Cash Collateral Lenders shall reasonably request to cause the Excess Land to be released from the Liens of the Tranche A Mortgage Instruments and the Liens of the other Security Documents in favor of the Tranche A Note Purchasers, (B) the Tranche B Lenders shall execute such termination statements, quit-claims, releases of mortgage or other documents or instruments as the Lessee, the Construction Agent, the Lessor, the Agent or the Cash Collateral Lenders shall reasonably request to cause the Excess Land to be released from the Liens of the Tranche B Mortgage Instruments and the Liens of the other Security Documents in favor of the Tranche B Lenders, and (C) the Construction Agent or the Lessee shall have delivered or cause to be delivered to the Agent, the Tranche A Note Purchasers and the Tranche B Lenders a "Certificate as to Approval of Subdivision of Land" issued by the appropriate administrative officer of the Township of Wayne, Passaic County, New Jersey pursuant to N.J.S.A. 40:55D-56; and

                  (iii) concurrently with the subdivision of the Property in accordance with Section 8.13(a)(i), the Lessee shall cause an Appraisal for the Remaining Property to be delivered to the Agent evidencing a Fair Market Sales Value of the Remaining Property of one hundred percent (100%) or more of the Property Cost allocable to such Remaining Property.

            (b) The Construction Agent and the Lessee shall have the right to sell, transfer and convey all or any portion of the Excess Land in accordance with the provisions set forth in Section 21.1 of the Lease.

            (c) Upon the sale, transfer or conveyance of any Excess Land in accordance with Section 8.13(b) and Section 21.1 of the Lease, and upon application of the proceeds from such sale, transfer or conveyance in accordance with Section 21.1(b)(ii) of the Lease, the amount of Cash Collateral required to be maintained in the Cash Collateral Account pursuant to Section 5.11 shall be reduced by the Excess Land Payment Amount so received and applied, and the Agent shall, promptly following the written request of the Lessee or the Construction Agent and so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, cause any excess amounts then on deposit in the Cash Collateral Account to be returned to the Lessee or the Construction Agent.

      8.14. Non Disturbance.

            In the event of a foreclosure under any Security Document (other than the Lease), so long as there shall then exist no Lease Event of
      Default, the Primary Financing Parties agree, for themselves and their respective successors and assigns, that neither the leasehold interest, right of possession nor use and enjoyment of the Property by Lessee under the Lease shall be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and the Lease shall automatically and unconditionally become a direct lease between the Primary Financing Parties or any successor thereto, as lessor as if such Primary Financing Parties or successor were the Lessor originally named in the Lease, and Lessee. If any award, compensation or proceeds of insurance are received by or turned over to Lessor, the Agent or any Primary Financing Party in accordance with the Lease, in respect of any Casualty or Condemnation (collectively, as used in this Section 8.14, "proceeds"), and if a Lease Default or Lease Event of Default shall not have occurred and be continuing, then Lessor, Agent and the Primary Financing Parties shall make available for expenses related to the Restoration of the Property, all such proceeds it receives pursuant to the terms of the Lease.

          SECTION 9. TRANCHE B CREDIT AGREEMENT, CASH COLLATERAL CREDIT
                     AGREEMENT AND NOTE PURCHASE AGREEMENT.

      9.1.  The   Construction   Agent's  and  the  Lessee's  Tranche  B  Credit
            Agreement, Cash Collateral Credit Agreement and Note Purchase Agreement Rights.

      Notwithstanding anything to the contrary contained in the Tranche B Credit Agreement, the Cash Collateral Credit Agreement or the Note Purchase Agreement, the Agent, the Tranche A Note Purchasers, the Tranche B Lenders, the Lessee and the Lessor hereby agree that, prior to the occurrence and continuation of any Lease Default under Sections 17.1(a), (b), (g), (h) or (j) of the Lease or Lease Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

            (a) the right to designate an account to which amounts funded under the Operative Agreements shall be credited pursuant to Section 2.3(a) of the Tranche B Credit Agreement and Section 2.3(a) of the Cash Collateral Credit Agreement;

            (b) the right to terminate or reduce the Tranche B Commitments pursuant to Section 2.5(a) of the Tranche B Credit Agreement;

            (c) the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Tranche B Credit Agreement and Section 2.7 of the Cash Collateral Credit Agreement;

            (d) the right to receive any notice and any certificate, in each case issued pursuant to Section 2.11(a) of the Tranche B Credit Agreement and Section 2.11(a) of the Cash Collateral Credit Agreement;

            (e) [Reserved];

            (f) the right to approve any successor Escrow Agent;

            (g) the right to consent to any assignment by a Tranche B Lender or a Cash Collateral Lender to which the Lessor has the right to consent pursuant to Section 9.8 of the Tranche B Credit Agreement or Section 9.8 of the Cash Collateral Credit Agreement, as applicable;

            (h) the right to make determinations as to whether the Tranche B Loans and Cash Collateral Loans will be Eurodollar Loans or ABR Loans pursuant to Sections 2.1(b), 2.3(a) and 2.8(a) of the Tranche B Credit Agreement and Sections 2.1(b), 2.3 and 2.8(a) of the Cash Collateral Credit Agreement, respectively;

            (i) the right to require Borrower to elect to convert Eurodollar Loans to ABR Loans pursuant to Section 2.7 of the Tranche B Credit Agreement and Section 2.7 of the Cash Collateral Credit Agreement, respectively;

            (j) the right to elect to require any Cash Collateral Lender to transfer or assign its interests, rights and obligations under the Cash Collateral Credit Agreement to a replacement bank or institution, or to require the Borrower to prepay all outstanding Cash Collateral Loans pursuant to Section 2.11 of the Cash Collateral Credit Agreement; and

            (k) the right to elect to require any Tranche B Lender to transfer or assign its interests, rights and obligations under the Tranche B Credit Agreement to a replacement bank or institution, or to require the Borrower to prepay all outstanding Tranche B Loans pursuant to Section 2.11 of the Tranche B Credit Agreement.

                        SECTION 10. TRANSFER OF INTEREST.

      10.1. Restrictions on Transfer.

      (a) Each Tranche B Lender may, at its own cost and expense, participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Sections 9.7 and 9.8 of the Tranche B Credit Agreement; provided, that each Tranche B Lender that participates, assigns or transfers all or a portion of its interest hereunder and under the other Operative Agreements shall deliver to the Agent and the Lessee a copy of each Assignment and Acceptance (as referenced in Section 9.8 of the Tranche B Credit Agreement) for purposes of maintaining the Register under the Tranche B Credit Agreement. Each Cash Collateral Lender may, at its own cost and expense, participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Sections
9.7 and 9.8 of the Cash Collateral Credit Agreement; provided, that each Cash Collateral Lender that participates, assigns or transfers all or a portion of its interest hereunder and under the other Operative Agreements shall deliver to the Agent and the Lessee a copy of each Assignment and Acceptance (as referenced in Section 9.8 of the Cash Collateral Credit Agreement) for purposes of maintaining the Register under the Cash Collateral Credit Agreement. The Lessor may, subject to the rights of the Lessee under the Lease and the other Operative Agreements and to the Lien of the applicable Security Documents, but only with the prior written consent of the Agent and, so long as no Lease Default under Sections 17.1(a), (b), (g), (h), or (j) of the Lease or Lease Event of Default shall have occurred and be continuing, the Lessee (which consent may be withheld by the Agent or the Lessee in such party's sole discretion) at Lessor's sole expense, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to the Property, the Lease and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to the Property or any interest in the Property as provided in the Lease to a special purpose entity owned by any Person with a minimum net worth of at least $200,000,000.00 and a Debt Rating of a Rating Agency of "A" or higher. The provisions of the immediately preceding sentence shall not apply to the obligations of the Lessor to transfer the Property or the Excess Land to the Lessee, its designee or a third party purchaser pursuant to Article XXI or XXII of the Lease upon payment for the Property in accordance with the terms and conditions of the Lease. Except as otherwise expressly permitted under the Operative Agreements (including pursuant to Article XXV of the Lease), the Lessee may not assign any of the Operative Agreements or any of its rights or obligations thereunder or with respect to the Property in whole or in part to any Person without the prior written consent of the Agent, each Primary Financing Party and the Lessor. Each Tranche A Note Purchaser may, at its own expense, participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements only in accordance with the provisions of the Note Purchase Agreement.

      (b) Notwithstanding anything to the contrary in Section 10.1(a), no consent shall be required from the Agent, the Lessee or any Primary Financing Party (but Lessor shall provide one hundred eighty (180) days (or such shorter period as required by the Legal Requirement giving rise to the assignment, conveyance, appointment or transfer contemplated by this Section 10.1(b)) written notice to the Agent and the Lessee) in connection with any assignment, conveyance, appointment or transfer by the Lessor required by any Legal Requirement of all or any of its right, title or interest in or to the Property, the Lease and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to the Property or any interest in the Property as provided in the Lease to a special purpose entity or any Person with a minimum net worth of at least $200,000,000.00 and a Debt Rating of a Rating Agency of "A" or higher; provided, in such case, so long as no Lease Default under Sections 17.1(a), (b), (g), (h) or (j) of the Lease or Lease Event of Default shall have occurred and be continuing, Lessee shall have the right to require the Lessor (unless such transfer or conveyance has already occurred, in which case the Lessee shall have the right to require such transferee) to transfer its interest to another Person with a minimum net worth of at least $200,000,000.00 and a Debt Rating of a Rating Agency of "A" or higher (or to a special purpose entity owned by such a Person) selected by the Lessee, in its reasonable discretion; provided, further, Lessee shall be responsible for any cost or expense incurred by the Lessor in connection with any assignment, conveyance, appointment or transfer by the Lessor pursuant to this Section 10.1(b).

      (c) In the event that any change in GAAP occurs that adversely affects the financial accounting reporting of the Lessor, as such reporting relates to the transactions contemplated by the Operative Agreements, Lessor shall provide written notice of such change to Lessee (a "Change in GAAP Notice"), which notice shall specify the effective date of such change in GAAP and shall contain details as to the types and amounts of any loss, claim and/or increased costs incurred or to be incurred by Lessor as a result of such change in GAAP, and (subject to Section 11.7) Lessee agrees to indemnify Lessor for any loss, claim or increased costs incurred by Lessor as a result of the change in GAAP from and after the date of Lessee's receipt of such Change in GAAP Notice. After receipt of any such Change in GAAP Notice, Lessee shall have the right (i) to require the Lessor to transfer its interest to another Person with a minimum net worth of at least $200,000,000.00 and a Debt Rating of a Rating Agency of "A" or higher (or to a special purpose entity owned by such a Person) selected by Lessee, in its reasonable discretion; or (ii) give irrevocable written notice of its election to exercise the Purchase Option pursuant to Section 20.1 of the Lease on the first Payment Date occurring at least sixty (60) days after Lessee's receipt of such Change in GAAP Notice.

      (d) Upon the occurrence and during the continuance of an Event of Default by the Lessor, Lessee shall have the right to require the Lessor to transfer its interest in the Property and


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

the Operative Agreements to a Person with a minimum net worth of at least $200,000,000.00 and a Debt Rating of a Rating Agency of "A" or higher (or to a special purpose entity owned by such a Person) selected by the Lessee, in its reasonable discretion.

      10.2. Effect of Transfer.

      From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Lessor or a Primary Financing Party as above provided, any such transferee shall assume the obligations of the Lessor or the Primary Financing Party, as the case may be, and shall be deemed the "Lessor" or a "Primary Financing Party", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this
Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document.

                          SECTION 11. INDEMNIFICATION.

      11.1. General Indemnity.

      Subject to the limitations set forth in Section 11.7 hereof, whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims which may be imposed on, incurred by or asserted against an
Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person, as determined by a court of competent jurisdiction) in any way relating to or arising or alleged to arise out of the negotiation, execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to the Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, non-delivery, leasing, subleasing, possession, use, occupancy, operation, maintenance, repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any disposition of the Property or any part thereof, including without limitation the acquisition, holding or disposition of any interest in the Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in the Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) a violation of, or penalties arising from any violation of, Environmental Laws, Environmental Claims or other loss of or damage to any


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

property or the environment, relating to the Property, the Lease, the Agency Agreement or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; (g) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort; (h) any claim for patent, trademark or copyright infringement; and (i) any fees, expenses and/or other assessments by any business park or any other applicable entity with oversight responsibility for the Property.

      If a written demand is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding) for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period unless the Indemnified Person shall be required by such law or regulation to take action prior to the end of such seven (7) day period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes the Indemnity Provider from contesting all or any part of such Claim, but only for the portion of the Claim that the Indemnity Provider is precluded from contesting.

      If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the reasonable expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however, that (A) if such Claim, in the Indemnity Provider's reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may request in writing that the Indemnity Provider conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld or delayed; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a potential conflict of interest between such Indemnified Person and the Indemnity Provider)) by, in the sole discretion of the Person conducting and controlling the response to such Claim (1) resisting payment


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

thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

      The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section
11.1 by way of indemnification or advance for the payment of an amount regarding such Claim, except reasonable expenses therefrom incurred by such Indemnified Person in connection with the response to such Claim.

      Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action and the Indemnity Provider shall not be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (C) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person) prior to the date such payment is due, (D) in the case of an appeal of an adverse determination of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnity Provider and reasonably satisfactory to the Indemnified Person stating that the position asserted in such appeal will more likely than not prevail and (E) no Event of Default by the Indemnity Provider shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely to the position taken by the Indemnity Provider by a court of competent jurisdiction pursuant to the contest provisions of this
Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnity Provider and


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

reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest. In no event shall the Indemnity Provider be permitted to adjust or settle any Claim without the consent of the Indemnified Person to the extent any such adjustment or settlement involves, or is reasonably likely to involve, any performance by or adverse admission by or with respect to the Indemnified Person.

      11.2. General Tax Indemnity.

            (a) Subject to the limitations set forth in Section 11.7 hereof, the Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

            (b) Notwithstanding anything to the contrary in Section 11.2(a) hereof, the following shall be excluded from the indemnity required by
      Section 11.2(a):

                  (i) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, ad valorem, transfer or property taxes) that are imposed on a Indemnified Person (other than the Lessor) by the United States federal government that are based on or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (ii) Taxes  (other  than Taxes that are,  or are in the nature of, sales, use, rental, value added, ad valorem, transfer or property taxes) that are imposed on any Indemnified Person (other than the Lessor) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided that such Taxes shall not be excluded under this subparagraph (ii) to the extent such Taxes would have been imposed had the location, possession or use of the Property in, the location or the operation of the Lessee in, or the Lessee's making payments under the Operative Agreements from, the jurisdiction imposing such Taxes been the sole connection between such Indemnified Person and the jurisdiction imposing such Taxes; provided, further, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                  (iii) any Tax to the extent it  relates  to any act,  event or omission that occurs after the termination of the Lease and redelivery or sale of the Property in accordance with the terms of the Lease (but not any Tax that relates to such


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

            termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale); and

                  (iv) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction (as opposed to gross negligence or willful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person.

Notwithstanding the foregoing, the exclusions from the definition of "Impositions" set forth in clauses (i), (ii) and (iii) shall not apply (but the other exclusions shall apply) to any Taxes or increase in Taxes imposed on an Indemnified Person net of any decrease in Taxes realized by such Indemnified Person, to the extent that such tax increase or decrease would not have occurred if on each date of an Advance the Primary Financing Parties has advanced funds to the Lessee in the form of a loan secured by the Property in an amount equal to the Acquisition and Construction Advances funded on such date of an Advance, with debt service equal to the Basic Rent payable on each Schedule Interest Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding amount of the Notes at the end of the term of the Lease.

            (c) (i) Subject to the terms of Section 11.2(f) and 11.7, the Indemnity Provider shall pay or cause to be paid in a timely manner all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                  (ii) In the  case of  Impositions  for  which  no  contest  is conducted  pursuant  to  Section  11.2(f)  and which  the  Indemnity
            Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable), accompanied by receipts or other reasonable evidence of such demand. In the case of Impositions for which a contest is conducted pursuant to Section 11.2(f), the Indemnity Provider shall pay such
            Impositions   or  reimburse   such   Indemnified   Person  for  such
            Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 11.2(f).

                  (iii) At the Indemnity  Provider's request,  the amount of any indemnification payment by the Indemnity Provider pursuant to subsection (a)


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

            shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of fifteen percent (15%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

            (d) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Property. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to prepare and file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in the Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) no later than fifteen (15) days prior to the due date thereof. Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to the Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

            (e) As between the Indemnity Provider on one hand, and each Financing Party on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless each Financing Party (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes or similar levies, imposts, charges, fees, deductions or withholdings (collectively, "Withholdings") imposed in respect of the interest payable on the Notes or with respect to any other payments under the Operative Agreements (all such payments being referred to herein as "Exempt Payments" to be made without deduction, withholding or set off) (and, if any Financing Party receives a demand for such payment from any taxing authority or a Withholding is otherwise required with respect to any Exempt Payment, the Indemnity Provider shall discharge such demand on behalf of such Financing Party); provided, however, that the obligation of the Indemnity Provider under this Section 11.2(e) shall not apply to:


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                  (i)  Withholdings on any Exempt Payment to any Financing Party
            which is a non-U.S. Person unless such Financing Party is, on the date hereof (or on the date it becomes a Financing Party hereunder) and on the date of any change in the principal place of business or the lending office of such Financing Party, entitled to submit a Form W-8BEN or Form W-8ECI or successor applicable form, certifying in each case that such party is entitled under Section 1441 or 1442 of the Code or any other applicable provision thereof or under any applicable tax treaty or convention to receive payments pursuant to the Operative Agreements without deduction or withholding of United States federal income tax and is a foreign Person thereby entitled to an exemption from United States backup withholding taxes (except where the failure of the exemption results from a change in the principal place of business of the Lessee); provided, however, if a failure of the exemption is due to a change in law after the date hereof or in the case of a Financing Party that acquires its interest after the date hereof, a change in law occurring after such
            date,   then  the  Indemnity   Provider  shall  be  liable  for  any
            withholding resulting therefrom; or

                  (ii) Any U.S. Taxes imposed solely by reason of the failure by a non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes if the Indemnity Provider has provided such certification, information, documentation or other reporting requirements to the Financing Party on a timely basis and the Financing Party is eligible for such relief or exemption.

      For the purposes of this Section 11.2(e), (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein,
      (C) "Form W-8BEN" shall mean Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) of the Department of the Treasury of the United States of America and (D) "Form W-8ECI" shall mean Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

            If a Financing Party or an Affiliate with whom such Financing Party files a consolidated tax return (or equivalent) subsequently receives the benefit in any country of a tax credit or an allowance resulting from U.S. Taxes with respect to which it has received a payment of an additional amount under this Section 11.2(e), such Financing Party will pay to the Indemnity Provider such part of that benefit as in the opinion of such Financing Party will leave it (after such payment) in a position no more and no less favorable than it would have been in if no additional payment had been required to be paid, provided always that (i) such Financing Party will be the sole judge of the amount of any such benefit and of the date on which it is received, (ii) such Financing Party will have the absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and (iii) such Financing Party will not be obliged to disclose to the Borrower any information regarding its tax affairs or tax computations. A subsequent loss of such tax credit or allowance with respect to which a payment is made pursuant to this paragraph to an Indemnity Provider shall be treated as an Imposition that is indemnifiable under Section 11.2(a) hereof without regard to the exclusions of Section 11.2(b)(i), (ii), and (iii) hereof.

            Each non-U.S. Person that shall become a Financing Party after the date hereof shall, upon the effectiveness of the related transfer or otherwise upon becoming a Financing Party hereunder, be required to provide all of the forms and statements referenced above or other evidences of exemption from Withholdings if the Indemnity Provider has provided such certification, information, documentation or other reporting requirements to the Financing Party and the Financing Party is eligible for such relief or exemption.

            (f) If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, the provisions in Section 11.1 relating to notification and rights to contest shall apply; provided, however, that the Indemnity Provider shall have the right to conduct and control such contest only if such contest involves a Tax other than a Tax on net income of the Indemnified Person that can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Person and the Indemnity Provider agrees to pay to such Indemnified Person on demand the Impositions which are the subject of such claim to the extent the contest is unsuccessful. The controlling party shall provide the non-controlling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

            (g) The parties agree that any party to this Participation Agreement (and each employee, representative, or other agent of such party) may disclose the tax aspects of the transactions contemplated by this Participation Agreement and the structural aspects of these transactions as they relate to such tax aspects without limitation of any kind on such disclosure.


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

      11.3. Increased Costs, Illegality, etc.

            (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (but excluding any introduction of or change in any law or regulation that has the sole effect of increasing reportable income or the income tax rate or reducing income tax deductions of a Financing Party) or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Financing Party of agreeing to make or making, funding or maintaining Advances, then the Lessee shall from time to time, upon demand by such Financing Party (with a copy of such demand to the Agent but, in the case of any Tranche B Lender or Cash Collateral Lender, subject to the terms of Section 2.11 of the Tranche B Credit Agreement or Section 2.11 of the Cash Collateral Credit Agreement, as the case may be), pay to the Agent for the account of such Financing Party additional amounts sufficient to compensate such Financing Party for such increased cost on an After Tax Basis. A certificate as to the amount of such increased cost, submitted to the Lessee and the Agent by such Financing Party, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If any Financing Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Financing Party or any corporation controlling such Financing Party and that the amount of such capital is increased by or based upon the existence of such Financing Party's commitment to make Advances or upon the Advances, then, upon demand by such Financing Party (with a copy of such demand to the Agent but, in the case of any Tranche B Lender or Cash Collateral Lender, subject to the terms of Section 2.11 of the Tranche B Credit Agreement or Section 2.11 of the Cash Collateral Credit Agreement, as the case may be), the Lessee shall pay to the Agent for the account of such Financing Party, from time to time as specified by such Financing Party, additional amounts sufficient to compensate such Financing Party or such corporation on an After Tax Basis in the light of such circumstances, to the extent that such Financing Party reasonably determines such increase in capital to be allocable to the existence of such Financing Party's commitment to make such Advances. A certificate as to such amounts submitted to the Lessee and the Agent by such Financing Party shall be conclusive and binding for all purposes, absent manifest error.

            (c) [Reserved].

            (d) Without affecting its rights under Sections 11.3(a) or 11.3(b) or any other provision of any Operative Agreement, each Financing Party agrees that if there is any increase in any cost to or reduction in any amount receivable by such Financing Party with respect to which the Lessee would be obligated to compensate such Financing Party pursuant to Sections 11.3(a) or 11.3(b), such Financing Party shall use reasonable efforts to select an alternative office for Advances which would not result in any such increase in


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

      any cost to or reduction in any amount receivable by such Financing Party; provided, however, that no Financing Party shall be obligated to select an alternative office for Advances if such Financing Party determines that
      (i) as a result of such selection such Financing Party would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or materially inconsistent with the interests of such Financing Party.

            (e) With reference to the obligations of the Lessee set forth in Sections 11.3(a) through 11.3(d), the Lessee shall not have any obligation to pay to any Financing Party amounts owing under such Sections for any period which is more than one (1) year prior to the date upon which the request for payment therefor is delivered to the Lessee.

            (f) Notwithstanding any other provision of this Agreement, if any Tranche B Lender or Cash Collateral Lender shall notify the Agent and the Agent shall notify the Borrower and the Lessee that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Tranche B Lender or Cash Collateral Lender to perform its obligations hereunder and under the other Operative Agreements to make or maintain Eurodollar Loans then (i) each Eurodollar Loan will automatically, at the earlier of the end of the Interest Period for such Eurodollar Loan or the date required by law, convert into an ABR Loan and
      (ii) the obligation of such Tranche B Lender or Cash Collateral Lender to make, convert or continue Eurodollar Loans shall be suspended until the Agent shall notify the Lessee that such Tranche B Lender or Cash Collateral Lender has determined that the circumstances causing such suspension no longer exist.

      11.4. Funding/Contribution Indemnity.

      Subject to the provisions of Section 2.11(a) of the Tranche B Credit Agreement and Section 2.11(a) of the Cash Collateral Credit Agreement, as applicable, the Lessee agrees to indemnify each Tranche B Lender and Cash Collateral Lender and to hold each Tranche B Lender and Cash Collateral Lender harmless from any loss or reasonable expense which such Tranche B Lender or Cash Collateral Lender may sustain or incur as a consequence of (a) any default by the Construction Agent in connection with the drawing of funds for any Advance,
(b) any default in making any prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or (c) the making of a voluntary or involuntary payment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. The Lessee agrees to indemnify each Tranche A Note Purchaser and to hold each Tranche A Note Purchaser harmless from any loss or reasonable expense which such Tranche A Note Purchaser may sustain or incur as a consequence of the making of a voluntary or involuntary payment of any Tranche A Note on a day which is not the Maturity
Date. Such indemnification shall be (I) respecting Tranche B Loans and Cash Collateral Loans, in an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid, or not so borrowed, accepted, converted or continued for the period from the date of such payment or of such failure to borrow, accept, convert or continue to the last day of such


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

Interest Period (or, in the case of a failure to borrow, accept, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Eurodollar Rate plus the Applicable Percentage for such Loan for such Interest Period over (y) the amount of interest (as determined by such Financing Party in its reasonable discretion) which would have accrued to such Financing Party on such amount by reemploying such funds in loans of the same type and amount during the period from the date of payment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) and (II) respecting the Tranche A Notes, the Make-Whole Amount. This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder.

      11.5. EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC.

      WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEY'S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.

      11.6. Additional Provisions Regarding Environmental Indemnification.

      Without limiting the generality of Section 11.1, each and every Indemnified Person shall at all times have the rights and benefits, and the Indemnity Provider shall have the obligations, in each case provided pursuant to the Operative Agreements with respect to environmental matters, violations of any Environmental Law, any Environmental Claim, the Existing Environmental Matters or other loss of or damage to any property or the environment relating to the Property, the Lease, the Agency Agreement or the Indemnity Provider (including without limitation the rights and benefits provided pursuant to Section 11.1(c)).


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

      11.7. Indemnity Prior to Completion Date.

      Notwithstanding the provisions of Sections 11.1, 11.2, 11.3, 11.4, 11.5 and 11.6 (other than with respect to matters concerning indemnification for environmental conditions existing on or before the Closing Date, including without limitation the Existing Environmental Matters) and any other indemnity obligations of the Indemnity Provider under the Operative Agreements, (a) the Lessor shall be the only beneficiary of the provisions set forth in Sections 11.1, 11.2, 11.3, 11.4, 11.5 and 11.6 (again, subject to the immediately preceding parenthetical phrase) and any other indemnity obligations of the Indemnity Provider under the Operative Agreements with respect to any Claim arising thereunder solely for the period prior to the Completion Date related to the Property, and (b) such limited rights of indemnification referenced in
Section 11.7(a) (to the extent relating to third-party claims) shall be limited to third-party claims caused by or resulting from the Indemnity Provider's acts or omissions and/or all other Persons acting by, through or under the Indemnity Provider (including, without limitation, contractors, subcontractors and other Persons contracted or controlled by the Construction Agent). After the Completion Date for the Property, each Indemnified Person shall be a beneficiary of the provisions set forth in Sections 11.1 through 11.6.

      To the extent the Indemnity Provider is not obligated to indemnify any Indemnified Person with respect to Claims arising under Sections 11.1, 11.2, 11.3, 11.4, 11.5 or 11.6 and any other indemnity obligations of the Indemnity Provider under the Operative Agreements prior to the Completion Date, the Lessor shall provide such indemnities in favor of such Indemnified Person in accordance with the relevant provisions of Sections 11.1, 11.2, 11.3, 11.4, 11.5 or 11.6 and any other indemnity obligations of the Indemnity Provider under the Operative Agreements as the case may be. It is acknowledged and agreed that any amount for which the Lessor becomes obligated to any Indemnified Person pursuant hereto shall become a Claim for which the Lessor is entitled to indemnity from the Indemnity Provider pursuant to and subject to the limitations set forth in subpart (b) of the first sentence of the preceding paragraph.

      THE  INDEMNITY  OBLIGATIONS  UNDERTAKEN  BY THE  LESSOR  PURSUANT  TO THIS
SECTION 11.7 ARE IN ALL RESPECTS SUBJECT TO THE LIMITATIONS ON LIABILITY REFERENCED IN SECTION 12.9.

                           SECTION 12. MISCELLANEOUS.

      12.1. Survival of Agreements.

      The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of the Property to the Lessor, the acquisition of the Property (or any of its components), the construction of any Improvements, the Completion of the Property, any disposition of any interest of the Lessor in the Property, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative


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

Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof with respect to matters occurring prior to such expiration or termination.

      12.2. Notices.

      All notices required or permitted to be given under any Operative Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Notices sent by mail or courier shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

      If to the Construction Agent or the Lessee, to such entity at the following address:

             Toys "R" Us, Inc.
             461 From Road
             Paramus, New Jersey  07652
             Attention:  General Counsel
             Telephone:  (201) 599-7880
             Telecopy:  (201) 262-9097

      If to the Borrower or the Lessor, to such entity at the following address:

             First Union Development Corporation
             c/o First Union Securities, Inc.
             One First Union Center
             301 South College Street, TW-14
             Charlotte, North Carolina  28288-5604
             Attention:  Van S. Jones, Vice President
             Telephone: (704) 383-6787
             Telecopy:  (704) 383-8108


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

      If to the Agent, to it at the following address:

             First Union National Bank
             c/o First Union Securities, Inc.
             301 South College Street, TW-14
             Charlotte, North Carolina  28288-5604
             Attention: Van S. Jones, Vice President
             Telephone: (704) 383-6787
             Telecopy:  (704) 383-8108

      If to the Escrow Agent, to it at the following address:

             First Union National Bank
             Corporate Trust
             21 South Street, NJ3201
             Morristown, NJ  07960
             Attention: Melissa Matthews
                        Vice President
             Telephone: (973) 898-7159
             Telecopy:  (973) 680-4531 or
                        (973) 680-4538

            If to any Primary Financing Party, to it at the address set forth for such Primary Financing Party in Exhibit A to the Note Purchase Agreement or in Schedule 2.1 of the Tranche B Credit Agreement or in
      Schedule 2.1 of the Cash Collateral Credit Agreement, as applicable.

            From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

      12.3. Counterparts.

      This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

      12.4. Terminations, Amendments, Waivers, Etc.

      Each Operative Agreement may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by the Agent (as directed by the Secured Parties in accordance with the terms of the Intercreditor Agreement), the Lessor and the Lessee (to the extent the Lessee is a party to such Operative Agreement); provided, to the extent no Lease Default under Sections 17.1(a), (b), (g), (h) or (j) of the Lease or Lease Event of Default shall have occurred and be continuing, the Agent and the Lessor shall not amend, supplement, waive or modify any provision of any Operative Agreement which is binding on the Lessee or


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

the Property in such a manner as to adversely affect the rights of the Lessee without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee.

      12.5. Headings, etc.

      The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

      12.6. Parties in Interest.

      Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

      12.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE.

            (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED ARE REQUIRED TO APPLY. Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 12.2, such service to become effective upon receipt or rejection. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law.

            (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY DISPUTE OR THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

            (c) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court


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

      that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      Subject to the other applicable provisions of the Operative Agreements, the parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable:
(i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property; and (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceedings. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

      Each party to this Agreement agrees that it shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waives any right or claim to punitive or exemplary damages it has now or which may arise in the future in connection with any Dispute.

      12.8. Severability.

      Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      12.9. Liability Limited.

            (a) [Reserved].

            (b) Anything to the contrary contained in this Agreement, the Tranche B Credit Agreement, the Cash Collateral Credit Agreement, the Note Purchase Agreement, the Notes or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Tranche B Credit Agreement, the Cash Collateral Credit Agreement, the Note Purchase Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Primary Financing Parties and the Agent agree that, in the event any remedies under any Operative Agreement are pursued, neither the Primary Financing Parties nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Borrower's Interest (excluding Excepted Payments) and the Lessee (with respect to the Lessee's obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Borrower's Interest (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to the Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person;
      (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent,
      (B) except for Excepted Payments, any deposits or any escrows or amounts owed by the Construction Agent under the Agency Agreement held by the Lessor or (C) except for Excepted Payments, any rent or other income or funds received by the Lessor from the Lessee that is not turned over to the Agent; (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee's interest in the Property pursuant to the terms of the Operative Agreements or the Agent's rights and powers to obtain a judgment against the Lessor or the Lessee; or (v) relieve any Exculpated Person from liability and responsibility (A) with respect to such Person's obligations concerning Lessor Liens pursuant to Section 8.2(a) and the last sentence of Section 8.9(a) hereof or (B) to the extent such liability or responsibility is attributable to any representation or warranty of any Exculpated Person contained in Section 6.1 hereof that was false or inaccurate in any material way when made (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor's interest in the Borrower's Interest (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (ii), (iii) or (v) of this
      Section 12.9(b)).

      12.10. Rights of the Lessee.

      If at any time all obligations (i) of the Borrower under the Tranche B Credit Agreement, the Cash Collateral Credit Agreement, the Note Purchase Agreement, the Notes, the Security Documents and the other Operative Agreements and (ii) of the Lessee under the Operative Agreements have in each case been satisfied or discharged in full, then the Lessee shall be entitled to (a) terminate the Lease and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to the Property. Upon the termination of the Lease pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee or its designee all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Security Documents and all other Operative Agreements and all Lessor Liens in and to the Property and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee or its designee.

      12.11. Further Assurances.

      The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including without limitation any action specified in the preceding sentence), or (if the Lessor shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement. In addition, in connection with the sale or other disposition of the Property or any portion thereof, the Lessee agrees to execute such instruments of conveyance as reasonably required pursuant to the Operative Agreements in connection therewith.

      12.12. Calculations under Operative Agreements.

      The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Lessor shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

      12.13. Confidentiality.

      Each Financing Party severally agrees to keep confidential all non-public information pertaining to the Lessee or any of its Subsidiaries which is provided to it by the Lessee or any of its Subsidiaries and which an officer of the Lessee or any of its Subsidiaries has requested in writing be kept confidential, and shall not intentionally disclose such information to any Person except:

            (a) to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;

            (b) to the extent such information is lawfully and independently obtained from a source other than the Lessee or any of its Subsidiaries and such information from such source is not, to such Person's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

            (c) to counsel, auditors or accountants retained by any such Person or any Affiliates of any such Person (if such Affiliates are permitted to receive such information pursuant to clause (f) or (g) below), provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Financing Party or any Affiliate thereof in the course of examinations of such Persons;

            (d) in connection with any litigation or the enforcement or preservation of the rights of any Financing Party under the Operative Agreements;

            (e) to the extent required by any applicable statute, rule or regulation or court order (including without limitation, by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person (including, but not limited to, the National Association of Insurance Commissioners); provided, however, that such Person shall endeavor (if not otherwise prohibited by Law) to notify the Lessee prior to any disclosure made pursuant to this clause (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;

            (f) any Financing Party may disclose such information to another Financing Party or to any Affiliate of a Financing Party that is a direct or indirect owner of any Financing Party (provided, in each case that such Affiliate has agreed to maintain confidentiality as if it were such Financing Party);

            (g) any Financing Party may disclose such information to an Affiliate of any Financing Party to the extent required in connection with the transactions contemplated hereby or to the extent such Affiliate is involved in, or provides advice or assistance to such Person with respect to, such transactions (provided, in each case that such Affiliate has agreed to maintain confidentiality as if it were such Financing Party);

            (h) in connection with any proposed or actual assignment or grant of a participation by any of the Primary Financing Parties of interests in the Note Purchase Agreement, the Tranche B Credit Agreement, the Cash Collateral Credit Agreement or any Note to such other financial institution (who shall in turn agree in writing to maintain confidentiality as if it were a Primary Financing Party originally party to this Agreement); or

            (i) any Financing Party may disclose the Operative Agreements to any Rating Agency requesting the same.

      Subject to the terms of Sections 12.13(a)-12.13(i), under the terms of any one or more of which circumstances disclosure shall be permitted, each Financing Party severally agrees to keep confidential all non-public information pertaining to the financing structure described in the unrecorded Operative Agreements. Any Person required to maintain the confidentiality of information as provided in this Section 12.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information.

      12.14. Financial Reporting/Tax Characterization.

      Lessee agrees to obtain advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Lessee further agrees that Lessee shall not rely upon any statement of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment and/or tax characterization. The transactions described in the Operative Agreements are intended to comply fully with the requirements of FAS 13, FAS 98, EITF 90-15, EITF 96-21, EITF 97-1 and EITF 97-10.

      12.15. Set-off.

      In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, after the occurrence of any Lease Event of Default and during the continuance thereof, the Primary Financing Parties, the Lessor and any assignee of a Primary Financing Party or the Lessor in accordance with the applicable provisions of the Operative Agreements are hereby authorized by the Lessee at any time or from time to time, without notice to the Lessee or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including without limitation indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Primary Financing Parties, the Lessor, their respective Affiliates or any assignee or participant of a Primary Financing Party in accordance with the applicable provisions of the Operative Agreements to or for the credit or the account of the Lessee against and on account of the obligations of the Lessee under the Operative Agreements irrespective of whether or not (a) the Primary Financing Parties or the Lessor shall have made any demand under any Operative Agreement or (b) the Agent shall have declared any or all of the obligations of the Lessee under the Operative Agreements to be due and payable and although such obligations shall be contingent or unmatured. Notwithstanding the foregoing, neither the Agent nor any other Financing Party shall exercise, or attempt to exercise, any right of setoff, banker's lien, or the like, against any deposit account or property of the Lessee held by the Agent or any other Financing Party, without the prior written consent of the Agent (acting upon the direction of the Secured Parties in accordance with the Intercreditor Agreement), and any Financing Party violating this provision shall indemnify the Agent and the other Financing Parties from any and all costs, expenses, liabilities and damages resulting therefrom. The contractual restriction on the exercise of setoff rights provided in the foregoing sentence is solely for the benefit of the Agent and the Financing Parties and may not be enforced by the Lessee.

                            [signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CONSTRUCTION AGENT
AND LESSEE:                           TOYS "R" US, INC.

                                      By:     /s/ JON W. KIMMINS
                                         ----------------------------------
                                      Name:   JON W. KIMMINS
                                           --------------------------------
                                      Title:  SR. VICE PRESIDENT-TREASURER
                                            -------------------------------

                           [signature pages continue]

BORROWER AND LESSOR:                  FIRST UNION DEVELOPMENT CORPORATION

                                      By:     /s/ EVANDER S. JONES, JR.
                                         ----------------------------------
                                      Name:   EVANDER S. JONES, JR.
                                           --------------------------------
                                      Title:  VICE PRESIDENT
                                            -------------------------------

                           [signature pages continue]

THE AGENT AND
TRANCHE B LENDERS:                    FIRST UNION NATIONAL BANK,
                                      as a Tranche B Lender and as the Agent

                                      By:     /s/ EVANDER S. JONES, JR.
                                         ----------------------------------
                                      Name:   EVANDER S. JONES, JR.
                                           --------------------------------
                                      Title:  VICE PRESIDENT
                                            -------------------------------

                           [signature pages continue]

ESCROW AGENT:                         FIRST UNION NATIONAL BANK,
                                      as the Escrow Agent

                                      By:     /s/ EVANDER S. JONES, JR.
                                         ----------------------------------
                                      Name:   EVANDER S. JONES, JR.
                                           --------------------------------
                                      Title:  VICE PRESIDENT
                                            -------------------------------

                           [signature pages continue]

TRANCHE A NOTE PURCHASERS:            ALLSTATE LIFE INSURANCE COMPANY,
                                      as a Tranche A Note Purchaser

                                      By:     /s/ PATRICIA W. WILSON
                                         ----------------------------------
                                      Name:   PATRICIA W. WILSON
                                           --------------------------------
                                      Title:
                                            -------------------------------


                                      By:     /s/ DANIEL C. LEIMBACH
                                         ----------------------------------
                                      Name:   DANIEL C. LEIMBACH
                                           --------------------------------
                                      Title:
                                            -------------------------------

                                      Authorized Signatories

                           [signature pages continue]

                                      EQUITRUST LIFE INSURANCE COMPANY,
                                      as a Tranche A Note Purchaser

                                      By:     /s/ ROBERT J. RUMMELHART
                                         ----------------------------------
                                      Name:   Robert J. Rummelhart
                                           --------------------------------
                                      Title:  Fixed Income-Vice President
                                            -------------------------------

                           [signature pages continue]

                                      FARM BUREAU LIFE INSURANCE COMPANY,
                                      as a Tranche A Note Purchaser

                                      By:     /s/ ROBERT J. RUMMELHART
                                         ----------------------------------
                                      Name:   Robert J. Rummelhart
                                           --------------------------------
                                      Title:  Fixed Income-Vice President
                                            -------------------------------

                           [signature pages continue]

                                      FARM BUREAU MUTUAL INSURANCE COMPANY,
                                      as a Tranche A Note Purchaser

                                      By:     /s/ ROBERT J. RUMMELHART
                                         ----------------------------------
                                      Name:   Robert J. Rummelhart
                                           --------------------------------
                                      Title:  Fixed Income-Vice President
                                            -------------------------------

                           [signature pages continue]

                                      FIRST UNION SECURITIES, INC.,
                                      as a Tranche A Note Purchaser

                                      By:     /s/ [ILLEGIBLE]
                                         ----------------------------------
                                      Name:   [ILLEGIBLE]
                                           --------------------------------
                                      Title:  Director
                                            -------------------------------

                           [signature pages continue]

                                      HARBOURVIEW CDO III, LIMITED,
                                      as a Tranche A Note Purchaser

                                      By:     /s/ JOHN S. KOWALIK
                                         ----------------------------------
                                      Name:   John S. Kowalik
                                           --------------------------------
                                      Title:  Sr. Vice President
                                            -------------------------------

                           [signature pages continue]

                                      STATE OF WISCONSIN INVESTMENT BOARD,
                                      as a Tranche A Note Purchaser

                                      By:     /s/ EVE A. HENNESSEE
                                         ----------------------------------
                                      Name:   Eve A. Hennessee
                                           --------------------------------
                                      Title:  Portfolio Manager
                                            -------------------------------

                           [signature pages continue]

CASH COLLATERAL LENDERS:              FIRST UNION NATIONAL BANK,
                                      as a Cash Collateral Lender

                                      By:     /s/ EVANDER S. JONES, JR.
                                         ----------------------------------
                                      Name:   EVANDER S. JONES, JR.
                                           --------------------------------
                                      Title:  VICE PRESIDENT
                                            -------------------------------

                              [signature pages end]

                                  Schedule 5.11

                         [Form of Officer's Certificate]

      I, ______________________, _____________________ of TOYS "R" US. INC. (the
"Lessee") hereby certify that, to the best of my knowledge and belief, with respect to that certain Participation Agreement dated as of September 26, 2001 (as amended, modified, restated or supplemented from time to time, the "Participation Agreement"; all of the defined terms in the Participation Agreement are incorporated herein by reference) among the Lessee, the Lessor, the Tranche A Note Purchasers, the Tranche B Lenders, the Cash Collateral Lenders, the Agent and the Escrow Agent:

      a. The copies of the investment account statements which accompany this Officer's Certificate are true and correct copies of the investment account statements relating to the Cash Collateral Account received by the Lessee from the Intermediary covering the monthly period beginning on _____________, 200__ and ending on __________, 200__;

      b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Lease Default or Lease Event of Default has occurred; and

      Delivered herewith are detailed calculations demonstrating compliance by the Lessee with the provisions of Section 5.11 of the Participation Agreement as of the end of the period referred to above.

      This ______ day of ___________, ______.

                                      TOYS "R" US, INC.

                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                       Attachment to Officer's Certificate

             Calculations Demonstrating Compliance with Section 5.11
                         of the Participation Agreement

              (Attach copies of Cash Collateral Account Statements)

                                 Schedule 8.3B.2
                        Existing Subsidiary Indebtedness

I. Capitalized Lease Obligations of Toys "R" Us (Canada) Ltd. in an aggregate amount of US$2,020,206.

II. Capitalized Lease Obligations of Toys "R" Us S. A. R. L. in an aggregate amount of US$2,088,186.

III. Industrial Revenue Bonds of TRU of Puerto Rico, due 2005, in an aggregate principal amount of US$20,000,000 (guaranteed by Toys "R" Us, Inc.).

IV. Industrial Revenue Bonds of Toys "R" Us-Nytex, due 2014, in an aggregate principal amount of US$2,500,000 (guaranteed by Toys "R" Us, Inc.).

V. Industrial Revenue Bonds of Toys "R" Us-Penn, Inc., due 2014, in an aggregate principal amount of US$1,120,000 (guaranteed by Toys "R" Us, Inc.)

VI. Indebtedness of Toys "R" Us-Service, Inc. and Geoffrey International, Inc., as Joint Obligors, under the Limited Recourse Yen Receivables Financing due 2005 in an aggregate amount of US$120,095,475.

VII. Guarantee by Toys "R" Us-Delaware, Inc. of the obligations of Toys "R" Us, Inc. under the CHF406,006,562.50 Letter of Credit and Reimbursement Facility agented by Citibank, N.A. (due 2004)

VIII. Uncommitted Lines of Credit:

      A. One or more Canadian Subsidiaries of Toys "R" Us, Inc. with Canadian Imperial Bank of Commerce in a maximum aggregate principal amount of CAD$20,000,000.

      B. One or more UK Subsidiaries of Toys "R" Us, Inc. with Barclays Bank in a maximum aggregate principal amount of GBP5,000,000.

      C. One or more German Subsidiaries of Toys "R" Us, Inc. with ComerzBank in a maximum aggregate principal amount of DEM30,000,000.

      D. One or more French Subsidiaries of Toys "R" Us, Inc. with Societe Generale in a maximum aggregate principal amount of FRF70,000,000.

      E. One or more French Subsidiaries of Toys "R" Us, Inc. with Credit Lyonnais in a maximum aggregate principal amount of FRF70,000,000.

      F. One or more Australian Subsidiaries of Toys "R" Us, Inc. with Commonwealth Bank in a maximum aggregate principal amount of AUD$15,000,000.

                                 Schedule 8.3B.3
                                 Existing Liens

I. Liens created on certain royalties, service payments and other payment receivables (and proceeds thereof) of Toys "R" Us-Service, Inc. and Geoffrey International, Inc., arising in connection with the Limited Recourse Yen Receivables Financing referred to in Item VI of Schedule 8.3B.2.

II. Liens on equipment and related assets arising in connection with Capital Lease Obligations referred to in Items I and II of Schedule 8.3B.2.

III. Liens arising in connection with various Capital Lease Obligations of Toys "R" Us, Inc., in an aggregate amount of $24,192,542 (of which $21,193,333 is comprised of capitalized leases of cash registers with NCR Corporation).

IV. Liens arising under mortgages of real property of Toys "R" Us, Inc., located at 1333 West Avenue K, Lancaster, California and 1972 Wells Road, Orange Park, Florida.

V. Liens arising in connection with the Industrial Revenue Bonds of various subsidiaries of Toys "R" Us, Inc. referred to in Items III, IV and V of
      Schedule 8.3B.2.

VI.   Cash of  approximately  GBP40,000,000  on deposit with The Chase Manhattan
      Bank,   as   Investment   Manager,   for   defeasance   of  the  remaining
      Stepped-Coupon Bonds due 2017.

                                    EXHIBIT A

                                REQUISITION FORM
   (Pursuant to Sections 4.2, 5.2, 5.3 and 5.4 of the Participation Agreement)

      TOYS  "R"  US,  INC.,  a  Delaware   corporation  (the  "Company"  or  the
"Construction Agent") hereby certifies as true and correct and delivers the following Requisition to FIRST UNION NATIONAL BANK, as the agent for the Primary Financing Parties (hereinafter defined) and respecting the Security Documents, as the agent for the Secured Parties (the "Agent"):

      Reference is made herein to that certain Participation Agreement dated as of September 26, 2001 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Participation Agreement") among the Company, in its capacity as the Lessee and as the Construction Agent, First Union Development Corporation, as the lessor (the "Lessor"), the various financial institutions and other institutional investors which are parties thereto from time to time as purchasers of Tranche A Notes (the "Tranche A Note Purchasers"), the various banks and other lending institutions which are parties thereto from time to time as lenders under the Tranche B Credit Agreement (the "Tranche B Lenders"), the various banks and other lending institutions which are parties thereto from time to time as lenders under the Cash Collateral Credit Agreement (the "Cash Collateral Lenders") (the Tranche A Note Purchasers, the Tranche B Lenders and the Cash Collateral Lenders may be referred to collectively as the "Primary Financing Parties"), the Agent and First Union National Bank, as the Escrow Agent (the "Escrow Agent"). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

Check one:

       ____ CLOSING DATE: _________________
       (three (3) Business Days prior notice required for Advance)

       ____ CONSTRUCTION ADVANCE DATE:_____________
       (three (3) Business Days prior notice required for Advance)

1. Transaction Expenses and other fees, expenses and disbursements under Sections 7.1(a) or 7.1(b) of the Participation Agreement and any and all other amounts contemplated to be financed under the Participation Agreement including without limitation any Work, broker's fees, taxes, recording fees and the like: See attached Schedule 1.

2. Description of Land (which shall be a legal description of the Land subject to the Lease): See attached Schedule 2.

3.    Description of Equipment: See attached Schedule 3.

4. Construction Budget (which shall include, without limitation, line items for capitalized interest and Transaction Expenses): See attached Schedule 4.

5.    Aggregate Loans and disbursements  from the Escrow Account requested since
      the  Closing  Date  with  respect  to  the  Property,   including  without
      limitation all amounts requested under this Requisition:

      [Amount of Cash Collateral Loan Request:              [$______________]
      (Closing Date Only)]

      Amount Drawn Prior to Current Requisition:             $______________ (a)

      Current Draw for Project Costs:                        $______________ (b)

      A-Note Interest on Escrow Principal (Fixed):           $______________ (c)

      Calculation of Non-GAAP Expense for Current Period:
         A-Note Interest on Drawn Balance                    $______________ (d)
         A-Note Interest on Undrawn Balance                  $______________ (e)
         Less Returns on Reinvested Funds                    $______________ (f)
         Tranche A Non-GAAP Interest Expense (e-f)           $______________ (g)
         Other Non-GAAP Expenses (itemize)                   $______________ (h)
         Total Non-GAAP Expenses (g + h)                     $______________ (i)
      B-Loan Interest for Current Period                     $______________ (j)
      Cash Collateral Loan Interest for Current Period       $______________ (k)

      Calculation of A-Note Request = 74.84% (b+d+j+k)
      Calculation of B-Loan Request = 25.16% (b+d+j+k) + i

      In connection with this Requisition, the Company hereby requests that [the Cash Collateral Lenders make Cash Collateral Loans to the Lessor in the amount of $___________], the Tranche B Lenders make Loans to the Lessor in the amount of $______________ and that the Agent disburse Tranche A Proceeds from the Escrow Account in the amount of $________________. The Company hereby certifies
(i) that the foregoing amounts requested do not exceed the total aggregate of the Available Tranche B Lender Commitments [plus the Cash Collateral Commitments] plus Tranche A Proceeds currently on deposit in the Escrow Account and (ii) each of the provisions of the Participation Agreement applicable to the Tranche B Loans [, the Cash Collateral Loans] and disbursements of Tranche A Proceeds from the Escrow Account requested hereunder have been complied with as of the date of this Requisition.

      The Company requests the Tranche B Loans be allocated as follows:

           $______________                         ABR Loans

           $______________                         Eurodollar Loans

      [The Company requests the Cash Collateral Loans be allocated as follows:]

          [$______________                         ABR Loans]

          [$______________                         Eurodollar Loans]

6. Each and every representation and warranty of the Construction Agent contained in the Operative Agreements to which it is a party is true and correct in all material respects, on and as of the date hereof (except to the extent any such representation or warranty relates to an earlier date, in which case such representation or warranty shall have been true and correct as of such earlier date).

7. No Lease Default or Lease Event of Default has occurred and is continuing under any Operative Agreement, and no Lease Default or Lease Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested hereby on the date of such Advance.

8. Each Operative Agreement to which Construction Agent is a party is in full force and effect with respect to it, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' or lessors' rights generally and general principles of equity.

9. The Construction Agent has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

10. After giving effect to the Advance requested in this Requisition, the sum of the Available Tranche B Lender Commitments plus the balance of funds in the Escrow Account will be sufficient to complete the Improvements.

      The Company has caused this Requisition to be executed by its duly authorized officer as of this _____ day of __________, ______.

                                      TOYS "R" US, INC.

                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                                   Schedule 1

                [Schedule of Transaction Expenses and other Fees]

                                   Schedule 2

                               Description of Land
                     (Legal Description and Street Address)

                                   Schedule 3

                            Description of Equipment

                                   Schedule 4

                              [Construction Budget

Item                Budgeted             Funded to Date        Funded this Draw]
----                --------             --------------        -----------------

                                    EXHIBIT B

                                   [Reserved]

                                    EXHIBIT C

                                TOYS "R" US, INC.

                              OFFICER'S CERTIFICATE
           (Pursuant to Section 5.3(y) of the Participation Agreement)

      TOYS "R" US, INC., a Delaware corporation (the "Company"), DOES HEREBY CERTIFY as follows:

      1. Each and every representation and warranty of the Company contained in the Operative Agreements to which it is a party is true and correct in all material respects on and as of the date hereof, except to the extent any such representation or warranty relates to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date.

      2. No Lease Default or Lease Event of Default has occurred and is continuing under any Operative Agreement.

      3. Each Operative Agreement to which the Company is a party is in full force and effect with respect to it, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' or lessors' rights generally and general principles of equity.

      4. The Company has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

      Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement, dated as of September 26, 2001 among the Company, as the Lessee and as the Construction Agent, First Union Development Corporation, as the Lessor, the various financial institutions and other institutional investors which are parties thereto from time to time, as Tranche A Note Purchasers (the "Tranche A Note Purchasers"), the various banks and other lending institutions which are parties thereto from time to time, as Tranche B Lenders (the "Tranche B Lenders"), the various banks and other lending institutions which are parties thereto from time to time, as Cash Collateral Lenders (the "Cash Collateral Lenders"), First Union National Bank, as the agent for the Primary Financing Parties and respecting the Security Documents, as the agent for the Secured Parties (the "Agent") and First Union National Bank, as the escrow agent (the "Escrow Agent").

      IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________, ______.

                                      TOYS "R" US, INC.

                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                                    EXHIBIT D

                                TOYS "R" US, INC.

                             SECRETARY'S CERTIFICATE
           (Pursuant to Section 5.3(z) of the Participation Agreement)

      TOYS "R" US, INC., a Delaware corporation (the "Company") DOES HEREBY CERTIFY as follows:

      1. Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

      2. Attached hereto as Schedule 2 is a true, correct and complete copy of the Articles of Incorporation of the Company on file in the Office of the Secretary of State of __________. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and were in full force and effect on the date of the resolutions referenced in paragraph 1 and remain in full force and effect as of the date hereof.

      3. Attached hereto as Schedule 3 is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

      4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

            Name                     Office                    Signature
            ----                     ------                    ---------

      -------------------    -----------------------   -------------------------

      -------------------    -----------------------   -------------------------

IN WITNESS WHEREOF, the Company has caused this Secretary's Certificate to be duly executed and delivered as of this _____ day of ___________, ______.

                                      TOYS "R" US, INC.

                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                                   Schedule 1

                                Board Resolutions

                                   Schedule 2

                            Articles of Incorporation

                                   Schedule 3

                                     Bylaws

                                    EXHIBIT E

                       FIRST UNION DEVELOPMENT CORPORATION

                              OFFICER'S CERTIFICATE
          (Pursuant to Section 5.3(bb) of the Participation Agreement)

      FIRST UNION DEVELOPMENT CORPORATION, a North Carolina corporation (the "Lessor"), DOES HEREBY CERTIFY as follows:

      1. Each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

      2. Each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it.

      3. The Lessor has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof, other than those conditions which have been expressly waived.

      4. No Default or Event of Default attributable solely to the Lessor has occurred and is continuing under any Operative Agreement.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of September 26, 2001 among Toys "R" Us, Inc., as the Lessee and as the Construction Agent, the Lessor, the various financial institutions and other institutional investors which are parties thereto from time to time, as Tranche A Note Purchasers (the "Tranche A Note Purchasers"), the various banks and other lending institutions which are parties thereto from time to time, as Tranche B Lenders (the "Tranche B Lenders"), the various banks and other lending institutions which are parties thereto from time to time, as Cash Collateral Lenders (the "Cash Collateral Lenders"), First Union National Bank, as the agent for the Primary Financing Parties and, respecting the Security Documents, as the agent for the Secured Parties (the "Agent") and First Union National Bank, as the escrow agent (the "Escrow Agent").

IN WITNESS WHEREOF, the Lessor has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________________, ______.

                                      FIRST UNION DEVELOPMENT CORPORATION

                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                                    EXHIBIT F

                       FIRST UNION DEVELOPMENT CORPORATION

                             SECRETARY'S CERTIFICATE
          (Pursuant to Section 5.3(cc) of the Participation Agreement)

                      CERTIFICATE OF [ASSISTANT] SECRETARY

      I,   ______________________,   duly  elected  and  qualified   [Assistant]
Secretary of First Union Development Corporation (the "Company"), hereby certify as follows:

      1. Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

      2. Attached hereto as Schedule 2 is a true, correct and complete copy of the Articles of Incorporation of the Company on file in the Office of the Secretary of State of North Carolina. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and were in full force and effect on the date of the resolutions referenced in paragraph 1 and remain in full force and effect as of the date hereof.

      3. Attached hereto as Schedule 3 is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

      4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

            Name                     Office                    Signature
            ----                     ------                    ---------

      -------------------    -----------------------   -------------------------

      -------------------    -----------------------   -------------------------

IN WITNESS WHEREOF, the Company has caused this ________ Secretary's Certificate to be duly executed and delivered as of this _____ day of ___________, ______.

                                      FIRST UNION DEVELOPMENT CORPORATION

                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                                    EXHIBIT G

                                   [Reserved]

                                    EXHIBIT H

                                   [Reserved]

                                    EXHIBIT I

                                TOYS "R" US, INC.

                              OFFICER'S CERTIFICATE
            (Pursuant to Section 5.5 of the Participation Agreement)

      TOYS "R" US, INC., a Delaware corporation (the "Company") DOES HEREBY CERTIFY as follows:

      1.    The      address      for     the      subject      Property      is
            _________________________________________________________________.

      2. The Completion Date for the construction of Improvements at the Property occurred on ______________.

      3.    The aggregate Property Cost for the Property was $___________.

      4. All representations and warranties of the Company in each Operative Agreement and in each certificate delivered pursuant thereto are true and correct in all material respects as of the Completion Date, except to the extent any such representation or warranty relates to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date.

      5. No changes or modifications other than those approved by the Agent were made to the Plans and Specifications as provided to the appraiser for purposes of preparing the Appraisal that, to our knowledge individually or in the aggregate have caused or reasonably could cause the Fair Market Sales Value of the Improvements to be materially less than the Fair Market Sales Value at Completion as set forth in the Appraisal.

Capitalized terms used in this Officer's Certificate and not otherwise defined have the respective meanings ascribed thereto in the Participation Agreement dated as of September 26, 2001 among the Company, as the Lessee and as the Construction Agent, First Union Development Corporation, as the lessor (the "Lessor"), the various financial institutions and other institutional investors which are parties thereto from time to time as purchasers of Tranche A Notes (the "Tranche A Note Purchasers"), the various banks and other lending institutions which are parties thereto from time to time as lenders under the Tranche B Credit Agreement (the "Tranche B Lenders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders under the Cash Collateral Credit Agreement (the "Cash Collateral Lenders"), (the Tranche A Note Purchasers, the Tranche B Lenders and the Cash Collateral Lender may be referred to as the "Primary Financing Parties"), First Union National Bank, as the agent for the Primary Financing Parties and, respecting the Security Documents, as the agent for the Secured Parties and First Union National Bank, as the escrow agent (the "Escrow Agent").

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this ____ day of ______________, ______.

                                      TOYS "R" US, INC.

                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                                   Schedule 1

              (Documentation in Support of Aggregate Property Cost)

                                    EXHIBIT J

                                   [Reserved]

                                    EXHIBIT K

                      [Description of Material Litigation]
           (Pursuant to Section 6.2(d) of the Participation Agreement)

                                      None.

--------------------------------------------------------------------------------
                                   Appendix A
                         Rules of Usage and Definitions
--------------------------------------------------------------------------------

                                I. Rules of Usage

The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

      (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

      (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

      (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

      (d) References to any Person shall include such Person, its successors, permitted assigns and permitted transferees.

      (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented and/or restated from time to time in accordance with the applicable provisions thereof.

      (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

      (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

      (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

      (i) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Operative Agreements and any amendments or exhibits thereto.

      (j) Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement shall have the meaning so ascribed to such term in the applicable Operative Agreement.

      (k) In computing any period of time for purposes of any Operative Agreement, the mechanics for counting the number of days set forth in Rule 6 of the Federal Rules of Civil Procedure shall be observed.

                                 II. Definitions

      "ABR"  shall  mean,  for any day, a rate per annum equal to the greater of
(a) the Prime Lending Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%). For purposes hereof: "Prime Lending Rate" shall mean the rate announced by the Agent from time to time as its prime lending rate as in effect from time to time. The Prime Lending Rate is a reference rate and is one of several interest rate bases used by the Agent and does not necessarily represent the lowest or most favorable rate offered by the Agent actually charged to any customer. Any Tranche B Lender or Cash Collateral Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate. The Prime Lending Rate shall change automatically and without notice from time to time as and when the prime lending rate of the Agent changes. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members or the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively.

      "ABR Loans" shall mean Tranche B Loans or Cash Collateral Loans the rate of interest applicable to which is based upon the ABR.

      "Acceleration" shall have the meaning given to such term in Section 6 of the Tranche B Credit Agreement, Section 6 of the Cash Collateral Credit Agreement and/or Section 11 of the Note Purchase Agreement.

      "Accountants" means Ernst & Young (or any successor thereto), or any other firm of certified public accountants of recognized national standing selected by the Lessee.

      "Accumulated Funding Deficiency" shall have the meaning given to such term in Section 302 of ERISA.

      "Accounts" shall have the meaning given to such term in Section 1 of the Security Agreement.

      "Acquisition Advance" shall have the meaning given to such term in Section
5.3 of the Participation Agreement.

      "Advance" shall mean a Construction Advance or an Acquisition Advance.

      "Affiliate" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.

      "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients with respect to the receipt by the recipient of such amounts (less any tax savings realized as a result of the payment of the indemnified amount), such increased payment (as so reduced) is equal to the payment otherwise required to be made.

      "Agency Agreement" shall mean the Agency Agreement, dated as of the Closing Date between the Construction Agent and the Lessor.

      "Agency Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Agency Agreement Event of Default.

      "Agency Agreement Event of Default" shall have the meaning given to such term in Section 5.1 of the Agency Agreement.

      "Agent" shall mean First Union National Bank, as agent for the Primary Financing Parties pursuant to the Tranche B Credit Agreement, the Cash Collateral Credit Agreement and the Note Purchase Agreement, or any successor agent appointed in accordance with the terms of the Tranche B Credit Agreement, the Cash Collateral Credit Agreement and the Note Purchase Agreement and respecting the Security Documents, as agent for the Secured Parties.

      "Applicable Percentage" shall mean (i) for Tranche B Eurodollar Loans, 1.73% and (ii) for Cash Collateral Eurodollar Loans, (A) during the Construction Period, 0.50% and (B) after the Construction Period, 0.40%.

      "Appraisal" shall mean, with respect to the Property, an "as-built" appraisal to be delivered in connection with the Participation Agreement or in accordance with the terms of the

Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the reasonable judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

      "Appraisal  Procedure"  shall have the meaning  given such term in Section
22.4 of the Lease.

      "Approved Bank" shall mean any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof.

      "Approved State" shall mean the State of New Jersey.

      "Appurtenant Rights" shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including without limitation the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (b) all permits, licenses and rights, whether or not of record, appurtenant to such Land or the Improvements.

      "Assignment and Acceptance" shall mean either an Assignment and Acceptance in the form attached to the Tranche B Credit Agreement as Exhibit B or an Assignment and Acceptance in the form attached to the Cash Collateral Credit Agreement as EXHIBIT B, as applicable.

      "Assignment of Escrow Account" shall mean the Assignment of Escrow Account dated on the Closing Date executed by the Lessor and agreed and accepted by the Construction Agent and the Agent.

      "Available Tranche B Lender Commitment" shall mean, as to any Tranche B Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Tranche B Lender's Commitment over (b) the aggregate principal amount of all Tranche B Loans made by such Tranche B Lender as of such date (but without giving effect to any repayments or prepayments of any Tranche B Loans under the Tranche B Credit Agreement).

      "Bankruptcy Code" shall mean Title 11 of the U. S. Code entitled "Bankruptcy," as now or hereafter in effect or any successor thereto.

      "Bankruptcy Event" means with respect to Borrower or the Lessee, any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving the Borrower or the Lessee or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshalling of its assets or liabilities.

      "Basic Documents" shall mean the following: the Participation Agreement, the Agency Agreement, the Tranche B Credit Agreement, the Note Purchase Agreement, the Cash Collateral Credit Agreement, the Notes, the Lease and the Security Agreement.

      "Basic Rent" shall mean an amount equal to the scheduled interest due on any Scheduled Interest Payment Date (but not including interest on (a) any Note due prior to the Rent Commencement Date with respect to the Property or (b) any overdue amounts under Section 2.8(b) of the Tranche B Credit Agreement, Section 2.8(b) of the Cash Collateral Credit Agreement, Section 7.1(b) of the Note Purchase Agreement or otherwise) payable in accordance with the Lease and the Participation Agreement.

      "Basic Term" shall have the meaning given to such term in Section 2.2 of the Lease.

      "Beneficiaries" shall have the meaning given to such term in Section 1 of the Structural Guarantee.

      "Benefitted Lender" shall have the meaning specified in Section 9.10(a) of the Tranche B Credit Agreement or Section 9.10(a) of the Cash Collateral Credit Agreement, as applicable.

      "Benefitted Note Purchaser" shall have the meaning specified in Section 22.6(a) of the Note Purchase Agreement.

      "Bill of Sale" shall mean a Bill of Sale regarding Equipment in form and substance satisfactory to the Agent.

      "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

      "Borrower" shall mean First Union Development Corporation, a North Carolina corporation, and any successor, replacement and/or additional borrower or lessor expressly permitted under the Operative Agreements.

      "Borrower's Interest" shall mean the Borrower's rights in, to and under the Property, the Operative Agreements, any other property contributed on behalf of the Lessee and any and all other property or assets from time to time of the Borrower obtained with respect to the Operative Agreements, including, without limitation, Modifications, and all amounts of Rent, insurance proceeds and condemnation awards, indemnity or other payments of any kind received by the Borrower pursuant to the Operative Agreements.

      "Borrowing Date" shall mean any Business Day specified in a notice delivered pursuant to Section 2.3 of the Tranche B Credit Agreement as a date on which the Lessor requests the Tranche B Lenders to make Loans thereunder.

      "Budgeted Total Property Cost" shall mean, at any date of determination with respect to the Property during the Construction Period, an amount equal to the aggregate amount which the

Construction Agent in good faith expects to be expended in order to achieve Completion with respect to the Property.

      "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New Jersey, North Carolina or any other states from which the Agent or any Tranche B Lender funds the transactions contemplated by the Operative Agreements are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "Called Principal" shall mean, with respect to any Tranche A Note, the principal of such Tranche A Note that is to be prepaid or has become or is declared to be immediately due and payable, as the context requires.

      "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Capital Stock" shall mean any nonredeemable capital stock of the Lessee or any of its Subsidiaries or of any other applicable Person, whether common or preferred.

      "Capitalized Lease" shall mean, as applied to any Person, any lease of property (whether real, personal, tangible, intangible or mixed of such Person) by such Person as the lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

      "Cash Collateral" shall mean such cash and/or Cash Equivalents constituting part of the Collateral pledged by the Construction Agent or the Lessee and maintained in the Cash Collateral Account, all as referenced in the Cash Collateral Agreement.

      "Cash Collateral Account" shall mean the cash collateral account (including without limitation the deposits and certificates of deposit in such account) which is the subject of the Cash Collateral Agreement and held at Wells Fargo Bank Northwest, National Association as account number 37737.

      "Cash Collateral Agreement" shall mean the Assignment of Cash Collateral Account dated as of the Initial Closing Date executed by the Lessee in favor of the Agent, on behalf of the Cash Collateral Lenders.

      "Cash Collateral Agreement Event of Default" shall have the meaning specified in Section 3.1 of the Cash Collateral Agreement.

      "Cash Collateral Commitments" shall mean the obligation of the Cash Collateral Lenders to make the Cash Collateral Loans on the Closing Date to the Lessor in an aggregate principal amount not to exceed the aggregate of the amounts set forth opposite each Cash Collateral Lender's name on Schedule 2.1 to the Cash Collateral Credit Agreement; provided, no Cash Collateral Lender shall be obligated to make Cash Collateral Loans in excess of such Cash Collateral Lender's share of the Cash Collateral Commitments as set forth adjacent to such Cash Collateral Lender's name on Schedule 2.1 to the Cash Collateral Credit Agreement.

      "Cash Collateral Control Agreement" shall mean that certain Control Agreement dated as of the Closing Date among the Agent, the Lessor, the Construction Agent and the Intermediary.

      "Cash Collateral Credit Agreement" shall mean the Cash Collateral Credit Agreement, dated as of the Closing Date, among the Borrower, the Agent and the Cash Collateral Lenders, as specified therein.

      "Cash Collateral Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Cash Collateral Credit Agreement Event of Default.

      "Cash Collateral Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Cash Collateral Credit Agreement.

      "Cash Collateral Eurodollar Loans" shall mean Cash Collateral Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

      "Cash Collateral Lenders" shall mean First Union National Bank and shall include the several banks and other financial institutions from time to time party to the Cash Collateral Credit Agreement that commit to make the Cash Collateral Loans.

      "Cash Collateral Loan" shall mean the loans made pursuant to the Cash Collateral Commitments.

      "Cash Collateral Loan Balance" shall mean, at any date of determination, the sum of the outstanding aggregate principal amount of Cash Collateral Loans, plus any accrued and unpaid interest owing to the Cash Collateral Lenders under the Cash Collateral Notes, plus any amounts payable to any Cash Collateral Lender pursuant to Section 11.4 of the Participation Agreement, plus, to the extent the same is not duplicative of the amounts payable under any of the foregoing, all other amounts then due and payable to any Cash Collateral Lender under any Operative Agreement.

      "Cash Collateral Maturity Date" shall mean the second anniversary of the Closing Date, unless a later date has been expressly agreed to in writing by each of the Borrower, the Lessee, the Agent, and each of the Cash Collateral Lenders.

      "Cash Collateral Note" shall have the meaning given to it in Section 2.2 of the Cash Collateral Credit Agreement.

      "Cash Collateral Obligations" means the collective reference to all obligations, now existing or hereafter arising, owing by the Borrower and/or the Lessee and/or any of their affiliates to the Cash Collateral Lenders under or pursuant to the Operative Agreements whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Cash Collateral Credit Agreement, the Lease Agreement, the Agency Agreement, the Cash Collateral Notes, or any of the other Operative Agreements, whether on account of principal, advanced amounts, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Cash Collateral Lenders) that are required to be paid by the Borrower and/or the Lessee pursuant to the terms of the Operative Agreements.

      "Cash Collateral Rent" shall mean, at any date of determination, an amount sufficient to pay the Cash Collateral Loan Balance then due and owing.

      "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (b) U.S. dollar denominated time and demand deposits and certificates of deposit of any Approved Bank having capital and surplus in excess of $500,000,000, in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes, in each case with maturities of not more than 270 days from the date of acquisition, issued by any Approved Bank (or by the parent company thereof), or issued or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's (d) repurchase agreements with a bank or trust company (including any of the Tranche B Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, and (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (a) through (c).

      "Cash Interest Expense" means, for any period, interest expense (net of interest income) of the Lessee and its Consolidated Subsidiaries for such period including, without duplication, Consolidated interest capitalized in such period, minus non-cash interest expense of the Lessee and its Consolidated Subsidiaries for such period, in each case determined in accordance with GAAP.

      "Casualty" shall mean any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

      "CERCLA"   shall   mean   the   Comprehensive    Environmental   Response,
Compensation, and Liability Act of 1980, 42 U.S.C.ss.9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

      "Change  in GAAP  Notice"  shall  have the  meaning  given to such term in
Section 10.1(c) of the Participation Agreement.

      "Chattel Paper" shall have the meaning given to such term in Section 1 of the Security Agreement.

      "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including without limitation reasonable attorney's fees and expenses) of any nature whatsoever, but excluding Impositions.

      "Closing" shall have the meaning given to such term in Section 3 of the Note Purchase Agreement.

      "Closing Date" shall mean September 26, 2001.

      "Code" shall mean the Internal Revenue Code of 1986 together with rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

      "Collateral" shall mean all assets of the Lessor, the Construction Agent and the Lessee, now owned or hereafter acquired, upon which a Lien is purported to be created by one or more of the Security Documents.

      "Commencement Date" shall have the meaning specified in Section 2.2 of the Lease.

      "Commitments" shall mean the Tranche A Commitments of each Tranche A Note Purchaser as set forth in Schedule A to the Note Purchase Agreement, as such Schedule A may be amended or replaced from time to time, the Tranche B Commitments of each Tranche B Lender as set forth in Schedule 2.1 to the Tranche B Credit Agreement, as such Schedule 2.1 may be amended or replaced from time to time and the Cash Collateral Commitments of each Cash Collateral Lender as set forth in Schedule 2.1 to the Cash Collateral Credit Agreement, as such Schedule
2.1 may be amended or replaced from time to time.

      "Commitment Percentage" shall mean, as to any Primary Financing Party at any time, the percentage which such Primary Financing Party's Commitment then constitutes of the aggregate Commitments (or, with respect to the Tranche B Lenders, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Primary Financing Party's Financing then outstanding constitutes of the aggregate principal amount of all of the Financing then outstanding).

      "Commitment Period" shall mean the period from and including the Closing Date to and including the Construction Period Termination Date, or such earlier date as the Tranche B Commitments shall terminate as provided in the Tranche B Credit Agreement.

      "Completion" shall mean, with respect to the Property, such time as the acquisition, installation, testing and final completion (subject to completion of punch list items) of the

Improvements on the Property has been achieved in accordance with the Plans and Specifications, the Agency Agreement and/or the Lease, and in compliance with all Legal Requirements and Insurance Requirements and a certificate of occupancy has been issued with respect to the Property by the appropriate governmental entity (except if non-compliance, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect or if compliance with any of the foregoing is otherwise waived by the Agent upon instruction from the Secured Parties in accordance with the terms of the Intercreditor Agreement).

      "Completion Date" shall mean the date on which Completion for the Property has occurred.

      "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including without limitation an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in a change in access to the Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

      "Consolidated" refers to the Lessee and its Subsidiaries the accounts of which are consolidated with those of the Lessee for financial reporting purposes.

      "Consolidated EBITDAR" means, for any period, net income (or net loss) of the Lessee and its Consolidated Subsidiaries for such period plus (a) the sum of
(i) interest expense (net of interest income), (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) Consolidated Rent Expense,
(vi) extraordinary losses in excess of $5,000,000 and (vii) LIFO charges of the Lessee and its Consolidated Subsidiaries, in each case for such period, minus
(b) the sum of (i) extraordinary gains in excess of $5,000,000 and (ii) LIFO credits of the Lessee and its Consolidated Subsidiaries, in each case for such period, all determined in accordance with GAAP.

      "Consolidated Rent Expense" means, for any period, rental expense (net of rental income) of the Lessee and its Consolidated Subsidiaries determined in accordance with GAAP for such period.

      "Consolidated Subsidiary" shall mean, as to any Person, any Subsidiary of such Person which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Person for purposes of financial accounting statements.

      "Consolidated Tangible Net Worth" means, at any date of determination, the sum of all amounts which would be included under shareholders' equity on a Consolidated balance sheet of the Lessee and its Subsidiaries determined in accordance with GAAP as at such date less all assets of the Lessee and its Subsidiaries, determined on a Consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP.

      "Construction Advance" shall mean an advance of funds to pay Project Costs pursuant to Section 5.4 of the Participation Agreement.

      "Construction Agent" shall mean Toys "R" Us, Inc., a Delaware corporation, as the construction agent under the Agency Agreement.

      "Construction Budget" shall mean the cost (net of any amounts payable by the seller under the Purchase Agreement or made available to the Lessor, the Lessee or the Construction Agent from funds held in escrow or other arrangements made pursuant to the Purchase Agreement) of acquisition, installation, testing, repairing, renovating, constructing, equipping and developing the Property and other Project Costs as determined by the Construction Agent in its reasonable, good faith judgment.

      "Construction Commencement Date" shall mean, with respect to Improvements, the date on which construction of such Improvements commences pursuant to the Agency Agreement.

      "Construction Contract" shall mean each of (i) the construction contract between the Construction Agent and the General Contractor, and (ii) each other contract entered into between the Construction Agent or the Lessee with a Contractor for the construction of Improvements or any portion thereof on the Property, in each case in form and substance reasonably satisfactory to the Lessor.

      "Construction  Documents" shall mean each of the  Construction  Contracts,
the   Construction   Budget,   the   Construction   Schedule,   the   Plans  and
Specifications, and each Performance Bond.

      "Construction Period" shall mean the period commencing on the Construction Commencement Date for the Property and ending on the Completion Date for the Property.

      "Construction Period Property" shall have the meaning given to such term in Section 5.3(b) of the Agency Agreement.

      "Construction Period Termination Date" shall mean (a) the earlier of (i) the date that the Tranche B Commitments have been terminated in their entirety in accordance with the terms of Section 2.5(a) of the Tranche B Credit Agreement, or (ii) September 26, 2003 (subject to extension in accordance with Section 5.9 of the Participation Agreement) or (b) any such later date as shall be agreed to by the Majority Secured Parties.

      "Construction Schedule" shall mean the schedule prepared by the Construction Agent in its reasonable, good faith judgment reflecting, in reasonable detail, the anticipated progress and timing of the acquisition, installation, testing, repairing, renovating, constructing, equipping and developing the Property.

      "Contractor" shall mean each entity with whom the Construction Agent or the Lessee contracts to construct any Improvements or any portion thereof on the Property.

      "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

      "Credit Documents" shall mean the Participation Agreement, the Tranche B Credit Agreement, the Note Purchase Agreement, the Cash Collateral Credit Agreement, the Notes and the Security Documents.

      "Debt Rating" shall mean, as of any date of determination thereof and with respect to any Person, the ratings most recently published by the Rating Agencies relating to the unsecured, unsupported senior long-term debt obligations of such Person.

      "Deed" shall mean a bargain and sale deed regarding the Land and/or Improvements in form and substance satisfactory to the Agent.

      "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

      "Discounted Value" shall mean, with respect to the Called Principal of any Tranche A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

      "Dispute" shall mean any claim or controversy arising out of, or relating to, the Operative Agreements between or among the parties thereto.

      "Documents" shall have the meaning given to such term in Section 1 of the Security Agreement.

      "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

      "Domestic Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

      "Election Date" shall have the meaning given to such term in Section 20.1 of the Lease.

      "Election  Notice"  shall have the  meaning  given to such term in Section
20.1 of the Lease.

      "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including without limitation any Multiemployer Plan), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue

Service and the Department of Labor in rules, regulations, releases or bulletins in effect on the Closing Date.

      "Environmental Claims" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) relating to or affecting the Property arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

      "Environmental Laws" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., and state statutes analogous thereto.

      "Environmental  Reports"  shall  have the  meaning  given to such  term in
Section 6.2(t) of the Participation Agreement.

      "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law relating to or affecting the Property.

      "Equipment" shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired using the proceeds of Advances by the Construction Agent, the Lessee or the Lessor and all improvements and modifications thereto and replacements thereof, whether or not now owned or hereafter acquired or now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements, including but without limiting the generality of the foregoing, all equipment described in the Appraisal including without limitation all heating, electrical, and mechanical equipment, lighting fixtures, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including without limitation window cleaning apparatus), telephones, communications systems (including without limitation satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

      "Equipment Schedule" shall mean (a) each Equipment Schedule attached to the applicable Requisition and (b) each Equipment Schedule attached to the applicable Lease Supplement.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" shall mean each entity required to be aggregated with the Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

      "Escrow Account" shall mean that certain deposit account (including without limitation the deposits and other property in such account) which is held at First Union National Bank as account number 2572004235.

      "Escrow Account Control Agreement" shall mean that certain Control Agreement dated as of the Closing Date among the Agent, the Lessor, the Construction Agent and the Escrow Agent.

      "Escrow Agent" shall mean First Union National Bank, a national banking association, as escrow agent regarding the Escrow Account.

      "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates
(expressed  as a  decimal)  of  reserve  requirements  in  effect  on  such  day
(including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed on eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

      "Eurodollar Loans" shall mean Tranche B Eurodollar Loans and Cash Collateral Eurodollar Loans.

      "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to a fraction (a) expressed as a percentage (rounded upward to the nearest one one-hundredth (1/100) of one percent (1%)) (i) with the numerator equal to a per annum interest rate determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), reported on Telerate page 3750 as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period and (ii) the denominator equal to 100% minus the Eurocurrency Reserve Requirements. In the event no such offered rates appear on Telerate page 3750, "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to a fraction (b) expressed as a percentage (rounded upward to the nearest one one-hundredth (1/100) of one percent (1%))
(i) with the numerator equal to a per annum interest rate determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), which appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) two
(2) Business Days before the first day of such Interest Period (provided that if at least two (2) such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates) and (ii) the denominator equal to 100% minus the Eurocurrency Reserve Requirements. As used herein, "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("RMMRS"). In the event the RMMRS is not then quoting such offered rates, "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to a fraction (c) expressed as a percentage (rounded upward to the nearest one one-hundredth (1/100) of one percent (1%)) (i) with the numerator equal to the average per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding) as of two (2) Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested Eurodollar Loan and (ii) the denominator equal to 100% minus the Eurocurrency Reserve Requirements. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate from another recognized service or interbank quotation, or by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

      "Event  of  Default"  shall  mean a Lease  Event  of  Default,  an  Agency
Agreement Event of Default, a Tranche B Credit Agreement Event of Default, a Cash Collateral Credit Agreement Event of Default or a Note Purchase Agreement Event of Default.

      "Event of Loss" shall mean any Casualty, Condemnation or Environmental Violation that causes or results in the delivery of a Termination Notice by the Lessee in accordance with Section 16.1 of the Lease.

      "Excepted Payments" shall mean:

            (a) all indemnity payments (including without limitation indemnity payments made pursuant to Section 11 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which any Financing Party or any of its Affiliates, agents, officers, directors or employees is entitled;

            (b) any amounts (other than Basic Rent or Termination Value) payable under any Operative Agreement to reimburse any Financing Party or any of its Affiliates (including without limitation the reasonable expenses of any Financing Party incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Agreement;

            (c) any amount payable to the Lessor or any Primary Financing Party by a transferee permitted under the Operative Agreements as the purchase price of the Lessor's interest in the Borrower's Interest (which amount shall not include any amounts necessary to pay the principal, interest and Make-Whole Amount on the Notes or any other amount payable to the Agent or the Primary Financing Parties) or such Primary Financing Party's interest in the transactions contemplated by the Operative Agreements (or a portion thereof);

            (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable or any Financing Party;

            (e) any insurance proceeds under policies maintained by the Lessor or any other Financing Party pursuant to or in accordance with the terms of the Operative Agreements;

            (f) Transaction Expenses or other amounts, fees, disbursements or expenses paid or payable to or for the benefit of the Lessor or any other Financing Party;

            (g) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (f) above; and

            (h) any rights of the Financing Parties to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the right to terminate the Lease.

      "Excess Land" shall mean, with respect to the Property, any undeveloped Land which has been identified and subdivided by the Lessee or the Construction Agent for sale, transfer and conveyance to a third party which is not a Subsidiary or Affiliate of the Lessee or the Construction Agent in accordance with the requirements of Section 8.13 of the Participation Agreement.

      "Excess Land Payment Amount" shall mean, with respect to any Excess Land sold in accordance with Section 8.13 of the Lease, the net sales proceeds of such Excess Land.

      "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

      "Exculpated Persons" shall mean the Lessor (except with respect to the representations and warranties and the other obligations of the Lessor pursuant to the Operative Agreements expressly undertaken by it in its capacity as a Primary Financing Party), its officers, directors, shareholders and partners.

      "Exempt Payments" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

      "Existing Environmental Matters" shall have the meaning given to such term in Section 6.2(t) of the Participation Agreement.

      "Expiration Date" shall mean the last day of the Term; provided, in no event shall the Expiration Date be later than the tenth anniversary of the Closing Date, unless a later date has been expressly agreed to in writing by each of the Lessor, the Lessee, the Agent, and the Primary Financing Parties in accordance with the terms and conditions set forth in Section 2.2 of the Lease.

      "Fair Market Sales Value" shall mean, with respect to the Property, the amount, which in any event, shall not be less than zero (0), that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, the Property. Fair Market Sales Value of the Property shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, the Property is in the condition and state of repair required under Section 10.1 of the Lease and the Lessee is in compliance with the other requirements of the Operative Agreements.

      "Federal Funds Effective Rate" shall have the meaning given to such term in the definition of ABR.

      "Financial   Officer"  means  the  chief  financial   officer,   principal
accounting officer, treasurer or controller of the Lessee.

      "Financing" shall mean the financing extended pursuant to the Tranche B Credit Agreement, the Cash Collateral Credit Agreement or the Note Purchase Agreement and shall include both the Tranche A Proceeds, the Tranche B Loans and the Cash Collateral Loans.

      "Financing Parties" shall mean the Lessor, the Agent, the Escrow Agent and the Primary Financing Parties.

      "First  Priority  Liens"  shall  have the  meaning  given to such  term in
Section 3.1 of the Intercreditor Agreement.

      "Fixed Charge Coverage Ratio" means, on each date of determination, the ratio of Consolidated EBITDAR to the sum of Consolidated Cash Interest Expense and Consolidated Rent Expense for the period of four consecutive fiscal quarters of the Lessee ended on or immediately prior to such date.

      "Fixtures" shall mean all fixtures relating to the Improvements, including without limitation all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

      "Force Majeure Event" shall mean any event including without limitation strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, fire or other casualty, inability to obtain labor or materials, governmental actions or inaction, civil commotion and enemy action, if such event shall be beyond the control of the Construction Agent; but excluding any event, cause or condition that results from the Construction Agent's or Lessee's financial condition.

      "Form W-8BEN" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

      "Form W-8ECI" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

      "Funded Indebtedness" means, with respect to any Person, without duplication, (a) all Indebtedness of such Person other than Indebtedness of the types referred to in clauses (f) and (h) of the definition of "Indebtedness",
(b) all Indebtedness of another Person of the type referred to in clause (a) above secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, and (c) all Guaranty Obligations of such Person with respect to Indebtedness of the type referred to in clause (a) above of another Person.

      "Funded Indebtedness to Capitalization Ratio" means, with respect to the Lessee and its Consolidated Subsidiaries, the ratio of (a) Funded Indebtedness of the Lessee and its Consolidated Subsidiaries to (b) Total Capitalization of the Lessee and its Consolidated Subsidiaries.

      "GAAP" shall mean generally accepted accounting principles, consistently applied, set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

      "General Contractor" means the general contractor in connection with the Property selected by the Construction Agent and reasonably acceptable to Agent.

      "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Property.

      "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

      "Guarantor" shall mean Toys "R" Us, Inc., as guarantor under the Structural Guarantee.

      "Hard Costs" shall mean all costs and expenses payable for supplies, materials, labor, general conditions (including bonds, insurance and utilities) and profit for contractors and subcontractors; fees of a construction manager, if any; administrative, supervision, travel and overhead costs incurred by the Construction Agent or construction manager; permit fees; all so-called "impact", "tap", "development" or "traffic generation assessment" fees; periodic on-site inspections required to be made by the project engineer or other special consultants; and the cost of payment and performance bonds required by governmental authorities; in each case with respect to the Improvements under any Construction Contract.

      "Hazardous Substance" shall mean any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

      "Impositions" shall mean any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever ("Taxes") including but not limited to (i) real and personal property taxes, including without limitation personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (vi) assessments on the Property, including without limitation all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) taxes, Liens, assessments or charges asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and all interest, additions to tax and penalties, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Indemnified Person, the Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, purchase, acceptance, rejection, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on or in, delivery, insuring, use, rental, lease, operation, improvement, sale, transfer of title, return or other disposition of the Property or any part thereof or interest therein; (c) the Notes, other indebtedness with respect to the Property, or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from the Property or any part thereof or interest therein; (e) the Operative Agreements, the execution, performance or enforcement thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Agency Agreement) relating to the construction, acquisition or delivery of the Property or any part thereof or interest therein; (h) the issuance of the Notes; (i) the Borrower or the Borrower's Interest; or (j) otherwise in connection with the transactions contemplated by the Operative Agreements.

      "Improvements" shall mean, with respect to the construction, repair, renovations, replacement and/or Modifications on the Land, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased or otherwise acquired using the proceeds of Advances, together with any and all appurtenances to such buildings, structures or improvements, including without limitation sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any Improvements existing as of the Closing Date as such Improvements may be referenced on the applicable Requisition and (b) any Improvements made subsequent to the Closing Date.

      "Indebtedness" of any Person means, at a particular time, all items which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of property (other than trade payables and accrued liabilities incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale or title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person, (e) all drafts drawn under letters of credit issued for the account of such Person to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), (g) obligations under capital leases and (h) Guarantees in respect of the foregoing; provided that any Indebtedness owing by the Lessee to any of its Subsidiaries or by any Subsidiary of the Lessee to the Lessee or by any Subsidiary of the Lessee to any other Subsidiary of the Lessee or any Guarantees in respect thereof shall not constitute Indebtedness for purposes of this definition; and provided, further, that the amount of any such Guarantees shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantees is made and (b) the maximum amount for which such Person may be liable pursuant to the terms of the agreement embodying such Guarantees unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Guarantees shall be such Person's maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

      "Indemnified Person" shall mean the Lessor, the Agent, the Placement Agent, the Escrow Agent, the Primary Financing Parties and their respective successors, assigns, directors, trustees, shareholders, partners, officers, employees, agents and Affiliates.

      "Indemnity Provider" shall mean the Lessee.

      "Initial Construction Advance" shall mean any initial Advance to pay for Property Costs for construction of any Improvements.

      "Instruments" shall have the meaning given to such term in Section 1 of the Security Agreement.

      "Insurance Consultant" shall mean Marsh USA Inc.

      "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of the Lessee or the Construction Agent, as the case may be.

      "Intercreditor Agreement" shall mean that certain Intercreditor and Lien Subordination Agreement dated as of the Closing Date among the Lessee, the Lessor, the Tranche A Note Purchasers, the Tranche B Lenders, the Cash Collateral Lenders and the Agent.

      "Interest Period" shall mean during the Commitment Period and thereafter as to any Eurodollar Loan (i) with respect to the initial Interest Period and any Interest Period immediately following a conversion from an ABR Loan to a Eurodollar Loan, the period beginning on the date of such Eurodollar Loan and ending on the first day of the following month, and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one (1) month thereafter; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Expiration Date, as the case may be, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, (D) there shall not be more than four (4) Interest Periods outstanding at any one (1) time.

      "Interim Term" shall have the meaning given to such term in Section 2.2 of the Lease.

      "Intermediary"   shall  mean  Wells   Fargo   Bank   Northwest,   National
Association, a national banking association.

      "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

      "Land" shall mean a parcel of real property described on (a) the Requisition issued by the Construction Agent on the Closing Date relating to such parcel and (b) the schedules to each applicable Lease Supplement executed and delivered in accordance with the requirements of Section 2.4 of the Lease, but shall exclude the Excess Land if and when such Excess Land is sold pursuant to Section 21.1 of the Lease.

      "Land Cost" shall have the meaning specified in Section 5.4 of the Agency Agreement.

      "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

      "Lease" or "Lease Agreement" shall mean the Lease Agreement dated as of the Closing Date, between the Lessor and the Lessee, together with the Lease Supplement thereto.

      "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

      "Lease Event of Default" shall have the meaning specified in Section 17.1 of the Lease.

      "Lease Supplement" shall mean the Lease Supplement substantially in the form of Exhibit A to the Lease, together with all attachments and schedules thereto.

      "Legal Requirements" shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Lessor, the Lessee, the Agent, any Primary Financing Party or the Property, Land, Improvement, Equipment or the taxation, demolition, construction, use or alteration of such Property, Land, Improvements, or Equipment whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to the Property or in any way limit the use and enjoyment thereof (including without limitation all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including without limitation all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting the Property or the Appurtenant Rights.

      "Lessee" shall have the meaning set forth in the Lease.

      "Lessee Credit Agreement" shall mean that certain 364-Day Credit Agreement dated as of September 19, 2001, among Lessee, as borrower, The Bank of New York, as Administrative Agent and the lenders party thereto as such may hereafter be amended, modified, supplemented, restated and/or replaced from time to time.

      "Lessor" shall mean First Union Development Corporation, a North Carolina corporation, and any successor, replacement and/or additional lessor or lessor expressly permitted under the Operative Agreements.

      "Lessor  Financing  Statements"  shall mean UCC financing  statements  and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

      "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor pursuant to Section 11 of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Property, the Borrower's Interest or the Operative Agreements other than the transfer of title to or possession of any Property by the Lessor pursuant to and in accordance with the Lease, the Note Purchase Agreement, the Tranche B Credit Agreement, the Cash Collateral Credit Agreement, the Security Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in
Article XVII of the Lease.

      "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

      "Limited Recourse Amount" shall mean with respect to the Property, an amount equal to the Termination Value with respect to the Property on each Payment Date, less the Maximum Residual Guarantee Amount as of such date with respect to the Property.

      "Majority Cash Collateral Lenders" shall mean at any time, Cash Collateral Lenders whose Cash Collateral Loans outstanding represent at least fifty-one percent (51%) of (a) the aggregate Cash Collateral Loans outstanding or (b) to the extent there are no Cash Collateral Loans outstanding, the aggregate of the Cash Collateral Commitments.

      "Majority Secured Parties" shall mean at any time, Primary Financing Parties whose Financings outstanding represent at least fifty-one percent (51%) of (a) the aggregate Financings outstanding or (b) to the extent there are no Financings outstanding, the aggregate of the Primary Financing Party Commitments.

      "Majority Tranche A Note Purchasers" shall mean at any time, Tranche A Note Purchasers whose Tranche A Proceeds outstanding represent at least fifty-one percent (51%) of the aggregate Tranche A Proceeds outstanding.

      "Majority Tranche B Lenders" shall mean at any time, Tranche B Lenders whose Tranche B Loans outstanding represent at least fifty-one percent (51%) of
(a) the aggregate Tranche B Loans outstanding or (b) to the extent there are no Tranche B Loans outstanding, the aggregate of the Tranche B Commitments.

      "Make-Whole Amount" shall mean, with respect to any Tranche A Note, an amount equal to the excess, if any of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Tranche A Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. In the event any holder of a Tranche A Note disagrees with the calculation by the Lessee or Borrower of the Make Whole Amount, such holder of a Tranche A Note shall provide notice to the Lessee, Borrower and the other holders of the Tranche A Notes setting forth in reasonable detail its calculation of the Make Whole Amount. In case of such a disagreement, the calculation of the Make Whole Amount shall be made by an independent accounting firm reasonably acceptable to the parties to such disagreement.

      "Marketing Notice" shall have the meaning given to such term in Section 3.2(c) of the Intercreditor Agreement.

      "Marketing Period" shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Expiration Date.

      "Marketing Price" shall have the meaning given to such term in Section 3.2(c) of the Intercreditor Agreement.

      "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of any Person and its Subsidiaries taken as a whole.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Lessee and its Consolidated Subsidiaries taken as a whole, (b) the ability of Lessee to perform its obligations under any Operative Agreement to which it is a party, (c) the validity or enforceability of any Operative Agreement or the rights and remedies of the Agent, the Primary Financing Parties, or the Lessor thereunder, (d) the validity, priority or enforceability of any Lien on the Property or the Collateral created by any of the Operative Agreements, or (e) the fair market value, utility or useful life of the Property or the use, or ability of the Lessee to use, the Property for the purpose for which it was intended.

      "Material Subsidiary Group" means any Subsidiary or group of Subsidiaries as to which, individually or in the aggregate, any of the following tests are met: (a) the Lessee's and the other Subsidiaries' investments in and advances to such Subsidiary or group of Subsidiaries exceed 10% of the total assets of the Lessee and its Subsidiaries on a Consolidated basis as of the last day of the most recently completed fiscal year of the Lessee, (b) such Subsidiary's or group of Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Lessee and its Subsidiaries on a Consolidated basis exceeds 10% of the total assets of the Lessee and its Subsidiaries on a Consolidated basis as of the last day of the most recently completed fiscal year of the Lessee, or (c) the equity in the income from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of such Subsidiary or group of Subsidiaries exceeds 10% of such income of the Lessee and its Subsidiaries on a Consolidated basis for the most recently completed fiscal year of the Lessee. In the event any new Subsidiary shall be acquired or formed, the status of any one or more Subsidiaries as a Material Subsidiary Group shall be determined on a pro forma basis, giving effect to such acquisition or formation as if it had occurred at the beginning of the most recently completed fiscal year of the Lessee.

      "Maturity Date" shall mean the Expiration Date.

      "Maximum Amount" shall have the meaning given to such term in Section 5.4 of the Agency Agreement.

      "Maximum Residual Guarantee Amount" shall mean, at any date of determination, an amount equal to the sum of all amounts due and owing to the Tranche A Note Purchasers under the Note Purchase Agreement, the Tranche A Notes and under any other Operative Agreement.

      "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

      "Moody's" shall mean Moody's Investors Service, Inc.

      "Mortgage Instruments" shall mean each deed of trust and any other instrument executed by the Lessor and the Lessee in favor of the Agent (for the benefit of the Primary Financing Parties and the Lessor) and evidencing a Lien on the Property, in form and substance reasonably acceptable to the Agent, including without limitation the Tranche A Mortgage Instrument and the Tranche B Mortgage Instrument.

      "Multiemployer  Plan" shall mean a  multiemployer  plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Lessee or any ERISA Affiliate and that is covered by Title IV of ERISA.

      "Multiple Employer Plan" shall mean a plan to which the Lessee or any ERISA Affiliate and at least one (1) other employer other than an ERISA Affiliate is making or accruing an obligation to make, or has made or accrued an obligation to make, contributions.

      "Net Worth" means, as of any date, shareholders' equity or net worth of the Lessee and its Consolidated Subsidiaries on a consolidated basis as determined in accordance with GAAP.

      "Non-GAAP Expenses" shall mean Tranche A Non-GAAP Interest Expense, up-front structuring fees and any monthly extension fees paid or payable to the Tranche B Lenders, any other non-capitalized expenses relating to the Property determined in accordance with GAAP, as such term was defined on the Closing Date, and any other non-capitalized expenses expressly approved by Lessor and each Tranche B Lender (in their sole discretion) from time to time.

      "Non-prohibited Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and by appropriate proceedings diligently conducted by the Lessee or a Subsidiary of Lessee, as applicable, and provided that the Lessee shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in good faith by appropriate proceedings;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or to secure public or statutory obligations;

            (d) Liens securing the performance of, or payment in respect of, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (m) of Section 17.1 of the Lease.

            (f) any interest or title of a lessor or sublessor (other than a lessor or sublessor under a lease or sublease that constitutes a Capital Lease Obligation or that is entered into as part of a sale-leaseback arrangement) and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business;

            (g) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods;

            (h) customary rights of setoff upon deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business;

            (i) Liens on goods (or related documents of title) securing reimbursement obligations under trade letters of credit issued for the account of the Lessee or its Subsidiaries in the ordinary course of business in connection with the purchase of such goods; and

            (j) easements, operating agreements, covenants, conditions, rights of way, survey exceptions, licenses, zoning restrictions and other encumbrances on title to, or restriction on the use of, real property that do not render title to the property encumbered thereby unmarketable or adversely affect the use of such property for its present purposes in any material manner;

provided that, except as provided in clauses (d), (h) and (i) above, the term "Non-prohibited Encumbrances" shall not include any Lien securing Indebtedness.

      "Note Purchase Agreement" shall mean that certain Note Purchase Agreement dated as of the Closing Date among the Tranche A Note Purchasers, the Borrower and the Agent.

      "Note Purchase Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Note Purchase Agreement Event of Default.

      "Note Purchase Agreement Event of Default " shall have the meaning given to such term in Section 11 of the Note Purchase Agreement.

      "Notes" shall mean those notes issued to the Primary Financing Parties pursuant to the Note Purchase Agreement, the Tranche B Credit Agreement or the Cash Collateral Credit Agreement and shall include all of the Tranche A Notes, the Tranche B Notes and the Cash Collateral Notes.

      "Obligations" shall have the meaning given to such term in Section 1 of the Security Agreement.

      "Officer's Certificate" with respect to any person shall mean a certificate executed on behalf of such person by a Responsible Officer who has made or caused to be made such examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion with respect to the subject matter of such Officer's Certificate.

      "Operative Agreements" shall mean the following: the Participation Agreement, the Agency Agreement, the Note Purchase Agreement, the Tranche B Credit Agreement, the Cash Collateral Credit Agreement, the Notes, the Lease, the Lease Supplement, the Security Agreement, the Assignment of Escrow Account, the Escrow Account Control Agreement, the Cash Collateral Agreement, the Cash Collateral Control Agreement, the Intercreditor Agreement, the Structural Guarantee, the Mortgage Instruments, the other Security Documents, the Deed, the Bills of Sale and any and all other agreements, documents and instruments executed in connection with any of the foregoing.

      "Ordinary Course Liens" shall mean:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 8.3A.4;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in good faith by appropriate proceedings;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or to secure public or statutory obligations;

            (d) Liens securing the performance of, or payment in respect of, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (m) of Section 17.1 of the Lease;

            (f) any interest or title of a lessor or sublessor (other than a lessor or sublessor under a lease or sublease that constitutes a Capital Lease Obligation or that is entered into as part of a sale-leaseback arrangement) and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business;

            (g) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods;

            (h) customary rights of setoff upon deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business;

            (i) Liens on goods (or related documents of title) securing reimbursement obligations under trade letters of credit issued for the account of the Lessee or its

      Subsidiaries in the ordinary course of business in connection with the purchase of such goods; and

            (j) easements, operating agreements, covenants, conditions, rights of way, survey exceptions, licenses, zoning restrictions and other encumbrances on title to, or restrictions on the use of, real property that do not render title to the property encumbered thereby unmarketable or adversely affect the use of such property for its present purposes in any material manner;

provided that, except as provided in clauses (d), (h) and (i) above, the term "Ordinary Course Liens" shall not include any Lien securing Indebtedness.

      "Original Executed Counterpart" shall have the meaning given to such term in Section 5 of Exhibit A to the Lease.

      "Overdue Interest" shall mean any interest payable pursuant to Section 2.8(b) of the Tranche B Credit Agreement or Section 2.8(b) of the Cash Collateral Credit Agreement, as applicable.

      "Overdue Rate" shall mean (a) with respect to Basic Rent and Supplemental Rent, and any other amount owed under or with respect to the Tranche B Credit Agreement, the Note Purchase Agreement, the Cash Collateral Credit Agreement, the Notes or the Security Documents, the rate specified in Section 2.8(b) of the Tranche B Credit Agreement, Section 2.8(b) of the Cash Collateral Credit Agreement or 7.1(b) of the Note Purchase Agreement, as applicable, and (b) with respect to any other amount, the amount referred to in clause (y) of Section 2.8(b) of the Tranche B Credit Agreement, clause (y) of Section 2.8(b) of the Cash Collateral Credit Agreement or clause (y) of Section 7.1(b) of the Note Purchase Agreement, as applicable.

      "Participant" shall have the meaning given to such term in Section 9.7 of the Tranche B Credit Agreement or Section 9.7 of the Cash Collateral Credit Agreement, as applicable.

      "Participation Agreement" shall mean the Participation Agreement dated as of the Closing Date, among the Lessee, the Lessor, the Primary Financing Parties, the Agent and the Escrow Agent.

      "Payment Date" shall mean any Scheduled Interest Payment Date and any date on which interest in connection with a prepayment of principal on the Financing is due under the Tranche B Credit Agreement, the Cash Collateral Credit Agreement, the Note Purchase Agreement or the Notes.

      "PBGC"  shall mean the Pension  Benefit  Guaranty  Corporation  created by
Section 4002(a) of ERISA or any successor thereto.

      "Pension  Plan"  shall mean a "pension  plan",  as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which the Lessee or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      "Performance Bonds" shall mean any performance bonds and labor and material payment bonds as to the General Contractor and any other Contractor (and any of their respective subcontractors) as may be reasonably required by the Agent, each of which shall name the Lessor and the Agent as additional obligees.

      "Permitted  Encumbrances"  shall  have the  meaning  given to such term in
Section 5 of the Purchase Agreement.

      "Permitted Facility" shall mean Pointview Corporate Park, located in Wayne, New Jersey (together with improvements existing or to be built thereon).

      "Permitted Liens" shall mean, with respect to the Property:

            (a) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

            (b) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease for no longer than the duration of the Lease;

            (c) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 13.1 of the Lease;

            (d) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than thirty (30) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

            (e) Liens of any of the types referred to in clause (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements reasonably satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

            (f) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP, which are or will be covered by a policy or policies of insurance or for which other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and, if such appeal relates to Taxes, the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease have been satisfied;

            (g) Liens in favor of municipalities to the extent agreed to by the Lessor and the Agent;

            (h) all encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which, in the reasonable assessment of the Agent, will have a Material Adverse Effect;

            (i) any other Lien expressly consented to or approved by the Agent; and

            (j) Permitted Encumbrances.

      "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

      "Placement Agent" shall mean First Union Securities, Inc., in its capacity as the Placement Agent under the Note Purchase Agreement.

      "Plan" means an employee benefit or other plan established or maintained by the Lessee or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

      "Plans and Specifications" shall mean, with respect to Improvements, Equipment and other components of the Property, the plans and specifications for such Improvements, Equipment and other components of the Property to be constructed, as such Plans and Specifications may be amended, modified or supplemented from time to time in accordance with the terms of the Operative Agreements.

      "Primary Financing Party Commitments" shall mean the Primary Financing Party Commitment of (i) each Tranche A Note Purchaser as set forth on Schedule A to the Note Purchase Agreement, as such Schedule A may be amended and replaced from time to time, (ii) each Tranche B Lender as set forth in Schedule 2.1 to the Tranche B Credit Agreement as such Schedule 2.1 may be amended and replaced from time to time and (iii) each Cash Collateral Lender as set forth in Schedule
2.1 to the Cash Collateral Credit Agreement as such Schedule 2.1 may be amended and replaced from time to time.

      "Primary Financing Parties" shall mean the Tranche A Note Purchasers, the Tranche B Lenders, the Cash Collateral Lenders and any other banks, financial institutions or other institutional investors which may be from time to time a Tranche A Note Purchaser, a Tranche B Lender or a Cash Collateral Lender to the Participation Agreement and any of the Tranche B

Credit Agreement, the Note Purchase Agreement or the Cash Collateral Credit Agreement pursuant to the terms thereof.

      "Primary Financing Party Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in the Collateral subject to the Security Documents.

      "Prime Lending Rate" shall have the meaning given to such term in the definition of ABR.

      "Prohibited Transaction" shall mean a transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

      "Project Cost" shall have the meaning given to such term in Section 5.1 of the Participation Agreement; provided, however, Project Costs shall not include any amounts paid by the seller under the Purchase Agreement or otherwise made available to the Lessor or Construction Agent from funds held in escrow or other arrangements made pursuant to the Purchase Agreement.

      "Property" shall mean the Permitted Facility that is (or is to be) acquired, constructed and/or renovated pursuant to the terms of the Operative Agreements, the Land and each item of Equipment and the various Improvements, in each case located on such Land.

      "Property Acquisition Cost" shall mean the cost to the Lessor to purchase the Property on the Closing Date.

      "Property Cost" shall mean, with respect to the Property at any date of determination, an amount equal to (a) the aggregate principal amount of all Advances made on or prior to such date and advanced to or for the benefit of the Construction Agent pursuant to and for the purposes set forth in Section 5.1 of the Participation Agreement with respect to the Property minus (b) the aggregate amount of prepayments or repayments as the case may be of the Tranche A Notes, the Tranche B Loans or the Cash Collateral Loans allocated to reduce the Property Cost of the Property pursuant to Section 8 of the Note Purchase Agreement, Section 2.6(c) of the Tranche B Credit Agreement or Section 2.6(c) of the Cash Collateral Credit Agreement, respectively.

      "PTE" shall have the meaning given to such term in Section 6.2(a) of the Note Purchase Agreement.

      "Purchase Agreement" shall mean collectively, (i) that certain Purchase and Sale Agreement between WWG Pointview LLC, as seller, and Toys "R" Us, Inc, as purchaser, dated as of July 6, 2001 and (ii) that certain letter agreement between WWG Pointview LLC and Toys "R" Us, Inc. dated as of July 6, 2001.

      "Purchase  Option"  shall have the  meaning  given to such term in Section
20.1 of the Lease.

      "Purchasing Lender" shall have the meaning given to such term in Section 9.8(a) of the Tranche B Credit Agreement or Section 9.8(a) of the Cash Collateral Credit Agreement, as applicable.

      "QPAM Exemption" shall mean Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

      "Rating Agencies" shall mean Moody's, S&P and Fitch Investors Service, L.P. or, in each case, any successor nationally recognized statistical rating organization.

      "Register" shall have the meaning given to such term in Section 9.9(a) of the Tranche B Credit Agreement or Section 9.9(a) of the Cash Collateral Credit Agreement, as applicable.

      "Regulation D" shall mean Regulation D of the Board, as the same may be modified and supplemented and in effect from time to time.

      "Regulation T" shall mean Regulation T of the Board, as the same may be modified and supplemented and in effect from time to time.

      "Regulation U" shall mean Regulation U of the Board, as the same may be modified and supplemented and in effect from time to time.

      "Regulation X" shall mean Regulation X of the Board, as the same may be modified and supplemented and in effect from time to time.

      "Reinvestment Yield" shall mean, with respect to the Called Principal of any Tranche A Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in U.S. Treasury securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

      "Related  Financing  Party"  shall have the meaning  given to such term in
Section 3.12 of the Intercreditor Agreement.

      "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

      "Remaining Average Life" shall mean, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

      "Remaining Property" shall mean, as the context shall require, (i) the portion of the Property exclusive of the Excess Land following the subdivision of the Property in accordance with Section 8.13(a) of the Participation Agreement or (ii) the portion of the Property which remains subject to the Lease and the other Operative Agreements after any Excess Land is sold, transferred, conveyed or purchased by any third party in accordance with Section 8.13(b) of the Participation Agreement.

      "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Tranche A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Tranche A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

      "Rent" shall mean, collectively, the Basic Rent, the Cash Collateral Rent and the Supplemental Rent, in each case payable under the Lease.

      "Rent Commencement Date" shall mean the Completion Date.

      "Reportable Event" shall have the meaning specified in Section 4043 of ERISA.

      "Requested Funds" shall mean any funds requested by the Lessee or the Construction Agent, as applicable, in accordance with Section 5 of the Participation Agreement.

      "Requisition" shall have the meaning specified in Section 4.2 of the Participation Agreement.

      "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

      "Restoration" shall have the meaning given to such term in Section 15.1(e) of the Lease.

      "Rule 144A" shall mean Rule 144A of the Securities Act.

      "S&P" shall mean Standard and Poor's Rating Group, a division of The McGraw-Hill Companies, Inc.

      "Sale Date" shall have the meaning given to such term in Section 20.3(a) of the Lease.

      "Sale Notice" shall mean a notice given to the Agent in connection with the election by the Lessee of its Sale Option.

      "Sale Option" shall have the meaning given to such term in Section 20.1 of the Lease.

      "Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease are less than the Limited Recourse Amount with respect to the Property if it has been determined that the Fair Market Sales Value of the Property at the expiration of the term of the Lease has been impaired by greater than ordinary wear and tear during the Term of the Lease.

      "Scheduled Interest Payment Date" shall mean (a) as to any Eurodollar Loan, any ABR Loan and any interest payment pursuant to any Tranche A Note, the first day of each month, unless such day is not a Business Day and in such case on the next occurring Business Day and (b) as to all Financings, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Cash Collateral Maturity Date (in the case of Cash Collateral Loans), Maturity Date or the Expiration Date, as the case may be.

      "SEC" means United States Securities and Exchange Commission.

      "Second  Priority  Liens"  shall  have the  meaning  given to such term in
Section 3.1 of the Intercreditor Agreement.

      "Secured Parties" shall have the meaning given to such term in the Security Agreement.

      "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

      "Security Agreement" shall mean the Security Agreement dated as of the Closing Date between the Borrower and the Agent, for the benefit of the Secured Parties, and accepted and agreed to by the Lessee.

      "Security Assets" shall have the meaning given to such term in Section 2 of the Security Agreement.

      "Security Documents" shall mean the collective reference to the Security Agreement, the Mortgage Instruments, (to the extent the Lease is construed as a security instrument) the Lease, the UCC Financing Statements and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Note Purchase Agreement, the Tranche B Credit Agreement, the Cash Collateral Credit Agreement and/or under any of the other Credit Documents.

      "Settlement Date" shall mean, with respect to the Called Principal of any Tranche A Note, the date on which such Called Principal is to be prepaid or has become or is declared to be immediately due and payable, as the context requires.

      "Soft Costs" shall mean all costs which are ordinarily and reasonably incurred in relation to the acquisition, development, installation, construction, improvement and testing of the Property other than Hard Costs, including without limitation structuring fees, administrative fees, legal fees, upfront fees, fees and expenses related to appraisals, title examinations, title insurance, document recordation, surveys, environmental site assessments, geotechnical soil investigations and similar costs and professional fees customarily associated with a real estate closing, the fees and expenses of the Lessor payable or reimbursable under the Operative Agreements and costs and expenses incurred pursuant to Sections 7.3(a) and 7.3(b) of the Participation Agreement.

      "Source" shall have the meaning given to such term in Section 6.2 of the Note Purchase Agreement.

      "Structural Guarantee" shall mean that certain Structural Guarantee dated as of September 26, 2001 from the Guarantor in favor of the Beneficiaries.

      "Subsidiary" shall mean, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one (1) or more Subsidiaries, or by such Person and one (1) or more Subsidiaries.

      "Successor Person" shall have the meaning given to such term in Section 8.3B.1 of the Participation Agreement.

      "Supplemental  Amounts"  shall  have the  meaning  given  to such  term in
Section 9.18 of the Tranche B Credit Agreement, Section 9.18 of the Cash Collateral Credit Agreement and Section 22.14 of the Note Purchase Agreement, respectively.

      "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor, the Agent, the Primary Financing Parties or any other Person under the Lease or under any of the other Operative Agreements including without limitation payments of the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

      "Tax Affiliate" means, with respect to any corporate Person, any member of an affiliated group (within the meaning of Section 1504(a) of the Code or any similar provision of state or local law) in which such Person is a member, "former Tax Affiliate" means, with respect to any corporate Person, any other Person that had been but is not currently affiliated (within the meaning of Section 1504(a) of the Code or any similar provision of state or local law) with such Person, with respect to the period of their affiliation.

      "Taxes"   shall  have  the  meaning   specified  in  the   definition   of
"Impositions".

      "Term" shall mean, collectively, the Interim Term and the Basic Term.

      "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

      "Termination Event" shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, (b) the withdrawal of the Lessee or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA,
(d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or
(f) the complete or partial withdrawal of the Lessee or any ERISA Affiliate from a Multiemployer Plan.

      "Termination Notice" shall have the meaning specified in Section 16.1 of the Lease.

      "Termination Value" shall mean the sum of (a) the outstanding aggregate purchase price paid by the Tranche A Note Purchasers for the Tranche A Notes (minus any amounts then on deposit in the Escrow Account), plus (b) the outstanding aggregate principal amount of Tranche B Loans, plus (c) the outstanding aggregate principal amount of Cash Collateral Loans, plus (d) any accrued and unpaid interest owing to the Tranche A Note Purchasers, the Tranche B Lenders or the Cash Collateral Lenders under the Tranche A Notes, the Tranche B Notes and the Cash Collateral Notes, plus (e) with respect to the Tranche B Lenders and the Cash Collateral Lenders, any amounts payable pursuant to Section
11.4 of the Participation Agreement, and with respect to the Tranche A Note Purchasers, the Make-Whole Amount, plus (f) to the extent the same is not duplicative of the amounts payable under clauses (a) through (e) above, all other Rent and other amounts then due and payable or accrued under the Agency Agreement, Lease and/or under any other Operative Agreement (including without limitation amounts under Sections 11.1 and 11.2 of the Participation Agreement and all costs and expenses referred to in clause FIRST of Section 22.2 of the Lease).

      "Total Capitalization" means, at any date of determination calculated for the Lessee and its Consolidated Subsidiaries the sum of (i) Net Worth plus (ii) Funded Indebtedness of the Lessee and its Consolidated Subsidiaries.

      "Tranche A Commitments" shall mean the obligation of the Tranche A Note Purchasers to purchase the Tranche A Notes from the Borrower in an aggregate principal amount not to exceed the aggregate of the amounts set forth opposite each Tranche A Note Purchaser's name on Schedule A to the Note Purchase Agreement; provided, no Tranche A Note Purchaser shall be obligated to purchase Tranche A Notes in excess of such Tranche A Note Purchaser's share of the Tranche A Commitments as set forth adjacent to such Tranche A Note Purchaser's name on Schedule A to the Note Purchase Agreement.

      "Tranche A Mortgage Instruments" means each deed of trust and any other instrument executed by the Borrower and the Lessee in favor of the Agent (for the benefit of the Tranche A Note Purchasers) and evidencing a Lien on the Property, in form and substance reasonably acceptable to the Tranche A Note Purchasers.

      "Tranche A Non-GAAP Interest Expense" shall mean, for any Interest Period during the Construction Period, the interest payable pursuant to the Tranche A Notes on that portion of the Tranche A Proceeds then remaining in the Escrow Account minus any income earned from the investment of Tranche A Proceeds in Cash Equivalents pursuant to Section 5.12 of the Participation Agreement.

      "Tranche A Note" shall have the meaning given to it in Section 1 of the Note Purchase Agreement.

      "Tranche A Note Purchasers" shall mean the several institutional investors from time to time party to the Note Purchase Agreement that commit to purchase or otherwise hold from time to time the Tranche A Notes.

      "Tranche A Obligations" means the collective reference to all obligations, now existing or hereafter arising, owing by the Borrower and/or the Lessee and/or any of their affiliates to the Tranche A Note Purchasers under or pursuant to the Operative Agreements whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Note Purchase Agreement, the Lease Agreement, the Agency Agreement, the Tranche A Notes or any of the other Operative Agreements, whether on account of principal, advanced amounts, interest, Make-Whole Amount, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Tranche A Note Purchasers) that are required to be paid by the Borrower and/or the Lessee pursuant to the terms of the Operative Agreements.

      "Tranche A Proceeds" shall mean the proceeds from the sale of the Tranche A Notes to the Tranche A Note Purchasers pursuant to the Tranche A Commitment.

      "Tranche B Commitments" shall mean the obligation of the Tranche B Lenders to make the Tranche B Loans to the Lessor in an aggregate principal amount at any one time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche B Lender's name on Schedule 2.1 to the Tranche B Credit Agreement, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Tranche B Lender shall be obligated to make Tranche B Loans in excess of such Tranche B Lender's share of the Tranche B Commitments as set forth adjacent to such Tranche B Lender's name on Schedule 2.1 to the Tranche B Credit Agreement.

      "Tranche B Credit Agreement" shall mean the Tranche B Credit Agreement, dated as of the Closing Date, among the Borrower, the Agent and the Tranche B Lenders, as specified therein.

      "Tranche B Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Tranche B Credit Agreement Event of Default.

      "Tranche B Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Tranche B Credit Agreement.

      "Tranche B Eurodollar Loans" shall mean Tranche B Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

      "Tranche B Lenders" shall mean First Union National Bank and shall include the several banks and other financial institutions from time to time party to the Tranche B Credit Agreement that commit to make the Tranche B Loans.

      "Tranche B Loan" shall mean the loans made pursuant to the Tranche B Commitments.

      "Tranche B Mortgage Instruments" means each deed of trust and any other instrument executed by the Borrower and the Lessee in favor of the Agent (for the benefit of the Tranche B Lenders) and evidencing a Lien on the Property, in form and substance reasonably acceptable to the Tranche B Lenders.

      "Tranche B Note" shall have the meaning given to it in Section 2.2 of the Tranche B Credit Agreement.

      "Tranche B Obligations" means the collective reference to all obligations, now existing or hereafter arising, owing by the Borrower and/or the Lessee and/or any of their affiliates to the Tranche B Lenders under or pursuant to the Operative Agreements whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Tranche B Credit Agreement, the Lease Agreement, the Agency Agreement, the Tranche B Notes, or any of the other Operative Agreements, whether on account of principal, advanced amounts, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Tranche B Lenders) that are required to be paid by the Borrower and/or the Lessee pursuant to the terms of the Operative Agreements.

      "Transaction Expenses" shall mean all Soft Costs and all other costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation all costs and expenses described in
Section 7 of the Participation Agreement and the following:

            (a) the reasonable fees, out-of-pocket expenses and disbursements of Moore & Van Allen PLLC and Chapman and Cutler, as counsel to the Financing Parties, and of counsel to the Lessee in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements, but excluding in all cases the fees, expenses and disbursements of counsel to any individual Tranche A Note Purchaser or Tranche B Lender or Cash Collateral Lender;

            (b) the reasonable fees, out-of-pocket expenses and disbursements of accountants for the Lessee in connection with the transaction contemplated by the Operative Agreements;

            (c) any and all other reasonable fees, charges or other amounts payable to the Primary Financing Parties, the Agent, the Escrow Agent or the Lessor which arises under any of the Operative Agreements;

            (d) any other reasonable fees, out-of-pocket expenses, disbursements or costs of any party to the Operative Agreements or any of the other transaction documents; and

            (e) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreements.

      "Tribunal"  shall  mean  any  state,   commonwealth,   federal,   foreign,
territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.

      "Type" shall mean, as to any Tranche B Loan or any Cash Collateral Loan, whether it is an ABR Loan or a Eurodollar Loan.

      "UCC Financing Statements" shall mean collectively the Primary Financing Party Financing Statements and the Lessor Financing Statements.

      "Unfunded Liability" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all accrued benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Lessee or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

      "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

      "U.S. Person" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

      "U.S. Taxes" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

      "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      "Wholly-Owned Entity" shall mean a Person all of the shares of capital stock or other ownership interest of which are owned by a referent Person and/or one of such referent Person's wholly-owned Subsidiaries or other wholly-owned entities.

      "Withdraw Liability" shall have the meaning given to such term under Part I of Subtitle E of Title IV of ERISA.

      "Withholdings" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

      "Work" shall mean the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods and/or services with respect to the Property.